Execution Version

AMENDMENT NO. 2, dated as of February 19, 2025 (this “Amendment”), to the Credit Agreement, dated as of January 13, 2022 (as amended by Amendment No. 1, dated as of June 21, 2024, and as further amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), by and among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH PARENT LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party thereto from time to time and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement as amended by this Amendment.
WHEREAS, the Borrower wishes to (i) incur Credit Agreement Refinancing Indebtedness pursuant to Section 2.19(a) of the Credit Agreement and establish a new Class of Term Loans in connection therewith (the “Term B-2 Loans”), the proceeds of which will be used to refinance all of the Term B-1 Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date (as defined below) (the “Refinancing”) and (ii) make certain other amendments to the Credit Agreement in connection therewith;
WHEREAS, each Lender with outstanding Term B-1 Loans that has executed a signature page to this Amendment has agreed, to the extent set forth on such signature page, to convert all of such Term B-1 Loans (or such lesser amount as may be notified to such Lender by the Administrative Agent prior to the Amendment No. 2 Effective Date) to Term B-2 Loans in the amount set forth opposite such Lender’s name under the heading “Converted Term B-1 Loans” on Schedule I;
WHEREAS, JPMorgan Chase Bank, N.A. (in such capacity, the “Additional Term B-2 Lender”) has agreed to provide the Additional Term B-2 Commitment in the amount set forth opposite its name under the heading “Additional Term B-2 Commitment” on Schedule I;
WHEREAS, each Lender with a Converted Term B-1 Loan and the Additional Term B-2 Lender (which collectively constitute Required Lenders) has agreed to the amendments effected by this Amendment;
WHEREAS, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., RBC Capital Markets,1 Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and Standard Chartered Bank have been appointed as joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”) for the Amendment and the Term B-2 Loans;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

US-DOCS\157268361.10

SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
SECTION 2. Effectiveness. This Amendment shall become effective on the date (such date and time of effectiveness, the “Amendment No. 2 Effective Date”) that each of the conditions precedent set forth below shall have been satisfied:
(a)The Administrative Agent shall have received executed counterparts hereof from each of the Loan Parties, each Lender with a Converted Term B-1 Loan, and the Additional Term B-2 Lender;
(b)The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York counsel for the Loan Parties, and regulatory counsel for the Loan Parties reasonably acceptable to the Administrative Agent, as to such matters as the Administrative Agent may reasonably request and in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Borrower hereby requests such counsels to deliver such opinions;
(c)The Administrative Agent shall have received a Borrowing Request requesting the borrowing of the Term B-2 Loans and a notice of prepayment of the Term B-1 Loans ;
(d)The Administrative Agent shall have received a certificate from the chief financial officer or chief operating officer of the Borrower (x) in the form of Exhibit R to the Credit Agreement certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the transactions to be consummated on the Amendment No. 2 Effective Date and (y) as to the representations and warranties set forth in Section 3 hereof;
(e)The Administrative Agent shall have received copies of lien searches in such jurisdictions as the Lead Arrangers may reasonably request (it being understood that lien searches in the jurisdiction of organization or formation of each Loan Party shall be sufficient);
(f)The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment No. 2 Effective Date, substantially in the form of Exhibit G to the Credit Agreement with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (g) of this Section;
(g)The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, or a certification from such Loan Party that its Organizational Documents in the form delivered to the Administrative Agent on the Closing Date have not been amended or modified since the date of such delivery and are in full force and effect, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the

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US-DOCS\157268361.10

Amendment No. 2 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;
(h)The Borrower shall have paid, or concurrently herewith shall pay to JPMorgan Chase Bank, N.A. such fees as have separately been agreed by JPMorgan Chase Bank, N.A. and the Borrower and, to the extent invoiced, the reasonable and documented out-of-pocket expenses of the Administrative Agent and the Lead Arrangers in connection with this Amendment (including the reasonable fees and expenses of Latham & Watkins LLP, counsel to the Lead Arrangers and the Administrative Agent);
(i)(i) The Administrative Agent shall have received, at least five days prior to the Amendment No. 2 Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, to the extent reasonably requested in writing of the Borrower at least ten days prior to the Amendment No. 2 Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment No. 2 Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten days prior to the Amendment No. 2 Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied); and
(j)The Borrower shall consummate the Refinancing substantially concurrently with the funding of the Term B-2 Loans on the Amendment No. 2 Effective Date.
SECTION 3. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Loan Parties represents and warrants to each of the Lenders and the Administrative Agent that, as of the Amendment No. 2 Effective Date, both before and after giving effect to the transactions contemplated by this Amendment:
(a)    no Default or Event of Default exists; and
(b)    the representations and warranties of each Loan Party contained in Article III of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.
SECTION 4. Reference to and Effect on the Loan Documents; Reaffirmation.
(a)On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit

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US-DOCS\157268361.10

Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (or otherwise affect) any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.
(b)Each of the Loan Parties, (i) hereby consents to the Amendment, (ii) without limiting its obligations under, or the provisions of, the Guarantee Agreement, hereby confirms its respective guarantees, as applicable, under the Guarantee Agreement, (iii) without limiting its obligations under, or the provisions of, the Collateral Agreement, hereby confirms its respective assignments, pledges and grants of security interests, as applicable, under the Collateral Agreement and each of the other Loan Documents to which it is party, (iv) without limiting its obligations under, or the provisions of, any Loan Document, hereby confirms that the obligations of the Borrower under the Credit Agreement are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the Collateral Agreement and the other Loan Documents and constitute “Obligations,” “Loan Document Obligations,” “Secured Obligations” or other similar term for purposes thereof, (v) hereby agrees that, after giving effect to this Amendment, such guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties, (vi) hereby ratifies, confirms and agrees that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and after giving effect to the Amendment and the transactions contemplated hereby continue to secure full payment and performance of the obligations under the Credit Agreement and such Liens continue unimpaired with the same priority to secure repayment of such obligations whether heretofore or hereafter incurred and no new filings are required to be made and no other action is required to be taken to perfect or to maintain the perfection of such Liens and (vii) the Obligations of Borrower and the other Loan Parties under the Credit Agreement that remain unpaid and outstanding as of the Amendment No. 2 Effective Date shall continue to exist under and be evidenced by the Credit Agreement and the other Loan Documents.
(c)Each of the Loan Parties further agrees to take any action that may be required or that is requested by the Administrative Agent to ensure compliance by Holdings or the Borrower with the provisions of Section 5.12 of the Credit Agreement and hereby reaffirms its obligations under each similar provision of each Loan Document to which it is a party.
SECTION 5. Applicable Law; Waiver of Jury Trial.
(A)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(B)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

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US-DOCS\157268361.10

AMENDMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 6. Submission to Jurisdiction; Consent to Service of Process. This Amendment shall further be subject to the provisions of Sections 9.09(b), (c) and (d) of the Credit Agreement mutatis mutandis.
SECTION 7. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, electronic records or the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9. Lead Arrangers. Notwithstanding any other provision of this Amendment or any provision of the Credit Agreement or any other Loan Document, each Lead Arranger is named as such herein for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Amendment, the Credit Agreement or any other Loan Document. Without limitation of the foregoing, the Lead Arrangers in their respective capacities as such shall not, by reason of this Amendment, the Credit Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.
[Signature pages to follow]

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US-DOCS\157268361.10

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
VFH PARENT LLC, as Borrower
By: /s/ Joseph Molluso__________________
 Name: Joseph Molluso
Title: Co-President and Co-Chief Operating
Officer

VIRTU FINANCIAL LLC, as Holdings

By: /s/ Joseph Molluso__________________
 Name: Joseph Molluso
Title: Co-President and Co-Chief Operating
Officer

[Signature Page to Amendment No. 2]

GLOBAL COLOCATION SERVICES LLC
IMPALA BORROWER LLC
NATIONAL TOWER COMPANY LLC
ORCHESTRA BORROWER LLC
SERVICES DEVELOPMENT COMPANY LLC
VIRTU FINANCIAL ENERGY AND
COMMODITIES, LLC
VIRTU FINANCIAL F/X LLC
VIRTU FINANCIAL GLOBAL SERVICES LLC
VIRTU FINANCIAL OPERATING LLC
VIRTU FINANCIAL SERVICES LLC
VIRTU GETCO HOLDING COMPANY LLC
VIRTU ITG ANALYTICS LLC
VIRTU ITG GLOBAL PRODUCTION LLC
VIRTU ITG GLOBAL TRADING LLC
VIRTU ITG HOLDINGS LLC
VIRTU ITG PLATFORMS LLC
VIRTU ITG SOFTWARE SOLUTIONS LLC
VIRTU ITG SOLUTIONS NETWORK LLC
VIRTU KCG HOLDINGS LLC
VIRTU KNIGHT CAPITAL GROUP LLC
VIRTU STRATEGIC HOLDINGS LLC
VIRTU TECHNOLOGIES LLC,
as a Subsidiary Loan Party

By: /s/ Joseph Molluso__________________
 Name: Joseph Molluso
Title: Co-President and Co-Chief Operating
Officer

VALOR CO-ISSUER, INC.,
as a Subsidiary Loan Party

By: /s/ Joseph Molluso__________________
 Name: Joseph Molluso
Title: Vice President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:    /s/ Christian Graham
    Name: Christian Graham
    Title: Vice President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as Additional Term B-2 Lender
By:    /s/ Christian Graham
    Name: Christian Graham
    Title: Vice President

[Signature Page to Amendment No. 2]

Term Lender Signature Pages on File with the Administrative Agent.

US-DOCS\157268361.10

Schedule I
Converted Term B-1 Loans

Lender	Converted Term B-1 Loans
On file with the Administrative Agent	$1,168,824,475.13
TOTAL	$1,168,824,475.13

Additional Term B-2 Commitment

Additional Term B-2 Lender	Additional Term B-2 Commitment
JPMorgan Chase Bank, N.A.	$76,175,524.87
TOTAL	$76,175,524.87

US-DOCS\157268361.10

Exhibit A

See attached.

US-DOCS\157268361.10

~~Execution~~Final Version
EXHIBIT A TO AMENDMENT NO. ~~1~~2
MARKED VERSION REFLECTING CHANGES
PURSUANT TO AMENDMENT NO. 1
ADDED TEXT SHOWN UNDERSCORED
DELETED TEXT SHOWN STRIKE-THROUGH

CREDIT AGREEMENT

dated as of January 13, 2022,

as amended by Amendment No. 1 dated as of June 21, 2024
and Amendment No. 2 dated as of February 19, 2025

among

VIRTU FINANCIAL LLC,
as Holdings,

VFH PARENT LLC,
as Borrower,

The Lenders, Issuing Banks and Swingline Lender Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
RBC CAPITAL MARKETS,2
~~GOLDMAN SACHS BANK~~GOLDMAN SACHS BANK USA,
~~RBC CAPITAL MARKETS3,~~
~~BOFA SECURITIES, INC.~~
~~BARCLAYS BANK~~BARCLAYS BANK PLC,
~~JEFFERIES FINANCE~~JEFFERIES FINANCE LLC,
and
~~CIBC WORLD MARKETS CORP.~~
2 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.
~~1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.~~

STANDARD CHARTERED BANK,
as Joint Lead Arrangers and Bookrunners

Doc#: US1:14523227v1

Doc#: US1:~~15479325v8~~26531040v4
US-DOCS\147886149.3
US-DOCS\157269920.12

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS    1
Section 1.01.    Defined Terms    1
Section 1.02.    Classification of Loans and Borrowings    ~~78~~79
Section 1.03.    Terms Generally    79
Section 1.04.    Accounting Terms; GAAP    ~~79~~80
Section 1.05.    Effectuation of Transactions    80
Section 1.06.    Currency Translation    80
Section 1.07.    Divisions    ~~80~~81
Section 1.08.    Limited Condition Transactions    81
Section 1.09.    Interest Rates; Benchmark Notification    ~~81~~82
Section 1.10.    Letter of Credit Amounts    82
ARTICLE 2 THE CREDITS    ~~82~~83
Section 2.01.    Commitments    ~~82~~83
Section 2.02.    Loans and Borrowings    83
Section 2.03.    Requests for Borrowings    ~~83~~84
Section 2.04.    Funding of Borrowings    ~~84~~85
Section 2.05.    Interest Elections    ~~85~~86
Section 2.06.    Termination and Reduction of Commitments    ~~86~~87
Section 2.07.    Repayment of Loans; Evidence of Debt    ~~87~~88
Section 2.08.    Amortization of Term Loans    88
Section 2.09.    Prepayment of Loans    ~~88~~89
Section 2.10.    Fees    ~~100~~101
Section 2.11.    Interest    ~~101~~102
Section 2.12.    Alternate Rate of Interest    ~~102~~103
Section 2.13.    Increased Costs    ~~104~~105
Section 2.14.    Break Funding Payments    106
Section 2.15.    Taxes    ~~106~~107
Section 2.16.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    110
Section 2.17.    Mitigation Obligations; Replacement of Lenders    ~~111~~112
Section 2.18.    Incremental Credit Extensions    ~~112~~113
Section 2.19.    Refinancing Amendments; Maturity Extension    118
Section 2.20.    [Reserved]    ~~119~~120
Section 2.21.    Defaulting Lenders    120
Section 2.22.    Letters of Credit.    ~~122~~123
Section 2.23.    Swingline Loans    128
ARTICLE 3 REPRESENTATIONS AND WARRANTIES    ~~130~~131
Section 3.01.    Organization; Powers    ~~130~~131
i

Section 3.02.    Authorization; Enforceability    ~~130~~131
Section 3.03.    Governmental Approvals; No Conflicts    131
Section 3.04.    Financial Condition; No Material Adverse Effect    ~~131~~132
Section 3.05.    Properties    ~~131~~132
Section 3.06.    Litigation and Environmental Matters    132
Section 3.07.    Compliance with Laws and Agreements    ~~132~~133
Section 3.08.    Investment Company Status    ~~132~~133
Section 3.09.    Taxes    ~~132~~133
Section 3.10.    ERISA    133
Section 3.11.    Disclosure    ~~133~~134
Section 3.12.    Subsidiaries    ~~133~~134
Section 3.13.    Intellectual Property; Licenses, Etc.    ~~133~~134
Section 3.14.    Solvency    ~~134~~135
Section 3.15.    Senior Indebtedness    ~~134~~135
Section 3.16.    Federal Reserve Regulations    ~~134~~135
Section 3.17.    Use of Proceeds    ~~134~~135
Section 3.18.    Regulatory Status and Memberships Held    ~~134~~135
Section 3.19.    PATRIOT Act, OFAC and FCPA    ~~135~~136
Section 3.20.    EEA Financial Institutions    ~~135~~136
Section 3.21.    Outbound Investment Rules    136
ARTICLE 4 CONDITIONS    ~~136~~137
Section 4.01.    Closing Date    ~~136~~137
Section 4.02.    Each Credit Event    ~~138~~139
ARTICLE 5 AFFIRMATIVE COVENANTS    ~~138~~140
Section 5.01.    Financial Statements and Other Information    ~~139~~140
Section 5.02.    Notices of Material Events    ~~142~~144
Section 5.03.    Information Regarding Collateral    ~~143~~144
Section 5.04.    Existence; Conduct of Business    ~~144~~145
Section 5.05.    Payment of Taxes, Etc.    ~~144~~145
Section 5.06.    Maintenance of Properties    ~~144~~145
Section 5.07.    Insurance    ~~144~~145
Section 5.08.    Books and Records; Inspection and Audit Rights; Quarterly Teleconferences    ~~144~~146
Section 5.09.    Compliance with Laws    ~~145~~147
Section 5.10.    Use of Proceeds    ~~145~~147
Section 5.11.    Additional Subsidiaries    ~~146~~147
Section 5.12.    Further Assurances    ~~146~~148
Section 5.13.    Designation of Subsidiaries    ~~147~~148
Section 5.14.    Maintenance of Ratings    ~~147~~149
Section 5.15.    Regulatory Matters    ~~147~~149

ARTICLE 6 NEGATIVE COVENANTS    ~~148~~149
Section 6.01.    Indebtedness; Certain Equity Securities    ~~148~~149
Section 6.02.    Liens    ~~156~~158
Section 6.03.    Fundamental Changes    ~~160~~161
Section 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions    ~~163~~165
Section 6.05.    Asset Sales    ~~167~~168
Section 6.06.    Material Intellectual Property    ~~169~~170
Section 6.07.    Swap Agreements    ~~169~~171
Section 6.08.    Restricted Payments; Certain Payments of Indebtedness    ~~170~~171
Section 6.09.    Transactions with Affiliates    ~~174~~175
Section 6.10.    Restrictive Agreements    ~~175~~176
Section 6.11.    Amendment of Junior Financing    ~~177~~178
Section 6.12.    Net First Lien Leverage Ratio    ~~177~~178
Section 6.13.    Changes in Fiscal Periods    ~~177~~178
Section 6.14.    Outbound Investment Rules    179
ARTICLE 7 EVENTS OF DEFAULT    ~~177~~179
Section 7.01.    Events of Default    ~~177~~179
Section 7.02.    Right to Cure    ~~181~~183
ARTICLE 8 ADMINISTRATIVE AGENT AND COLLATERAL AGENT    ~~183~~184
Section 8.01.    General    ~~183~~184
Section 8.02.    Certain ERISA Matters    ~~189~~191
ARTICLE 9 MISCELLANEOUS    ~~191~~192
Section 9.01.    Notices    ~~191~~192
Section 9.02.    Waivers; Amendments    ~~194~~195
Section 9.03.    Expenses; Limitation of Liability; Indemnity, Etc    ~~199~~201
Section 9.04.    Successors and Assigns    ~~202~~203
Section 9.05.    Survival    ~~207~~209
Section 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution of Assignments and Certain Other Documents    ~~208~~210
Section 9.07.    Severability    ~~209~~211
Section 9.08.    Right of Setoff    ~~209~~211
Section 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    ~~210~~212
Section 9.10.    Waiver of Jury Trial    ~~211~~213
Section 9.11.    Headings    ~~211~~213
Section 9.12.    Confidentiality    ~~211~~213
Section 9.13.    USA Patriot Act    ~~213~~215

Section 9.14.    Release of Liens and Guarantees    ~~213~~215
Section 9.15.    No Advisory or Fiduciary Responsibility    ~~215~~217
Section 9.16.    Interest Rate Limitation    ~~215~~217
Section 9.17.    Lender Action    ~~216~~217
Section 9.18.    Marshalling; Payments Set Aside    ~~216~~218
Section 9.19.    Margin Stock; Collateral    ~~216~~218
Section 9.20.    Acknowledgement and Consent to Bail-in of Affected Financial Institutions    ~~216~~218
Section 9.21.    Acknowledgement Regarding Any Supported QFCs    ~~217~~219

SCHEDULES:
Schedule 1.01(a)    —    Disqualified Lenders
Schedule 3.12    —    Subsidiaries
Schedule 3.18    —    Regulatory Status and Memberships Held
Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens
Schedule 6.04(e)    —    Existing Investments
Schedule 6.05    —    Dispositions
Schedule 6.09    —    Existing Affiliate Transactions
Schedule 6.10    —    Existing Restrictions
Schedule 9.01    —    Notices
EXHIBITS:
Exhibit A-1    —    Form of Assignment and Assumption
Exhibit A-2    —    Form of Borrower Assignment and Assumption
Exhibit B    —    Form of Guarantee Agreement
Exhibit C    —    Form of Perfection Certificate
Exhibit D    —    Form of Collateral Agreement
Exhibit E    —    Form of Note
Exhibit F-1    —    Form of First Lien Intercreditor Agreement
Exhibit F-2    —    Form of Junior Lien Intercreditor Agreement
Exhibit G    —    Form of Closing Date Certificate
Exhibit H    —    Form of Intercompany Note
Exhibit I    —    Form of Specified Discount Prepayment Notice
Exhibit J    —    Form of Specified Discount Prepayment Response
Exhibit K    —    Form of Discount Range Prepayment Notice
Exhibit L    —    Form of Discount Range Prepayment Offer
Exhibit M    —    Form of Solicited Discounted Prepayment Notice
Exhibit N    —    Form of Solicited Discounted Prepayment Offer
Exhibit O    —    Form of Acceptance and Prepayment Notice
Exhibit P-1    —    Form of U.S. Tax Compliance Certificate (For Foreign             Lenders That Are Not Partnerships For U.S. Federal Income             Tax Purposes)
Exhibit P-2    —    Form of U.S. Tax Compliance Certificate (For Foreign             Lenders That Are Partnerships For U.S. Federal Income             Tax Purposes)
Exhibit P-3    —    Form of U.S. Tax Compliance Certificate (For Non-U.S.             Participants That Are Not Partnerships For U.S. Federal             Income Tax Purposes)
Exhibit P-4    —    Form of U.S. Tax Compliance Certificate (For Non-U.S.             Participants That Are Partnerships For U.S. Federal                 Income Tax Purposes)
Exhibit Q    —    Form of Closing Certificate
Exhibit R    —    Form of Solvency Certificate
Exhibit S    —    Form of Compliance Certificate
Exhibit T    —    Form of Notice of Borrowing
v

CREDIT AGREEMENT, dated as of January 13, 2022 (this “Agreement”), among VIRTU FINANCIAL LLC, a Delaware limited liability company (“Holdings”), VFH PARENT LLC, a Delaware limited liability company (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (including any of its designated branch offices or affiliates, and any successor thereto, the “Administrative Agent”), as an Issuing Bank, and as the Swingline Lender, each other Issuing Bank from time to time party hereto and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
The parties hereto agree as follows:
ARTICLE 1
Definitions
Section 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(2).
“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(3).
“Acceptance and Prepayment Notice” means an irrevocable written notice from the Borrower accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.09(a)(ii)(D) substantially in the form of Exhibit O.
“Acceptance Date” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(2).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.
“Acquired Entity or Business” has the meaning assigned to such term in clause (b)(III) of the definition of the term “Consolidated EBITDA.”
“Acquisition Debt” has the meaning assigned to such term in the definition of “Incremental Cap.”
“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.
“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Facility pursuant to an Incremental

Revolving Facility Amendment in accordance with Section 2.18 or (b) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment in accordance with Section 2.19; provided that each Additional Revolving Lender (other than any Person that is a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender at such time) shall be subject to the approval of the Administrative Agent and, if such Additional Revolving Lender will provide loans under an Incremental Revolving Facility or any Other Revolving Commitment, the Swingline Lender and each Issuing Bank (such approval, in each case, not to be unreasonably withheld or delayed) and the Borrower.
“Additional Term B-2 Commitment” means, with respect to the Additional Term B-2 Lender, its commitment to make a Term B-2 Loan on the Second Amendment Effective Date in a principal amount equal to the excess of (x) the aggregate principal amount of Term B-1 Loans outstanding immediately prior to the Second Amendment Effective Date over (y) the aggregate principal amount of Converted Term B-1 Loans (which amount shall be, for the avoidance of doubt, $76,175,524.87).
“Additional Term B-2 Lender” has the meaning specified in the Second Amendment.
“Additional Term Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Term Facility pursuant to an Incremental Term Facility Amendment in accordance with Section 2.18 or (b) Credit Agreement Refinancing Indebtedness in the form of Other Term Loans or Other Term Commitments pursuant to a Refinancing Amendment in accordance with Section 2.19; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Borrower.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) in respect of Initial Revolving Loans, 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” has the meaning set forth in the preamble hereto.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.
“Agent” or “Agents” has the meaning assigned to such terms in Section 8.01.
“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).
“Agreement” has the meaning set forth in the preamble hereto.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, or any interest rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower to lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include structuring fees, commitment fees, amendment fees, arrangement fees and any similar fees and customary consent fees for an amendment paid generally to consenting lenders; provided, further, that, with respect to any Loans of an applicable Class that includes an Adjusted Term SOFR Rate floor or Alternate Base Rate floor, (1) to the extent that the Adjusted Term SOFR Rate (with a three-month Interest Period) or Alternate Base Rate (in each case without giving effect to any floor) on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Adjusted Term SOFR Rate (with a three-month Interest Period) or Alternate Base Rate (in each case without giving effect to any floor) on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).
“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.
“Applicable Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(2).
“Applicable Fronting Exposure” means, (a) with respect to any Person that is an Issuing Bank at any time, the sum of (i) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (ii) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (b) with respect to any Person that is a Swingline Lender at any time, the aggregate amount of all Swingline Loans issued by such Person in its capacity as a Swingline Lender (if applicable) that have not yet been reimbursed by or on behalf of the Borrower or been funded by other Revolving Lenders at such time.
“Applicable Parties” has the meaning assigned to such term in Section 9.01(c)(iii).
“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Total Revolving Commitments represented by such Lender’s Revolving Commitment at such time and, solely for purposes of any reallocations made pursuant to Section 2.21(d), after giving effect to any Revolving Lender’s status as a Defaulting Lender at the time of determination. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means, for any day:
(i)    with respect to (x) any Initial Revolving Loan that is a Term Benchmark Loan, 2.50% and (y) any Initial Revolving Loan that is an ABR Loan, 1.50%; and
(ii)    with respect to (x) any Term B~~-1~~-2 Loan that is a Term Benchmark Loan, ~~2.75~~2.50% and (y) any Term B~~-1~~-2 Loan that is an ABR Loan, ~~1.75~~1.50%.
Notwithstanding the foregoing, the Applicable Rate for any Term Loans or Revolving Loans of any Class other than the Term B~~-1~~-2 Loans and the Revolving Loans made pursuant to Revolving Commitments established on the First Amendment Effective Date shall be as set forth in the Refinancing Amendment, Incremental Term Facility Amendment or Incremental Revolving Facility Amendment, as applicable, relating to such Class. The Applicable Rate for any Term B~~-1~~-2 Loans may be increased as necessary to comply with the requirements of Section 2.18(a)(ii).
“Application” means an application, in such form as the applicable Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.
“Approved Bank” has the meaning assigned to such term in clause (c) of the definition of the term “Permitted Investments.”
“Approved Electronic Platform” has the meaning assigned to such term in Section 9.01(c)(i).
“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale Percentage” means, with respect to any prepayment required by Section 2.09(b) in respect of a Prepayment Event described in clause (a) of the definition of “Prepayment Event”, with respect to any fiscal quarter (or other applicable period) of the Borrower, if the Net First Lien Leverage Ratio (after giving effect to such Prepayment Event and any application of proceeds thereof (including to prepayment of Indebtedness or to hold as unrestricted cash or Permitted Investments)) as of the end of such fiscal quarter (or other applicable period) is (a) greater than 2.50 to 1.00, 100% of the Net Proceeds of such Prepayment Event, (b) equal to or less than 2.50 to 1.00 but greater than 2.25 to 1.00, 50% of the

Net Proceeds of such Prepayment Event and (c) equal to or less than 2.25 to 1.00, 0% of the Net Proceeds of such Prepayment Event.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A-1 or any other form (including electronic records generated by the use of an electronic platform) reasonably approved by the Administrative Agent.
“Assumed Tax Rate” means the greater of (i) 45% and (ii) the maximum marginal combined federal, state and local income tax rate applicable at such time to a natural person residing in New York City, New York.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.09(a)(ii); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Audited Financial Statements” means the audited consolidated balance sheet of Holdings for the fiscal year ended December 31, 2020 and the related consolidated statements of income, changes in equity and cash flows of Holdings, including the notes thereto.
“Available RP Capacity Amount” means, at any time of determination, the aggregate amount of Restricted Payments that may be made at such time pursuant to clauses (vii), (viii), (x) and (xi) of Section 6.08(a), minus the sum of the amount of the Available RP Capacity Amount under clauses (vii) and (x) of Section 6.08(a) utilized by the Borrower or any Restricted Subsidiary to make Restricted Payments in reliance on such clauses (it being understood that utilization of the Available RP Capacity Amount for purposes of incurrence of Indebtedness under Section 6.01(a)(xxvi) shall reduce the amount available under the applicable clause in Section 6.08(a) so long as such Indebtedness remains outstanding).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-in Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
x

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Event” means with respect to any Person, such Person becomes insolvent or is otherwise the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) the Daily Simple SOFR;
(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“BHC Act Affiliate” has the meaning assigned to such term in Section 9.21(b).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to such term in the preamble.
“Borrower Assignment and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit A-2, or any other form reasonably approved by the Administrative Agent.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.09(a)(ii)(B).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.09(a)(ii)(C).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.09(a)(ii)(D).
“Borrowing” means (i) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Broker-Dealer Subsidiary” means any Restricted Subsidiary that is registered as (a) a broker or a dealer pursuant to Section 15 of the Exchange Act or (b) a broker or a dealer or an underwriter under any foreign securities law.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, when used in connection with a determination of the Term SOFR Reference Rate, the term “Business Day” means any such day that is also a day on which banks are open for business in Chicago.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP as in effect as of

December 15, 2018, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect as of December 15, 2018, recorded as capitalized leases or finance leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.
“Cash Management Obligations” means obligations of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.
“Casualty Event” means any event that gives rise to the receipt by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary of Holdings of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” has the meaning assigned to such term in the definition of “Excluded Domestic Subsidiary.”
“Change in Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act) other than Holdings, one or more or its Restricted Subsidiaries, or one or more Permitted Holders; (b) the adoption of a plan relating to the liquidation or dissolution of Holdings; (c) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (each as defined above) other than one or more Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares, units or the like; (d) the failure of either VFI or Holdings, directly or indirectly through Wholly Owned Subsidiaries, to own all of the Equity Interests of the Borrower; or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness that is Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, Permitted Unsecured Refinancing Debt, Incremental Equivalent Debt or Junior Financing.
In addition, notwithstanding the foregoing, (i) a transaction in which the Borrower, Holdings or a direct or indirect parent entity of Holdings becomes a direct or indirect subsidiary of another person shall not constitute a Change in Control if (A) the equityholders of the Borrower, Holdings or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Borrower, Holdings or such parent entity immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Borrower, Holdings or such parent entity prior to such transaction or (B) immediately following the consummation of such transaction, no “person” or “group” (each as defined above), other than one or more Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, Holdings or such parent entity, measured by voting power rather than number of shares, units or the like and (ii) a “person” or “group” (each as defined above) shall not be deemed to Beneficially Own Voting Stock to be acquired pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement providing a right to acquire Voting Stock (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement (so long as such agreement does not give such “person” or “group” the right to direct the voting of the applicable Voting Stock prior to the consummation of such acquisition).
“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the Closing Date, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority or Regulatory Supervising Organization after the Closing Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority or Regulatory Supervising Organization made or issued after the Closing Date.
“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Term B-1 Loans, Term B-2 Loans, Other Term Loans, Incremental Term Loans (other than in the form of additional Term B~~-1~~-2 Loans), loans under an Incremental Revolving Facility or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment, Other Term Commitment, Incremental Term Commitment or commitment in respect of an Incremental Revolving Facility and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Incremental Term Commitments, commitment in respect of an Incremental Revolving Facility (other than commitments in respect of increases to existing Revolving Commitments), Other Term Loans, Incremental Term Loans (other than Incremental Term Loans in the form of Term B~~-1~~-2 Loans), Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), loans under an Incremental Revolving Facility and Incremental Term Facilities that have different terms and conditions shall be construed to be in different Classes.
“Closing Date” means January 13, 2022.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator of the forward-looking term SOFR selected by the Administrative Agent in its reasonable discretion).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agreement” means the Collateral Agreement, dated as of January 13, 2022, among the Borrower, each other Loan Party and the Administrative Agent, initially substantially in the form of Exhibit D.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received from (i) Holdings, any Intermediate Parent, the Borrower and each of Holdings’ other Restricted Subsidiaries (other than any Foreign Subsidiary, any Regulated Subsidiary, any Excluded Subsidiary or any Excluded Domestic Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) Holdings, any Intermediate Parent, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date, documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c);
(b)    all outstanding Equity Interests of any Intermediate Parent, the Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that with respect to the Equity Interests of any Regulated Subsidiary, such instruments shall be subject to customary enforcement limitations, including regulatory approvals at the time of enforcement;
(c)    if any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents or Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and
(e)    within 90 days after a request therefor by the Administrative Agent in accordance with Section 5.12(b), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a loan policy, or a pro forma loan policy accompanied by an unconditional binder, of title insurance insuring the Lien of each such Mortgage as a first priority mortgage Lien on the Mortgaged Property described therein, (w) issued by a nationally recognized title insurance company, (x) free of any other Liens except as expressly permitted by Section 6.02, (y) together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and which are available at commercially reasonably rates in the jurisdiction where the applicable Mortgaged Property is located, and (z) in an amount reasonably satisfactory to the Administrative Agent, but in no event exceeding One Hundred Percent (100%) of the value of the applicable Mortgaged Property as reasonably determined in good faith by the applicable Loan Party, (iii) a completed “Life of Loan” Federal Emergency Management Agency flood hazard determination with respect to such Mortgaged Property and (iv) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (i) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Closing Date, (iii) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession), (iv) in no event shall any Loan Party be required to complete any filings or other action outside of the United States with respect to the perfection or creation of security interests in any jurisdiction outside of the United States (or otherwise enter into any security agreements, Mortgages or pledge agreements governed by the laws of any jurisdiction outside of the United States), (v) in no event shall the Collateral include any Excluded Assets and (vi) in no event shall landlord lien waivers, estoppels or collateral access agreements be required. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents (or the Guarantee Agreement, to the extent applicable).
“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment, Term Commitment, Other Term Commitment or commitment in respect of any Incremental Term Facility or Incremental Revolving Facility, in each case of any Class, or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commitment Fee Rate” means, for any day, the applicable percentage set forth below under the caption “Commitment Fee Percentage” based upon the Net First Lien Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal quarter ended September 30, 2024, the Commitment Fee Percentage shall be based on the rates per annum set forth in Category 1:

Net First Lien Leverage Ratio	Commitment Fee Percentage
Category 1 Greater than 2.50 to 1.00	0.500%
Category 2 Less than or equal to 2.50 to 1.00 but greater than 1.75 to 1.00	0.375%
Category 3 Less than or equal to 1.75 to 1.00	0.250%
For purposes of the foregoing, each change in the Commitment Fee Percentage resulting from a change in the Net First Lien Leverage Ratio shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change in the Net First Lien Leverage Ratio and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Commitment Fee Percentage, at the option of the Administrative Agent or the Required Revolving Lenders, commencing upon written notice to the Borrower, shall be based on the rates per annum set forth in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case, within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.
“Company Income Amount” means, for a Tax Estimation Period, an amount, if positive, equal to the estimated net taxable income of Holdings for such Tax Estimation Period. For purposes of calculating the Company Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings’ assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.

“Competitor” means any Person (a)(i) engaged in trading financial assets through the use of an electronically automated trading system that generates order sets (which, for purposes of clarity, can consist of a single order) with the intention of (x) creating profit by providing two-sided liquidity to the market, (y) making a profit margin consistent with the business of making the bid-offer spread or less per unit of the financial asset(s) being traded (including by providing either one-sided or two sided liquidity to the market) or (z) creating simultaneous (within 500 milliseconds) order sets that are generated with the intention of locking in an arbitrage profit, (ii) engaging in algorithmic transactions (i.e., buying, selling, trading, or engaging in any other similar transaction where orders are determined by an automated model and placed on an automated basis) or customer facilitating transactions in any way involving any electronically tradeable product or commodity (including any security (equity or debt), derivatives, fixed income, cash, currency, or other financial instruments, or any other tangible or intangible item) through any exchange, electronic trading venue or platform, whether or not using proprietary trading methods or systems or (iii) engaging in the business of offering execution management software, multi-asset connectivity services for order routing or indications of interest, or trading and portfolio analytics, and (b) identified as a “Potential Competitor” on Part (B) of Schedule 1.01(a); provided that any such Person shall be deemed not to be a Competitor if the Loans or commitments in respect thereof will be held by or booked to any division or other identifiable unit or desk of such Person that, in the ordinary course of its business, holds commitments or extends credit of the type contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent will not have any responsibility or obligation to determine whether any Lender or potential Lender is a Competitor.
“Compliance Certificate” means a certificate in the form of Exhibit S required to be delivered pursuant to Section 5.01(d).
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (other than in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;
(ii)    without duplication among periods, provision for (x) taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds) and (y) without duplication of the foregoing, the amount of any distribution in respect of the foregoing items pursuant to Section 6.08(a)(vi) and (a)(vii)(B);
(iii)    depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs);
(iv)    Non-Cash Charges;
(v)    extraordinary losses in accordance with GAAP;

(vi)    unusual, infrequent or non-recurring charges (including any unusual, infrequent or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and business optimization programs), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses (other than bonuses paid in the ordinary course of business of Holdings and its Restricted Subsidiaries), transition costs, costs related to closure/consolidation of facilities and curtailments, modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), new product design, development and introductions (including Intellectual Property development), establishment, implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives, other system establishment costs and contract termination costs;
(vii)    restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and adjustments to existing reserves);
(viii)    the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary of Holdings deducted (and not added back in such period to Consolidated Net Income);
(ix)    the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by the Loan Documents;
(x)    losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
(xi)    the amount of any net losses from discontinued operations in accordance with GAAP;
(xii)    any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such loss has not been realized) (other than those entered into in the ordinary course of the trading business of the Borrower and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815–Derivatives and Hedging;
(xiii)    any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period;
(xiv)    any gain relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below;

(xv)     any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), in each case, outside the ordinary course of business, including (x) such fees, expenses or charges related to this Agreement, (y) any amendment or other modification of the Loans or other obligations under the Loan Documents or other Indebtedness and (z) commissions and other fees and charges (including any interest expense) related to any Permitted Securitization Financing; and
(xvi) the amount of discount in connection with a Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts;
less
(b)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    extraordinary gains and unusual or non-recurring gains;
(ii)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);
(iii)    gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
(iv)    the amount of any net income from discontinued operations in accordance with GAAP;
(v)    any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments (to the extent the cash impact resulting from such gain has not been realized) (other than any hedging obligations or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) pursuant to Financial Accounting Standards Accounting Standards Codification No. 815–Derivatives and Hedging;
(vi)    any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation (other than any hedging obligation entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) that has been reflected in Consolidated Net Income for such period;
(vii)    any loss relating to hedging obligations (other than any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xiii) and (a)(xiv) above; and
(viii)    the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any Non-Wholly Owned Subsidiary of Holdings added (and not deducted in such period in calculating Consolidated Net Income);

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP; provided that,
(I)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances), other than any gains or losses related to foreign currency trading and hedging in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries,
(II)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815–Derivatives and Hedging (other than with respect to any hedging obligations entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries),
(III)    to the extent not included in Consolidated Net Income, there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by Holdings or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a certificate from a Financial Officer delivered to the Administrative Agent (for further delivery to the Lenders); and
(IV)    there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed or Converted Unrestricted Subsidiary is converted, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business or Converted Unrestricted Subsidiary (including the portion thereof occurring prior to such disposal or conversion) as specified in a certificate from a Financial Officer delivered to the Administrative Agent (for further delivery to the Lenders).
“Consolidated First Lien Debt” means, as of any date of determination, the aggregate amount of Consolidated Total Debt outstanding on such date, without duplication (x) constituting the Loan Document Obligations that are secured by a first priority Lien on the Collateral or (y) that is secured on a pari passu basis with the Term B~~-1~~-2 Loans by a first priority Lien on the Collateral.
“Consolidated First Lien Net Debt” means, as of any date of determination, (a) the amount of Consolidated First Lien Debt as of such date, less (b) all unrestricted cash and Permitted Investments on the balance sheet of Holdings to the extent not subject to any Liens (other than Liens permitted under Section 6.02 but excluding any Liens permitted by Section 6.02(iii), Section 6.02(xv) and Section 6.02(xx)) and the use thereof for application to the payment of Indebtedness is not prohibited by law or contract binding on Holdings.
“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income (excluding cash interest income relating to any asset or property that secures any Trading Debt), of Holdings and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding Trading Debt), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting), (ii) the accretion or accrual of discounted liabilities during such period, (iii) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (iv) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging, (v) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (loss) of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) [reserved], (d) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments (other than any income (loss) attributable to Trading Debt or hedging agreements or other derivative instruments entered into in the ordinary course of the trading business of Holdings and its Restricted Subsidiaries), (f) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period, (g) non-cash stock-based award compensation expenses, (h) any income (loss) attributable to deferred compensation plans or trusts and (i) any income (loss) from Investments recorded using the equity method. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment permitted hereunder or the amortization or write-off of any amounts thereof.
In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder and (ii) income from Investments in joint ventures in an amount equal to the greater of (A) the proportionate share of the Borrower or the applicable Restricted Subsidiary in the income of such joint venture and (B) the amount of actual distributions made by such joint venture to the Borrower or the applicable Restricted Subsidiary.
“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition or other Investment permitted hereunder) consisting only of Indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments (and excluding, in any event, all Trading Debt).
“Consolidated Total Net Debt” means (a) the amount of Consolidated Total Debt as of such date, less (b) all unrestricted cash and Permitted Investments on the balance sheet of Holdings to the extent not subject to any Liens (other than Liens permitted under Section 6.02 but excluding any Liens permitted by Section 6.02(iii), Section 6.02(xv) and Section 6.02(xx)) and the use thereof for application to the payment of Indebtedness is not prohibited by law or contract binding on Holdings.
“Contract Consideration” has the meaning assigned to such term in clause (b)(x) of the definition of “Excess Cash Flow.”
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”
“Converted Term B-1 Loan” means each Term B-1 Loan held by a Second Amendment Consenting Lender on the Second Amendment Effective Date immediately prior to the effectiveness of the Second Amendment that has indicated on its signature page to the Second Amendment that such

Lender wishes to convert all of its Term B-1 Loans to Term B-2 Loans (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Second Amendment Effective Date).
“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “Consolidated EBITDA.”
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” has the meaning assigned to such term in Section 9.21(b).
“Covered Party” has the meaning assigned to such term in Section 9.21(a).
“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments, outstanding loans under any Incremental Revolving Facility or undrawn commitments under any Incremental Revolving Facility (“Refinanced Debt”); provided that (i) such extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the sum of the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused commitments under any Incremental Revolving Facility or Other Revolving Commitments, the amount thereof) plus all accrued and unpaid interest and fees thereon and expenses incurred in connection with such extension, renewal, replacement or refinancing, (ii) such Indebtedness has a maturity that is equal to or later than and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt; provided that this clause (ii) shall not apply to Indebtedness incurred in the form of Customary Bridge Loans (provided that any loans, notes, securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (ii) to the extent otherwise applicable) and/or Indebtedness in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of commitments under any Incremental Revolving Facility or Other Revolving Commitments (or loans incurred pursuant to any Incremental Revolving Facility or Other Revolving Loans), such commitments shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender.
“Cumulative Credit” means at any time, an amount equal to:

(a)    the greater of $250,000,000 and 25% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period; plus
(b)    50% of Consolidated Net Income (or 100% of losses) for the period (taken as a single period) commencing with the fiscal quarter ended December 31, 2019 and ending on and including the last day of the most recently ended Test Period for which for which (A) with respect to any of the first three fiscal quarters in a given fiscal year, the Borrower has delivered financial statements pursuant to Section 5.01(b) or (B) with respect to the fourth fiscal quarter of any fiscal year, the Borrower has delivered financial statements pursuant to Section 5.01(a); plus
(c)    the aggregate amount of the Net Proceeds of the issuance or sale by Holdings of Qualified Equity Interests (other than to the Borrower or any of its Restricted Subsidiaries) that is contributed to the Borrower or any of its Restricted Subsidiaries after the Closing Date (other than Cure Amounts and the Net Proceeds of any such issuance made pursuant to Section 6.04(p)); plus
(d)    the aggregate amount of cash and the fair market value of assets contributed to the Borrower after the Closing Date (other than Cure Amount or any contribution from a Restricted Subsidiary); plus
(e)    the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries converted to or exchanged for Qualified Equity Interests of the Borrower (provided that in the case of an exchange, the applicable Indebtedness is promptly cancelled); plus
(f)    to the extent actually received by the Borrower or any Restricted Subsidiary, an amount equal to (i) any returns (including dividends, interest, distributions, returns of principal, repayments, income and similar amounts and cancellations of guarantees or otherwise) in cash or other property (valued at the fair market value thereof as reasonably determined by the Borrower), in respect of, and (ii) cash or other property (valued at the fair market value thereof as reasonably determined by the Borrower) for the Disposition of, any Investments made pursuant to Section 6.04(n)(ii); plus
(g)    in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or merged, consolidated or amalgamated with or into, or transferred or conveyed all or substantially all of its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, an amount equal to the lesser of (i) the fair market value of the Investments of the Borrower and its Restricted Subsidiaries made pursuant to Section 6.04(n)(ii) in such Unrestricted Subsidiary at the time of such re-designation, combination, transfer or liquidation and (ii) the amount originally invested by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to Section 6.04(n)(ii); plus
(h)    an amount equal to Retained Asset Sale Proceeds; plus
(i)     an amount equal to Declined Proceeds; minus
(j)    the aggregate amount of Investments (net of amounts received in respect of such Investments, whether as principal, interest, dividends, repayments, cancellations of guarantees or otherwise) made after the Closing Date and prior to such time pursuant to Section 6.04(n)(ii), Restricted Payments made after the Closing Date and prior to such time pursuant to paragraph Section 6.08(a)(viii) (or loans or advances made in lieu thereof pursuant to Section 6.04(k) or

Indebtedness incurred using the Available RP Capacity Amount in lieu thereof) and payments in respect of any Junior Financing made after the Closing Date and prior to such time pursuant to Section 6.08(b)(iv); minus
(k)    payments after the Closing Date and prior to such time pursuant to Section 6.08(a)(iii) (but not in excess of the amount which would reduce the Cumulative Credit to below $0).
Each reference in this definition to a provision of Section 6.04 or Section 6.08 shall be deemed to refer to such provision as in effect at such time.
“Cure Amount” has the meaning assigned to such term in Section 7.02(a).
“Cure Deadline” has the meaning assigned to such term in Section 7.02(a).
“Cure Notice” has the meaning assigned to such term in Section 7.02(a).
“Cure Right” has the meaning assigned to such term in Section 7.02(a).
“Customary Bridge Loans” means customary bridge loans with a maturity date of no more than one year from incurrence that are (x) convertible or exchangeable into other debt instruments (but, for the avoidance of doubt, not any loans, securities or other debt which are exchanged for or otherwise replace such bridge loans) or (y) incurred to finance a Permitted Acquisition or Investment.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to, (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.09(d).
“Deemed Date” has the meaning assigned to such term in Section 6.01.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to such term in Section 9.21(b).
“Defaulting Lender” means any Revolving Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding a loan under this Agreement (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Revolving Loans and participations in then outstanding Letters of Credit or Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Lender Parent that has, (i) become the subject of a Bankruptcy Event or (ii) become subject to a Bail-In Action. Any determination by the Administrative Agent made in writing to the Borrower and each Lender that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.
“Designated Affiliate” has the meaning assigned to such term in Section 9.02(e).
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings, any Intermediate Parent, the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash).
“Designation Date” has the meaning assigned to such term in Section 5.13.
“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(B)(2).
“Discount Range” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(1).
“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.09(a)(ii)(C) substantially in the form of Exhibit K.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(1).

“Discount Range Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(3).
“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.09(a)(ii)(B), Section 2.09(a)(ii)(C) or Section 2.09(a)(ii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.09(a)(ii)(A).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.
“Disposition” has the meaning assigned to such term in Section 6.05.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in VFI that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in VFI that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests);
(c)    provides for the scheduled payments of dividends in cash; or
(d)    is redeemable (other than solely for Equity Interests in such Person or in VFI that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or VFI or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration with no pending drawings of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.
“Disqualified Lender” (a) means each Person identified as a “Disqualified Lender” on Part A of Schedule 1.01(a), which Schedule may be provided to any Lender or prospective Lender upon request and (b) any affiliate of the entities described in the preceding clause (a) that is clearly identifiable as an affiliate of such entity solely on the basis of its name (other than, with respect to this clause (b), any bona fide debt fund affiliate thereof that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business so long as no personnel of such debt fund affiliate is involved with any investment in the applicable person or entity described in the preceding clause (a) or the management, control or operation of such person or entity, possesses, directly or indirectly, the power to direct or cause the direction of the investment policies of such debt fund); provided that no such updates pursuant to clause (b) shall be deemed to retroactively disqualify any assignment or participation interest to the extent such assignment or participation interest was acquired by a party that was not a Disqualified Lender at the time of such assignment or participation, as the case may be. Notwithstanding anything in this Agreement to the contrary, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent will not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and the Administrative Agent will not have any liability with respect to any assignment made to a Disqualified Lender. All updates to the list of Disqualified Lenders must be sent to the following email address at JPMorgan Chase Bank, N.A. in order to be deemed received or effective: JPMDQ_Contact@jpmorgan.com.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“ECF Percentage” means, with respect to any prepayment required by Section 2.09(c) with respect to any applicable period of the Borrower, if the Net First Lien Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.09(c)) as of the end of such applicable period is (a) greater than 3.50 to 1.00, 50% of Excess Cash Flow for such period, (b) equal to or less than 3.50 to 1.00 but greater than 3.00 to 1.00, 25% of Excess Cash Flow for such period and (c) equal to or less than 3.00 to 1.00, 0% of Excess Cash Flow for such period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than Holdings, any Intermediate Parent, the Borrower or any of their subsidiaries, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children) or any Disqualified Lender), other than, in each case, a natural person.
“Employee Holding Vehicles” means, collectively, Virtu Employee Holdco LLC, a Delaware limited liability company, Virtu East MIP LLC, a Delaware limited liability company, and any other similar entity, the equityholders of which are current and former officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributees), which entity is formed to hold Equity Interests of Holdings (or any of Holdings’ direct or indirect parent companies) on behalf of such officers, directors and employees.
“Engagement Letter” means that certain Engagement Letter, dated January 3, 2022, by and among JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank PLC, Jefferies Finance LLC, BMO Capital Markets Corp., CIBC World Markets Corp. and Holdings.
“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees, Governmental Approvals and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to the Release or threatened Release of any Hazardous Materials or to the extent relating to exposure to Hazardous Materials, to health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, any Intermediate Parent, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Material or (e) any contract, agreement or other written consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
“Ethically Screened Affiliate” means, with respect to any Person, any Affiliate of such Person that (i) is managed as to day-to-day matters (but excluding, for the avoidance of doubt, as to strategic direction and similar matters) independently from such Person and any other Affiliate of such Person that is not an Ethically Screened Affiliate, (ii) has in place customary information screens between it and such Person and any other Affiliate of such Person that is not an Ethically Screened Affiliate and (iii) such Person or any other Affiliate of such Person that is not an Ethically Screened Affiliate does not direct or cause the direction of the investment policies of such entity, nor does such Person’s or any such other Affiliate’s investment decisions influence the investment decisions of such entity.
“EU Bail-in Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period,
(ii)    an amount equal to the amount of all Non-Cash Charges (including in respect of depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii)    an amount equal to the aggregate net non-cash loss on dispositions by Holdings and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;
(iv)    the amount of tax expenses deducted in determining Consolidated Net Income for such period to the extent they exceed the amount of cash taxes paid in such period; and
(v)    extraordinary cash gains during such period;
over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (i) of the definition of “Consolidated Net Income” to the extent financed with internally generated funds of Holdings and the Restricted Subsidiaries,
(ii)    without duplication of amounts deducted pursuant to clause (x) below in prior fiscal periods, the amount of capital expenditures made in cash during such period to the extent financed with internally generated funds of Holdings and the Restricted Subsidiaries (other than asset sale proceeds, casualty proceeds, condemnation proceeds or other funds that would not be included in Consolidated Net Income),
(iii)    the aggregate amount of all principal payments of Indebtedness (other than the payment prior to its stated maturity of (x) any Indebtedness that is subordinated in right of payment to the Loan Document Obligations, (y) any Indebtedness that is secured by a junior Lien on the Collateral and (z) unsecured Indebtedness of the Borrower and its Restricted Subsidiaries) of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.09(b) with the Net Proceeds from an event of the type specified in clause (a) of the definition of “Prepayment Event” to the extent required due to a disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of revolving loans (including any Revolving Loans and Swingline Loans) and any Trading Debt unless accompanied by a permanent reduction of commitments or termination of a credit line in respect of such revolving loans or such Trading Debt) made during such period, to the extent financed with internally generated funds of Holdings and the Restricted Subsidiaries (it being agreed that any amount not permitted to be deducted pursuant to this clause (b)(iii) may not be deducted pursuant to any other provision of this clause (b)),
(iv)    an amount equal to the aggregate net non-cash gain on dispositions by Holdings and the Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)    cash payments by Holdings and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and the Restricted Subsidiaries other than Indebtedness and that were made with internally generated funds of Holdings and the Restricted

Subsidiaries, to the extent that such payments were not expensed in arriving at such Consolidated Net Income,
(vi)    without duplication of amounts deducted pursuant to clause (x) below in prior fiscal periods, the amount of Investments and acquisitions made in cash during such period pursuant to Section 6.04 (other than (1) to the extent made pursuant to Section 6.04(a) and (2) any Investment by Holdings or any Restricted Subsidiary in Holdings or any Restricted Subsidiary) to the extent that such Investments and acquisitions were financed with internally generated funds of Holdings and the Restricted Subsidiaries and were not expensed in arriving at such Consolidated Net Income,
(vii)    the amount of dividends, distributions and other restricted payments paid in cash during such period by the Borrower pursuant to Section 6.08 (including any Permitted Tax Distribution) to the extent such payments were financed with internally generated funds of Holdings and the Restricted Subsidiaries,
(viii)    the aggregate amount of expenditures actually made by Holdings and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were financed with internally generated funds of Holdings and the Restricted Subsidiaries,
(ix)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent that such payments are not expensed during such period or any previous period and were financed with internally generated funds of Holdings and the Restricted Subsidiaries,
(x)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings or any of the Restricted Subsidiaries pursuant to binding contracts (which may include, among other things, letters of intent or purchase orders) (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or capital expenditures (including Capitalized Software Expenditures or other purchases of intellectual property but excluding any contracts where the counterparty is Holdings or any of the Restricted Subsidiaries) to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period, provided that to the extent the aggregate amount of internally generated funds actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the earliest to occur of the (A) abandonment of such planned expenditure, (B) making of such planned expenditure and (C) end of such period of four consecutive fiscal quarters,
(xi)    the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and
(xii)    extraordinary cash losses for such period.
“Excess Cash Flow Period” has the meaning assigned to such term in Section 2.09(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
“Excluded Affiliate” has the meaning assigned to such term in Section 9.02(e).
“Excluded Assets” means (a) (i) any fee-owned real property with a fair market value of less than $10,000,000 or any real property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards and (ii) all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership (but only to the extent that a security interest in any such asset cannot be perfected by filing of a financing statement), (c) any commercial tort claims or letter of credit rights having a value of less than $10,000,000 (but only to the extent that a security interest in any such asset cannot be perfected by filing of a financing statement), (d) Excluded Securities, (e) any lease, license or other agreement with any Person if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than Holdings or any Restricted Subsidiary) to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (f) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) or Section 6.02(xx), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than Holdings or any Restricted Subsidiary) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (g) any intent-to-use trademark applications filed in the United States Patent and Trademark Office prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant or a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (h) any asset with respect to which Holdings with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed) shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the grant of a Lien thereon to secure the Secured Obligations would result in adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) that shall have been reasonably determined by Holdings to be material to Holdings and its Restricted Subsidiaries, (i) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law), (j) any cash and cash equivalents only to the extent, and for so long as, such cash and cash equivalents are subject to a Lien permitted by Section 6.02(xv)(y) and (k) Securitization Assets sold to any Special Purpose Securitization Subsidiary, or otherwise pledged, factored, transferred or sold, in connection with any Permitted Securitization Financing, and any other related assets subject to Liens securing Permitted Securitization Financings.
“Excluded Domestic Subsidiary” means: (i) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) and (ii) any direct or indirect U.S. subsidiary of the

Borrower that has no material assets other than equity of one or more direct or indirect non-U.S. subsidiaries that are CFCs (a “FSHCO”).
“Excluded Securities” shall mean any of the following: (a) any Equity Interests or Indebtedness with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness to secure the Secured Obligations would be excessive in relation to the value to be afforded thereby; (b) in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Secured Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of such outstanding voting Equity Interests; (c) in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Secured Obligations, any voting Equity Interest of such FSHCO in excess of 65% of such outstanding voting Equity Interests; (d) any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law after giving effect to the anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (e) any Equity Interests of any Person that is not a Wholly Owned Subsidiary of the Borrower to the extent (A) that a pledge thereof to secure the Secured Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of clause (a) of Section 6.10 binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than, in this subclause (A)(ii), customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Holdings or any Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable Requirement of Law); and (f) any Equity Interests of any Unrestricted Subsidiary or any Special Purpose Securitization Subsidiary.
“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings on the Closing Date (or, if later, the date it first becomes a Subsidiary), (b) any Subsidiary that is prohibited by any contractual obligation existing on the Closing Date (or, if later, the date it first becomes a Subsidiary, so long as such prohibition was not incurred in connection with or in contemplation of the acquisition of such Subsidiary), from guaranteeing the Secured Obligations, (c) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Secured Obligations or that would require the consent, approval, license or authorization of any Governmental Authority or any Regulatory Supervising Organization to guarantee the Secured Obligations (unless such consent, approval, license or authorization has been received), (d) any Subsidiary to the extent such Subsidiary guaranteeing the Secured Obligations would result in a material adverse tax consequence to the Borrower and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), (e) and any Subsidiary that would be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and the regulations of the SEC thereunder, as a result of being a Guarantor (for so long as such Subsidiary would be required to so register as a result of being a Guarantor), (f) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”, (g) any Special Purpose Securitization Subsidiary, and (h) any not-for-profit subsidiary.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes), in each case, imposed as a result of (i) such recipient being organized under the laws of, or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, the jurisdiction imposing such Tax, or (ii) a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any branch profits Tax imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.15(e), (d) except in the case of an assignee or lending office pursuant to a request by the Borrower under Section 2.17, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.15(a) and (e) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 1, 2019 (as amended, modified or supplemented prior to the Closing Date), among Holdings, the Borrower, Impala Borrower LLC, a Delaware limited liability company, the lenders party thereto and Jefferies Finance LLC, as administrative agent and collateral agent.
“Existing Credit Agreement Refinancing” means the repayment of all the existing Indebtedness outstanding under the Existing Credit Agreement and the termination of all guarantees and releases of all security interests with respect thereto.
“Existing Yen Bonds” means the Borrower’s Japanese Yen Bonds issued on July 25, 2016 in the aggregate principal amount of JPY 3,500,000,000 in favor of SBI Life Insurance Co., Ltd. and SBI Insurance Col., Ltd., and guaranteed by Holdings.
“Extension Notice” has the meaning assigned to such term in Section 2.19(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreement, treaty or convention among

Governmental Authorities (and any related fiscal or regulatory legislation, rules or official practices) implementing the foregoing.
“FCPA” has the meaning assigned to such term in Section 3.19(b).
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, as published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, however, that notwithstanding the foregoing, the Federal Funds Effective Rate will be deemed to be 0.00% per annum if the Federal Funds Effective Rate determined pursuant to this definition would otherwise be less than 0.00% per annum.
“Financial Covenant Standstill” has the meaning assigned to such term in Section 7.01(d).
“Financial Officer” means the chief financial officer, chief operating officer, principal accounting officer, treasurer or controller of Holdings.
“Financial Performance Covenant” means the covenant set forth in Section 6.12.
“Financial Performance Covenant Test Period” means any Test Period (commencing with the Test Period ending on the last day of the first fiscal quarter occurring after the First Amendment Effective Date) on the last day of which the aggregate Revolving Exposure (excluding the aggregate undrawn amount of any outstanding Letters of Credit in an amount not to exceed $20,000,000 and any Letters of Credit that have been cash collateralized pursuant to the terms of this Agreement) is greater than 35% of the aggregate Revolving Commitments then in effect.
“Financial Statements” means, collectively, the Audited Financial Statements and the Unaudited Financial Statements.
“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans hereunder and the use of the proceeds thereof.
“First Amendment” means that certain Amendment No. 1, dated as of the First Amendment Effective Date, to this Agreement.
“First Amendment Consenting Lender” means each Lender with Initial Term Loans that provided the Administrative Agent with a counterpart to the First Amendment executed by such Lender prior to the First Amendment Effective Date.
“First Amendment Effective Date” means June 21, 2024.
“First Lien Incurrence Ratio” has the meaning assigned to such term in the definition of “Incremental Cap.”
“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of the First Amendment Effective Date between the Administrative Agent and the Secured Notes Trustee under the Secured Notes Indenture, or such other agreements substantially in the form of Exhibit F-1 among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt, any pari passu Lien secured Indebtedness incurred pursuant to Section

6.01(a)(viii) or Section 6.01(a)(ix) or any pari passu Lien secured Incremental Equivalent Debt incurred pursuant to Section 6.01(a)(xxii), executed by the Administrative Agent and the Loan Parties, with such modifications thereto the Administrative Agent may reasonably agree.
“Fixed Charge Coverage Incurrence Ratio” has the meaning assigned to such term in the definition of “Incremental Cap.”
“Fixed Charge Coverage Ratio” means, on any date, the ratio of (a) Consolidated EBITDA for the Test Period most recently ended to (b) Fixed Charges for such Test Period; provided that the Fixed Charge Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Fixed Charges” means, for any period, the sum without duplication, of the following for such period:
(a)    the Consolidated Interest Expense for such period, plus
(b)    the sum of all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of Holdings, the Borrower or any Restricted Subsidiary (other than dividends payable solely in Equity Interests of Holdings (other than Disqualified Equity Interests)) or to Holdings, the Borrower or any Restricted Subsidiary made during such period.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. ~~For the avoidance of doubt, the~~The initial Floor for the Adjusted Term SOFR Rate shall be 0%.
“Flow-Through Entity” has the meaning assigned to such term in Section 6.08(a)(vi).
“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.09(f).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“FSHCO” has the meaning assigned to such term in the definition of “Excluded Domestic Subsidiary.”
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities or Regulatory Supervising Organizations.
“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “Guarantor” or “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Agreement” means the Master Guarantee Agreement, dated as of January 13, 2022, among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.
“Guarantor” or “guarantor” has the meaning assigned to such term in the definition of “Guarantee.”
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.
“Holdings” has the meaning set forth in the preamble hereto.
“Holdings LLC Agreement” means the Limited Liability Company Agreement of Holdings pursuant to which the members of Holdings hold limited liability interests of Holdings, together with all exhibits and schedules thereto, as in effect as of the Closing Date.
“Identified Participating Lenders” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(3).
“Identified Qualifying Lenders” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(3).
“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Cap” means, at any time, an aggregate principal amount not to exceed the sum of (a) the excess of (i) the greater of $1,000,000,000 and 100% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available (as of the date of establishment or incurrence of the applicable Incremental Facility or Incremental Equivalent Debt (or, at the option of the Borrower, as of the date of establishment of the commitments in respect thereof, in which case such Incremental Facility or Incremental Equivalent Debt shall be deemed fully funded and incurred)), over (ii) the aggregate amount of Incremental Facilities established and Incremental Equivalent Debt incurred, in each case, after the First Amendment Effective Date and prior to such time utilizing this clause (a), plus (b) an additional amount so long as, in the case of this clause (b), on the date of incurrence thereof (or, at the option of the Borrower, on the date of establishment of the commitments in respect thereof), after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof (assuming, in the case of testing at time establishment of Commitments, that the committed amounts are fully drawn) (i) if such Incremental Facility or Incremental Equivalent Debt is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Term B~~-1~~-2 Loans, either (A) the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available does not exceed 2.50:1.00 (the “First Lien Incurrence Ratio”) or (B) in the case of any Incremental Facility or Incremental Equivalent Debt incurred in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04 or New Project not prohibited hereunder (“Acquisition Debt”), the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available either (x) does not exceed the First Lien Incurrence Ratio or (y) is not greater than the Net First Lien Leverage Ratio immediately prior to such incurrence of Indebtedness and Permitted Acquisition, other Investment or New Project, (ii) if such Incremental Facility or Incremental Equivalent Debt is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Term B~~-1~~-2 Loans, either (A) the Net Secured Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available does not exceed 3.00:1.00 (the “Secured Leverage Incurrence Ratio”) or (B) in the case of any Incremental Facility or Incremental Equivalent Debt that is Acquisition Debt, the Net Secured Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available either (x) does not exceed the Secured Leverage Incurrence Ratio or (y) is not greater than the Net Secured Leverage Ratio immediately prior to such incurrence of Indebtedness and Permitted Acquisition, other Investment or New Project, and (iii) if such Incremental Facility or Incremental Equivalent Debt is unsecured, either (A) (x) the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available would be at least 2.00 to 1.00 (the “Fixed Charge Coverage Incurrence Ratio”) or (y) the Net Total Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available does not exceed 3.00:1.00 (the “Total Leverage Incurrence Ratio”) or (B) in the case of any Incremental Facility or Incremental Equivalent Debt that is Acquisition Debt, either (x) the Net Total Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available either (I) does not exceed the Total Leverage Incurrence Ratio or (II) is not greater than the Net Total Leverage Ratio immediately prior to such incurrence of Indebtedness and Permitted Acquisition, other Investment or New Project or (y) the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available would either (I) be not greater than the Fixed Charge Coverage Incurrence Ratio or (II) be at least equal to the Fixed Charge Coverage Ratio immediately prior to such incurrence of Indebtedness and Permitted Acquisition, other Investment or New Project (this clause (iii), the “Unsecured Leverage Test”), plus (c) an amount equal to the excess of (i) the aggregate amount of any voluntary prepayments or repurchases of the Term B~~-1~~-2 Loans, or Term Loans or Incremental Equivalent Debt in the form of term Indebtedness, in each case, that were incurred pursuant to clause (a) or (c) of this definition prior to such time and permanent reductions in the Revolving Commitment, or Incremental Revolving Commitment or Incremental Equivalent Debt in the form of revolving Indebtedness, in each case, that were incurred pursuant to clause (a) or (c) of this definition prior to such time (in each case, with credit given to the principal amount of the debt prepaid or repurchased or commitments permanently reduced), over (ii) the aggregate amount of Incremental Facilities established and Incremental Equivalent Debt incurred, in each case, after the First Amendment Effective Date and prior to such time utilizing this clause (c), in each case assuming, in the case of the establishment of any Incremental Facilities constituting increases to the Revolving Facility or additional revolving credit facilities or other undrawn commitments, that such facilities were fully drawn on the date of effectiveness thereof, so long as, in the case of any such optional prepayment, such prepayment was not funded with the proceeds of any long-term Indebtedness (other than revolving indebtedness); provided that any such amount incurred under this clause (c) (other than any such amount in respect of prepayments or repurchases of (x) Indebtedness that was previously incurred under clause (a) above or (y) Indebtedness incurred under this clause (c) in respect of prepayments or repurchases of Indebtedness that was previously incurred under clause (a)) may only be utilized to incur indebtedness that is secured by a Lien ranking pari passu with or junior to the indebtedness being prepaid or repurchased; provided, further, that, for the avoidance of doubt, (A) unless the Borrower elects otherwise, amounts may be established or incurred utilizing clause (b) above prior to utilizing clause (a) or (c) above, (B) any calculation of the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio, the Net Total Leverage Ratio and the Fixed Charge Coverage Ratio on a Pro Forma Basis pursuant to clause (b) above may be determined, at the option of the Borrower, without giving effect to (x) any simultaneous establishment or incurrence of any amounts utilizing clause (a) or (c) above and/or (y) if such Indebtedness is Acquisition Debt, without giving effect to any simultaneous establishment or incurrence of Indebtedness incurred under any basket or exception to Section 6.01 of this Agreement that is not subject to compliance with a financial ratio (but giving full pro forma effect to the use of proceeds of the entire amount of the Incremental Facility that will be incurred in reliance on any of clauses (a), (b) and (c) above and the related transactions) and (C) any Incremental Facility that was previously incurred in reliance on clause (a) or (c) above will, unless the Borrower elects otherwise, automatically be reclassified as having been incurred under the applicable sub-clause in clause (b) above so long as the requirements of such applicable sub-clause in clause (b) above are satisfied on a Pro Forma Basis at such time (and the available amount under the applicable clause (a) or (c) above shall be increased by the amount so reclassified).
When calculating any ratio for purposes of determining the “Incremental Cap” or the ability to incur any Indebtedness under Section 2.18, Section 6.01(a)(viii), Section 6.01(a)(ix) or Section 6.01(a)(xxii), Pro Forma Basis shall mean that such calculation shall be made after giving effect to the incurrence of the relevant Indebtedness and the use of proceeds thereof (assuming that the full amount of any revolving commitment being established at such time is fully drawn).
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(a)(xxii).
“Incremental Facility” has the meaning assigned to such term in Section 2.18(a)(ii).
“Incremental Revolving Commitment” means the commitment of the Additional Revolving Lenders to make loans pursuant to an Incremental Revolving Facility in accordance with Section 2.18.
“Incremental Revolving Facilities” has the meaning assigned to such term in Section 2.18(a)(i).

“Incremental Revolving Facility Amendment” has the meaning assigned to such term in Section 2.18(b)(ii).
“Incremental Revolving Facility Closing Date” has the meaning assigned to such term in Section 2.18(b)(ii).
“Incremental Term Commitment” means the commitment of the Additional Term Lenders to make Incremental Term Loans pursuant to Section 2.18.
“Incremental Term Facility” has the meaning assigned to such term in Section 2.18(a)(ii).
“Incremental Term Facility Amendment” has the meaning assigned to such term in Section 2.18(b)(iii).
“Incremental Term Facility Closing Date” has the meaning assigned to such term in Section 2.18(b)(iii).
“Incremental Term Loans” means term loans established pursuant to Section 2.18(b).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (A) deferred or prepaid revenue, (B) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (C) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm, (D) purchase price holdbacks arising in the ordinary course of business or consistent with past practice or industry norm in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (E) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (F) obligations in respect of Third Party Funds and (G) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).
“Information” has the meaning assigned to such term in Section 9.12(a).
“Information Materials” means the presentation to the Lenders dated June 10, 2024.
“Initial Revolving Loans” means Revolving Loans made pursuant to Revolving Commitments in effect as of the First Amendment Effective Date.
“Initial Term Loans” means all of the Term Loans outstanding under this Agreement immediately prior to the First Amendment Effective Date.
“Inside Maturity Basket” means Indebtedness with an aggregate outstanding principal amount not to exceed the greater of $400,000,000 and 40% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available; provided that any Indebtedness incurred in reliance on the Inside Maturity Basket shall not be scheduled to mature prior to the Revolving Maturity Date or have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity applicable to the Revolving Facility.
“Insolvent” means, with respect to any Person, that (i) the fair value of assets is less than the amount that will be required to pay the total liability on existing debts as they become absolute and matured, (ii) the present fair saleable value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured, (iii) it is unable to pay its debts or other obligations as they generally become due, (iv) it ceases to pay its current obligations in the ordinary course of business as they generally become absolute and matured, or (v) its aggregate property is not, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would not be, sufficient to enable payment of all obligations, due and accruing due. The term “debts” as used in this definition includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent and “values of assets” shall mean the amount of which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.
“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Revolving Maturity Date or the Term Maturity Date, as applicable, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolving Maturity Date or the Term Maturity Date, as applicable, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect, or as otherwise provided in Section 2.01(d); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Intermediate Parent” means any Subsidiary of Holdings and of which the Borrower is a Subsidiary.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” means each of (a) JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank PLC and Jefferies Finance LLC and (b) each other Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.22(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.22(j)) (in each case, through itself or through one of its designated affiliates or branch offices), in each case in its capacity as an issuer of Letters of Credit hereunder. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Jefferies Finance LLC will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents.
“Joint Venture” means any Person, other than an individual or a Wholly Owned Subsidiary of the Borrower, in which the Borrower or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).
“Junior Financing” means any Subordinated Indebtedness and any Permitted Refinancing in respect of any of the foregoing owing by Holdings or a Restricted Subsidiary (other than intercompany Indebtedness owing to Holdings or a Restricted Subsidiary).
“Junior Financing Prepayments” has the meaning assigned to such term in Section 6.08(b)(iv).
“Junior Lien Intercreditor Agreement” means the Junior Lien Intercreditor Agreement substantially in the form of Exhibit F-2 among the Administrative Agent and one or more Senior Representatives for holders of Permitted Junior Lien Refinancing Debt, any junior Lien secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or Section 6.01(a)(ix) or any junior Lien secured Incremental Equivalent Debt incurred pursuant to Section 6.01(a)(xxii), executed by the Administrative Agent and the Loan Parties, with such modifications thereto as the Administrative Agent may reasonably agree.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“LC Cash Collateral Account” has the meaning assigned to such term in Section 2.22(a)(iii).

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule I to the First Amendment, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a LC Commitment after the First Amendment Effective Date, the amount set forth for such Issuing Bank as its LC Commitment in the Register maintained by the Administrative Agent. The LC Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent. The aggregate amount of LC Commitments as of the First Amendment Effective Date is $20,000,000 (the “Letter of Credit Sublimit”).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in other applicable rules or applicable law or in the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“LC Participants” means the collective reference to all the Revolving Lenders other than the applicable Issuing Bank.
“Lead Arranger” means each of (i) JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, RBC Capital Markets,4 BofA Securities, Inc., Barclays Bank PLC, Jefferies Finance LLC and CIBC World Markets Corp., in each case, in their capacity as joint lead arrangers and bookrunners~~.~~ under the First Amendment and (ii) JPMorgan Chase Bank, N.A., BofA Securities, Inc., RBC Capital Markets,5 Goldman Sachs Bank USA, Barclays Bank PLC, Jefferies Finance LLC and Standard Chartered Bank, in each case, in their capacity as joint lead arrangers and bookrunners under the Second Amendment.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).
“Lenders” means the Persons listed on Schedule I to the First Amendment and any other Person that shall have become a party hereto (as a lender) pursuant to an Assignment and Assumption, an Incremental Revolving Facility Amendment, an Incremental Term Facility Amendment or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an
4 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.
5 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.
“Letter of Credit Sublimit” has the meaning assigned to such term in the definition of the term “LC Commitment.”
“Letters of Credit” has the meaning assigned to such term in Section 2.22(a).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, which the Borrower or one or more of the Restricted Subsidiaries permitted pursuant to the Loan Documents has contractually committed to consummate, the terms of which do not condition the Borrower’s or such Restricted Subsidiary’s, as applicable, obligation to close such acquisition on the availability of, or on obtaining, third party financing.
“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness for which irrevocable notice may be given in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any Restricted Payment as to which a declaration has been made.
“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, any Refinancing Amendment, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Notes delivered pursuant to Section 2.07(e) (except for purposes of Section 9.02), the Engagement Letter and any other agreement, document or instrument to which any Loan Party is a party and which is designated as a Loan Document.
“Loan Parties” means Holdings, any Intermediate Parent, the Borrower and the Subsidiary Loan Parties.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. Unless the context otherwise requires, the term “Loans” includes Swingline Loans.
“Majority in Interest” means, when used in reference to Lenders of any Class, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the aggregate unused Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time, provided that (a) the Loans, Revolving Exposures and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Majority in Interest.
“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and the Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” means any Intellectual Property that, individually or in the aggregate, is material to, and required for, operation of the business of Holdings and its Restricted Subsidiaries, taken as a whole, as determined by the Borrower in good faith.
“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 5% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues or total assets for such quarter in excess of 10% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter; provided that solely for purposes of Sections 7.01(h) and (i) each such Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.
“Maximum Rate” has the meaning assigned to such term in Section 9.16.
“MFN Protections” shall have the meaning assigned to such term in Section 2.18(a)(ii).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, it being agreed that, if such Mortgaged Property is located in a jurisdiction that imposes a mortgage recording or similar tax and limiting the amount secured by such security document will permit the Loan Parties to pay a lower tax than would otherwise be payable, the amount secured by such security document shall be reasonably acceptable to the Administrative Agent but in no event exceeding One Hundred Percent (100%) of the value of the applicable Mortgaged Property as reasonably determined in good faith by the Loan Parties.
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“Mortgaged Property” means each parcel of real property and the improvements thereto owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended; provided that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans, any Permitted First Priority Refinancing Debt, any Permitted Junior Lien Refinancing Debt, any secured Indebtedness incurred pursuant to Section 6.01(a)(viii) or Section 6.01(a)(ix) or any secured Incremental Equivalent Debt issued pursuant to Section 6.01(a)(xxii)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrower its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) including by the Borrower or Holdings, and the amount of any Permitted Tax Distributions related thereto, and the amount of any reserves established by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that (x) if the amount of any such estimated taxes exceeds the amount of taxes actually required to be paid in cash in respect of such event, the aggregate amount of such excess shall constitute Net Proceeds at the time such taxes are actually paid and (y) any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
“Net Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt that is then secured, in whole or part, by Liens on the Collateral as of such date to (b) Consolidated EBITDA for the Test Period most recently ended; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Short Lender” has the meaning assigned to such term in Section 9.02(e).
“Net Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period most recently ended; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“New Project” means (a) each facility, branch or office which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Borrower or its Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.
“Non-Cash Charges” means (a) any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
“Non-Loan Party Investment Amount” means, at any time, the greater of $300,000,000 and 40% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available.
“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.
“Note” means a promissory note of the Borrower, in substantially the form of Exhibit E, payable to a Lender in a principal amount equal to the principal amount of the Revolving Commitment or Term Loans, as applicable, of such Lender.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such date (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates for published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“OFAC” has the meaning assigned to such term in Section 3.19(c).
“Offered Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(1).
“Offered Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(1).
“OID” has the meaning assigned to such term in Section 2.18(a)(ii).
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.
“Other First Lien Debt” shall mean obligations secured by Other First Liens.
“Other First Liens” shall mean Liens on the Collateral that rank pari passu with the Liens thereon securing the Term B~~-1~~-2 Loans (and other Loan Document Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Term B~~-1~~-2 Loans) pursuant to the First Lien Intercreditor Agreement.
“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.
“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.
“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(2).
“Payment” has the meaning assigned to such term in Section 8.01.
“Payment Notice” has the meaning assigned to such term in Section 8.01.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate substantially in the form of Exhibit C.
“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by Holdings or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), (b) all transactions related thereto are consummated in accordance with all Requirements of Law, (c) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (d) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Restricted Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (e) after giving effect to any such purchase or other acquisition and any incurrence or assumption of Indebtedness in connection therewith, (A) no Event of Default shall have occurred and be continuing (subject to Section 1.08 in connection with any Limited Condition Acquisition) and (B) the Borrower shall be in compliance with the Financial Performance Covenant (to the extent then in effect) on a Pro Forma Basis as of the end of the most recent Test Period and (f) Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.
“Permitted Encumbrances” means:
(a)    Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(b)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, in each case arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;
(c)    Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary;
(d)    Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;
(e)    easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, and zoning codes and other land use restrictions under applicable law;
(f)    Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);
(g)    Liens on goods the purchase price of which is financed by a commercial letter of credit issued for the account of Holdings or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of Holdings or such Restricted Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and
(h)    Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by Holdings or any of its Restricted Subsidiaries; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.
“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Loan Document Obligations and is not secured by any property or assets of Holdings, any Intermediate Parent, the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such material differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Holders” means (i) the VV Holders, (ii) North Island Holdings I, LP and any Affiliate thereof, (iii) Aranda Investments Pte. Ltd. and any Affiliate thereof, (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) the members of which include any of the foregoing, so long as no Person or other ‘‘group’’ (other than Permitted Holders specified in clauses (i) through (iii) above) beneficially owns more than 50% on a fully diluted basis of the voting power held by such Permitted Holder group and (v) VFI and its Subsidiaries, so long as no ‘‘person’’ or ‘‘group’’ (as each such term is used in Section 13(d) of the Exchange Act)) other than one or more Permitted Holders specified in clauses (i) through (iv) above is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of VFI or any such Subsidiary, measured by voting power rather than number of shares, units or the like.
“Permitted Investments” means any of the following, to the extent owned by Holdings or any Restricted Subsidiary:
(a)    dollars, euro or such other currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(f)    marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)    securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory, in each case having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and
(j)    investments, classified in accordance with GAAP as current assets of Holdings or any Restricted Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.
“Permitted Junior Lien Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness reflect the “silent” junior lien nature of the security interests securing such Indebtedness consistent with the terms of the Junior Lien Intercreditor Agreement and are otherwise substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and is not secured by assets other than Collateral and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Lien Refinancing Debt incurred by the Borrower, then the Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement. Permitted Junior Lien Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness (and/or unutilized commitments in respect of Indebtedness (only to the extent the committed amount had been deemed as fully drawn at the time of the establishment thereof for purposes of the Loan Documents)) being Refinanced (or previous refinancings thereof constituting Permitted Refinancing) of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof or, if greater, committed amount (only to the extent the committed amount (i) could have been incurred on the date of the initial incurrence and was deemed incurred at such time for purposes of this definition or (ii) could have been incurred other than as Permitted Refinancing on the date of such Refinancing) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness (and/or unutilized commitments in respect of Indebtedness (only to the extent the committed amount had been deemed as fully drawn at the time of the establishment thereof for purposes of the Loan Documents)) so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount and mortgage and similar taxes)), (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), assumed Indebtedness permitted pursuant to Section 6.01(a)(ix), Indebtedness in the form of Customary Bridge Loans (provided that any loans, notes, securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to this clause (b)) and/or Indebtedness with an outstanding principal amount not in excess of the then remaining capacity under the Inside Maturity Basket, Indebtedness resulting from such Refinancing has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 6.01(a)(ii), 6.01(a)(v) and 6.01(a)(vii), immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment or lien priority to the Loan Document Obligations, Indebtedness resulting from such Refinancing is subordinated in right of payment or lien priority, as applicable, to the Loan Document Obligations on terms in the aggregate at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is Indebtedness permitted pursuant to Sections 6.01(a)(ii), 6.01(a)(vii), 6.01(a)(xx) or 6.01(a)(xxi) or is otherwise a Junior Financing, (i) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of Indebtedness resulting from such Refinancing are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being Refinanced as determined by the Borrower in good faith, (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such Refinancing are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being Refinanced and (iii) if secured, such Indebtedness resulting from such Refinancing shall not be secured by assets that did not secure the Indebtedness being Refinanced (other than assets that would have secured such Indebtedness pursuant to after acquired property clauses). For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.
“Permitted Securitization Financing” shall mean one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Swap Agreements entered into in connection with such Securitization Assets; provided, that recourse to Holdings or any Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Borrower in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Securitization Subsidiary)).
“Permitted Tax Distributions” means, collectively distributions to the members of Holdings in cash in an amount up to (i) in the case of payments in respect of a Tax Estimation Period, the excess of (A)(I) the Company Income Amount for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any distributions made with respect to any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (A)(I), and (ii) after the end of a Taxable Year, the excess, if any, of (A)(I) the Taxable Year Income Amount for the Taxable Year in question multiplied by (II) the Assumed Tax Rate over (B) the aggregate amount of any Permitted Tax Distributions under clause (i) made with respect to the Tax Estimation Periods in such Taxable Year; provided that if the amount payable in connection with a Tax Estimation Period under clause (i) is less than the aggregate required annualized installment for all members of Holdings for the estimated payment date for such Tax Estimation Period under Section 6655(e) of the Code (calculated assuming (x) all such members are corporations (other than with respect to the Assumed Tax Rate) and Section 6655(e)(2)(C)(ii) is in effect, (y) such members’ only income is from Holdings (determined without regard to any adjustments under Code Sections 743(b) or 704(c)) and (z) the Assumed Tax Rate applies), Holdings shall be permitted to pay an additional amount with respect to such estimated payment date equal to the excess of such aggregate required annualized installment over the amount permitted under clause (i).
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions), in each case prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Loan Parties and (iv) such Indebtedness (including any Guarantee thereof) is not secured by any Lien on any property or assets of Holdings or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 5.01.
“Post-Transaction Period” has the meaning assigned to such term in the definition of “Pro Forma Adjustment.”
“Prepayment Event” means:
(a)    any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding) of any property or asset of Holdings or any of its Restricted Subsidiaries permitted by Section 6.05(f), (j), (k), (m) or (n) other than dispositions resulting in aggregate Net Proceeds not exceeding the greater of $20,000,000 or 2% of Consolidated EBITDA in the case of any single transaction or series of related transactions; or
(b)    the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt and Other Term Loans which shall constitute a Prepayment Event to the extent required by the definition of “Credit Agreement Refinancing Indebtedness”) or permitted by the Required Lenders pursuant to Section 9.02.
“primary obligor” has the meaning assigned to such term in the definition of “Guarantor.”
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Forma Adjustment” means, for any Test Period, the amount of “run rate” net cost savings, synergies and operating expense reductions projected by Holdings in good faith to result from (x) the Transactions or other acquisitions or dispositions, in each case no later than 24 months after the Closing Date or the date of such other acquisition or disposition (the “Post-Transaction Period”) or (y) actions in respect of restructurings of, or business optimization projects and other operational changes and initiatives with respect to, the business of Holdings or any of its Restricted Subsidiaries that have been or are expected to be taken within 24 months (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions (and reflected in Consolidated Net Income for such period); provided that the aggregate amount of such cost savings, operating expense reductions and synergies pursuant to clause (y) above for any period shall not exceed an amount equal to 20.0% of Consolidated EBITDA for such period (calculated prior to giving effect to such Pro Forma Adjustment); provided, further, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable and described in reasonable detail by a Financial Officer in an officer’s certificate delivered to the Administrative Agent (it being understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken).
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Restricted Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Borrower or any of its Subsidiaries in connection therewith (and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings or any of its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.
“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary, the pro forma increase or decrease in Consolidated EBITDA projected by Holdings in good faith as a result of contractual arrangements between Holdings or any Restricted Subsidiary, entered into with such Sold Entity or Business or Converted Unrestricted Subsidiary at the time of its disposal or conversion, within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for the most recent four quarter period prior to its disposal or conversion.
“Pro Forma Entity” has the meaning assigned to such term in the definition of “Acquired EBITDA.”
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“QFC” has the meaning assigned to such term in Section 9.21(b).
“QFC Credit Support” has the meaning assigned to such term in Section 9.21.
“Qualified Equity Interests” means Equity Interests of a Person other than Disqualified Equity Interests of such Person.
“Qualifying Lender” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(3).
“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings (and to the extent reasonably requested by the Administrative Agent, each other Loan Party), (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board of the under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulated Subsidiary” means any Broker-Dealer Subsidiary, any subsidiary of a Broker-Dealer Subsidiary or other Subsidiary subject to regulation of capital adequacy.
“Regulatory Supervising Organization” means any of (a) the SEC, (b) the Financial Industry Regulatory Authority, (c) the Chicago Stock Exchange, (d) the Commodity Futures Trading Commission, (e) state securities commissions, (f) the Irish Financial Regulator and (g) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Banks pursuant to Section 2.22(d) for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.
“Released Subsidiary” has the meaning assigned to such term in Section 9.14(b).
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Repo Agreement” means any of the following: repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell backs agreements, securities lending and borrowing agreements and any other agreement or transaction similar to those referred to above in this definition.
“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term B~~-1~~-2 Loans with the incurrence by any Loan Party of any Indebtedness in the form of long term bank debt financing in the form of term loans denominated in United States dollars that are broadly syndicated to banks and other institutional investors incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term B~~-1~~-2 Loans and having an effective All-In Yield (as determined by the Administrative Agent consistent with generally accepted financial practice) that is less than the All-In Yield (as determined by the Administrative Agent on the same basis) of the Term B~~-1~~-2 Loans (other than, for the avoidance of doubt, securitizations), including without limitation, as may be effected through any amendment to this Agreement relating to the All-In Yield of such Term B~~-1~~-2 Loans, except for any such Indebtedness incurred or amendment effected in connection with a Change in Control or a Transformative Acquisition.
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02, (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Revolving Commitments (exclusive of Swingline Commitments) representing more than 50% of the sum of the aggregate Revolving Exposures and the aggregate unused Revolving Commitments (exclusive of Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02, (a) the Revolving Exposures and unused Revolving Commitments of any Affiliate of the Borrower and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Revolving Lenders.
“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders,

decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Closing Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any Intermediate Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” means that portion of Net Proceeds of a Prepayment Event pursuant to clause (a) of the definition thereof that is not required to be applied to prepay Term B~~-1~~-2 Loans pursuant to Section 2.09(b) solely as a result of the Asset Sale Percentage being less than 100%.
“Revolving Availability Period” means the period from and including the First Amendment Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of the termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule I to the First Amendment, in the Assignment and Assumption or in the Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date is $300,000,000.
“Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.18(c)(i).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Revolving Loans then outstanding, (ii) such Lender’s LC Exposure at such time and (iii) such Lender’s Swingline Exposure at such time.
“Revolving Facility” means the Revolving Commitments and Revolving Loans hereunder.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.
“Revolving Maturity Date” means June 21, 2027.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or His Majesty’s Treasury.
“SDN List” has the meaning assigned to such term in Section 3.19(d)(i).
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Amendment No. 2, dated as of the Second Amendment Effective Date, to this Agreement.
“Second Amendment Consenting Lender” means each Lender with Term B-1 Loans that provided the Administrative Agent with a counterpart to the Second Amendment executed by such Lender prior to the Second Amendment Effective Date.
“Second Amendment Effective Date” means February 19, 2025.
“Secured Leverage Incurrence Ratio” has the meaning assigned to such term in the definition of “Incremental Cap.”
“Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.
“Secured Notes” means the $500,000,000 in aggregate principal amount of 7.50% Senior Secured Notes due 2031 issued by the Borrower and Valor Co-Issuer, Inc. pursuant to the Secured Notes Indenture.
“Secured Notes Documents” means the Secured Notes Indenture and all other agreements, instruments and other documents (including collateral documents with respect thereto) pursuant to which the Secured Notes have been issued.
“Secured Notes Indenture” means the Indenture, dated as of June 21, 2024, among Holdings, the Borrower, Valor Co-Issuer, the subsidiary guarantors party thereto from time to time and the Secured

Notes Trustee, governing the Secured Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Secured Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent under the Secured Notes Indenture, and any successor in such capacity.
“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.
“Securitization Assets” shall mean any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets, (b) revenues related to distribution and licensing of the products of the Borrower or any Subsidiary, (c) Intellectual Property rights relating to the generation of any of the types of assets listed in this definition, (d) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity and (e) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Borrower in good faith).
“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11 or 5.12 to secure any of the Secured Obligations.
“Senior Representative” means, (i) with respect to the Secured Notes, U.S. Bank Trust Company, National Association, as the Secured Notes Trustee, and (ii) with respect to any series of Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, Indebtedness permitted to be secured (to the extent secured by Collateral) pursuant to Section 6.01(a)(viii) or Section 6.01(a)(ix) or Incremental Equivalent Debt incurred under Section 6.01(a)(xxii), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and, in each case under clauses (i) and (ii), each of their successors in such capacities.
“Similar Business” means any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the First Amendment Effective Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Subsidiaries.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the mean specified in the definition of “Daily Simple SOFR”.
“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”
“Solicited Discount Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(1)(II).
“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.09(a)(ii)(D) substantially in the form of Exhibit M.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit N, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(D)(1).
“Special Purpose Securitization Subsidiary” shall mean (i) a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein, and which is organized in a manner (as determined by the Borrower in good faith) intended to reduce the likelihood that it would be substantively consolidated with Holdings or any of the Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event Holdings or any such Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.
“Specified Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(B)(1)(II).
“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(B)(1)(II).
“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.09(a)(ii)(B) substantially in the form of Exhibit I.
“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit J, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.09(a)(ii)(B)(1).
“Specified Discount Proration” has the meaning assigned to such term in Section 2.09(a)(ii)(B)(3).

“Specified Dividend Amount” means, as of any date of declaration, (a) prior to any share splits, reverse share splits and/or share recapitalizations of the common stock of VFI following the Closing Date, an amount equal to $0.24 per share of common stock of VFI then issued and outstanding and (b) in the event of any share split, reverse share split and/or share recapitalization of the common stock of VFI following the Closing Date, an amount adjusted in a manner reasonably determined by the Borrower such that the aggregate amount of the Specified Dividend Amount as calculated (i) with respect to the issued and outstanding common stock of VFI immediately prior to such event and (ii) the issued and outstanding common stock of VFI immediately after such event, remains the same.
“Specified Event of Default” means an Event of Default under Section 7.01(a), (b), (h) or (i).
“Specified Representations” means the representations and warranties set forth in Section 3.01 (limited to the Loan Parties as to existence and corporate power and authority to enter into the Loan Documents), Section 3.02, Section 3.03(b)(i) (limited to the Organizational Documents of the Loan Parties), Section 3.08, Section 3.14, Section 3.16, Section 3.19(a), Section 3.19(b), Section 3.19(c) and Section 3.02(b) of the Collateral Agreement (subject to modifications as may be agreed by the lenders providing the applicable Incremental Facility).
“Specified Transaction” means, with respect to any period, any Permitted Acquisition, Investment, sale, transfer or other disposition of assets, incurrence, assumption, retirement or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”; provided that for purposes of this definition, any Revolving Commitment shall be deemed to be fully drawn.
“Submitted Amount” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(1).
“Submitted Discount” has the meaning assigned to such term in Section 2.09(a)(ii)(C)(1).
“Subordinated Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means, unless otherwise specified, any subsidiary of Holdings.
“Subsidiary Loan Party” means each Subsidiary of Holdings that is a party to the Guarantee Agreement (other than any Intermediate Parent or the Borrower).
“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv)(B).
“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v)(B).

“Supported QFC” has the meaning assigned to such term in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, any Intermediate Parent, the Borrower or the other Subsidiaries shall be a Swap Agreement.
“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.23. The Swingline Commitment is $20,000,000. The Swingline Commitment is part of and not in addition to the Revolving Commitment.
“Swingline Exposure” means, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder or any replacement or successor thereto.
“Swingline Loans” has the meaning assigned to such term in Section 2.01(c).
“Tax Estimation Period” means each period (determined without regard to any prior periods) for which an estimate of corporate federal income tax liability is required to be made under the Code.
“Taxable Year” means Holdings’ taxable year ending on the last day of each calendar year (or part thereof, in the case of Holdings’ last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board of Managers of Holdings.
“Taxable Year Income Amount” means, for a Taxable Year, an amount equal to the net taxable income of Holdings for such Taxable Year. For purposes of calculating the Taxable Year Income Amount, items of income, gain, loss and deduction resulting from adjustments to the tax basis of Holdings assets pursuant to Code Section 743(b) and adjustments pursuant to Code Section 704(c) shall not be taken into account.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B-1 ~~Commitment” means, with respect to the Term B-1 Lender, its commitment to make a Term B-1 Loan on the First~~Loans” means all of the Term Loans outstanding under this Agreement immediately prior to the Second Amendment Effective Date ~~in an aggregate amount equal to $1,245,000,000~~.
~~“Term B-1 Lender” has the meaning specified in the First Amendment.~~

“Term B~~-1~~-2 Loans” has the meaning specified in Section 2.01(d). Immediately after giving effect to the ~~First~~Second Amendment, the aggregate amount of outstanding Term B~~-1~~-2 Loans on the ~~First~~Second Amendment Effective Date is $1,245,000,000.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Commitment” means, with respect to the Additional Term B~~-1~~-2 Lender, such Term B~~-1~~-2 Lender’s Additional Term B~~-1~~-2 Commitment and, with respect to any other Term Lender, the obligation of such other Term Lender with respect to any other series of Term Loans to make a Term Loan of such series.
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loans” means the Initial Term Loans, Other Term Loans, loans made pursuant to an Incremental Term Facility ~~and~~, from and after the First Amendment Effective Date, the Term B-1 Loans, and, from and after the Second Amendment Effective Date, the Term B-2 Loans, as the context requires.
“Term Maturity Date” means June 21, 2031.
“Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR Reference Rate.”
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the date on which (a) all Commitments shall have been terminated or expired, (b) the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been cash collateralized or backstopped in a manner satisfactory to the applicable Issuing Bank) have been cancelled or have expired with no pending drawings and all LC Disbursements shall have been reimbursed in full.

“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(a) or (b)) (or, if indicated and if later, for which financial statements are available); provided that prior to the first date on which financial statements have been delivered pursuant to Section 5.01(a) or (b), the Test Period in effect shall be the four fiscal quarter period ended September 30, 2021.
“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, received by Borrower or any of its Subsidiaries as agent on behalf of third parties (other than the Loan Parties) in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Subsidiaries to collect and remit those funds to such third parties.
“Total Leverage Incurrence Ratio” has the meaning assigned to such term in the definition of “Incremental Cap.”
“Total Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments then in effect.
“Trading Debt” means any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the securities, derivatives, commodities or futures trading positions and related assets and liabilities of Holdings and its Restricted Subsidiaries, including, without limitation, any collateralized loan, any obligations under any securities lending and/or borrowing facility and any day loans and overnight loans with settlement banks and prime brokers to finance securities, derivatives, commodities or futures trading positions and margin loans.
“Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.
“Transactions” means, collectively, (i) the Financing Transactions, (ii) the Existing Credit Agreement Refinancing and (iii) the payment of the Transaction Costs in connection with the foregoing.
“Transformative Acquisition” means any acquisition or Investment by Holdings, any Intermediate Parent, Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means the unaudited consolidated balance sheet of Holdings for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and the related consolidated statements of income, changes in equity and cash flows of Holdings, including the notes thereto.
“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(e)(ii)(C).
“Unrestricted Subsidiary” means (a) any of (i) RFQ-hub Holdings LLC, a Delaware limited liability company, (ii) RFQ-hub Europe BV, a private company with limited liability organized under the laws of the Netherlands, (iii) RFQ-hub International Limited, a limited company organized under the laws of Ireland, (iv) RFQ-hub Americas LLC, a Delaware limited liability company, (v) RFQ-hub Asia-Pacific Private Limited, a private limited company organized under the laws of Singapore and (vi) RFQ-hub Software Solutions (France) SAS (formerly known as Virtu ITG Software Solutions (France) SAS), a simplified stock company organized under the laws of France, each of which is designated as an “Unrestricted Subsidiary” on the First Amendment Effective Date and (b) any other Subsidiary (other than an Intermediate Parent or the Borrower) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the First Amendment Effective Date.
“Unsecured Leverage Test” has the meaning assigned to such term in the definition of “Incremental Cap.”
“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.21.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“VFI” means Virtu Financial, Inc., a Delaware corporation.
“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in an election of the Board of Directors of Holdings or such Person.
“VV Holders” means (i) Vincent Viola, (ii) TJMT Holdings LLC (f/k/a Virtu Holdings LLC), (iii) any immediate family member of Vincent Viola, a trust, family-partnership or estate-planning vehicle solely for the benefit of Vincent Viola and/or any of his immediate family members (including siblings of

Vincent Viola and Teresa Viola), (iv) Virtu Employee Holdco LLC and (v) any other Affiliate of any of the foregoing.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary of Holdings.
“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Term Loan” or “ABR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing” or “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Term Borrowing” or “ABR Revolving Borrowing”).
Section 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority or Regulatory Supervising Organization, any other Governmental Authority or Regulatory Supervising Organization that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Accounting Standards Codification No. 825, “Financial Instruments”, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.05.    Effectuation of Transactions. All references herein to Holdings, the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Closing Date, unless the context otherwise requires.
Section 1.06.    Currency Translation. Notwithstanding the foregoing, for purposes of any determination under Article 5, Article 6 (other than the Financial Performance Covenant) or Article 7 or any determination under any other provision of this Agreement expressly requiring the use of a currency exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article 6 with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided, further, that if Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such refinancing; provided, further, that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of the Financial Performance Covenant, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).
Section 1.07.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.08.    Limited Condition Transactions. Notwithstanding anything to the contrary contained herein, for purposes of (a)(i) measuring the relevant ratios and baskets, (ii) determining whether a Default or Event of Default (other than any Specified Event of Default) exists or would be caused thereby and (iii) determining the accuracy of any representation or warranty, in each case solely with respect to the incurrence of any Incremental Facility or Indebtedness under Section 6.01 for the purpose of financing a Limited Condition Transaction, or (b) determining whether the Limited Condition Transaction is permitted under this Agreement, compliance with any such ratio, basket or other test hereunder on a Pro Forma Basis with respect to the incurrence of any such Indebtedness or the consummation of such Limited Condition Transaction may be determined, at the option of the Borrower, either (i) at the time of entry into the applicable acquisition agreement or (ii) at the time of incurrence of such Indebtedness or the consummation of such Limited Condition Transaction; provided that if the Borrower elects to have such determination occur at the time of entry into the applicable acquisition agreement, such Indebtedness to be incurred shall be deemed incurred at the time of such determination and outstanding thereafter, and such Limited Condition Transaction will be deemed to have been consummated for four complete fiscal quarters, and be given pro forma effect, for purposes of determining compliance on a Pro Forma Basis with any applicable ratio, basket or other test with respect thereto and in connection with the incurrence of any other Indebtedness (other than under such Incremental Facility or such other Indebtedness, which shall remain subject to the terms thereof with respect to the impact, if any, of a Limited Condition Transaction) or Liens, or the making of any other Investments, Dispositions or fundamental changes (A) until such time as such acquisition agreement is terminated without actually consummating such Limited Condition Transaction, in which case such Incremental Facility or other applicable Indebtedness will not be treated as having been incurred and such Limited Condition Transaction will not be treated as having occurred or (B) until such time as such Limited Condition Transaction is consummated, in which case the actual Incremental Facility or other applicable Indebtedness shall be deemed incurred and outstanding and such acquisition will be deemed to be consummated for purposes of determining compliance on a Pro Forma Basis with any applicable ratio, test or other basket.
Section 1.09.    Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.10.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available at such time to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time during the remaining life thereof.
ARTICLE 2
The Credits
Section 2.01.    Commitments. Subject to the terms and conditions set forth herein:
(a)    [Reserved].
(b)    Each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.
(c)    The Swingline Lender agrees to make Loans (the “Swingline Loans”) to the Borrower from time to time during the Revolving Availability Period in accordance with Section 2.23.
(d)    (i) The Additional Term B~~-1~~-2 Lender agrees to make Term Loans (~~a “~~together with each loan converted from a Converted Term B-1 Loan pursuant to clause (ii) below, a “Term B-2 Loan”) on the ~~First~~Second Amendment Effective Date to the Borrower equal to the ~~Term B-1 Commitment~~Additional Term B-2 Commitment and (ii) each Converted Term B-1 Loan of each Second Amendment Consenting Lender shall be converted into a Term B-2 Loan of such Lender effective as of the Second Amendment Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Term B-1 Loan immediately prior to such conversion; provided that the Term B~~-1~~-2 Loans shall initially consist of Term SOFR Loans with an Interest Period commencing on the ~~First~~Second Amendment Effective Date and ending on ~~June~~February 28, ~~2024~~2025.
(e)    Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02.    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.
(b)    Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith; provided, that each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Term Benchmark Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing (including a Borrowing of Swingline Loans) may be in an aggregate amount which is equal to the entire unused balance of the Total Revolving Commitments (and/or the Swingline Commitments, as applicable) or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.22.
Section 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Term Benchmark Borrowing to be made on the ~~First~~Second Amendment Effective Date, such shorter period of time as may be agreed to by the Administrative Agent), (b) (i) in the case of an ABR Term Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing and (ii) in the case of an ABR Revolving Borrowing, not later than 2:00 p.m., New York City time, on the date of the proposed Borrowing or (c) in the case of a Borrowing of Swingline Loans, in accordance with Section 2.23. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower substantially in the form of Exhibit T. Each such telephonic and written Borrowing Request shall specify the following information:
(i)    the Class of such Borrowing;
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or (except for Borrowings of Swingline Loans) a Term Benchmark Borrowing;
(v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.22, the identity of the Issuing Bank that made such LC Disbursement; and
(vii)    that as of the date of such Borrowing, all applicable conditions set forth in Section 4.02(a), Section 4.02(b) and Section 4.02(c) are satisfied.
If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in dollars by 12:00 p.m., New York City time or, solely in the case of an ABR Revolving Borrowing with respect to which the Borrowing Request is made on the date of the proposed Borrowing, 4:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.23. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans or Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.22 shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.22 to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.11. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
(c)    The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).
Section 2.05.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.05 shall not apply to Swingline Loans, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by the Borrower.
(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is to be a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (1) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (2) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.06.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the Additional Term B~~-1~~-2 Commitments outstanding on the ~~First~~Second Amendment Effective Date shall terminate at 5:00 p.m., New York City time, on the ~~First~~Second Amendment Effective Date, and (ii) the Revolving Commitments shall automatically terminate on the Revolving Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the Total Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.06 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.

Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06 shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.07.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.08 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section 2.07, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section 2.07 shall control.
(e)    Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).
Section 2.08.    Amortization of Term Loans.

(a)    Subject to adjustment pursuant to paragraph (c) of this Section 2.08, the Borrower shall repay the Term B~~-1~~-2 Loans on each anniversary of the ~~First~~Second Amendment Effective Date in an aggregate principal amount of Term B~~-1~~-2 Loans equal to 1.00% of the original aggregate principal amount of the Term B~~-1~~-2 Loans on the ~~First~~Second Amendment Effective Date; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.
(b)    To the extent not previously paid, all Term B~~-1~~-2 Loans shall be due and payable on the Term Maturity Date.
(c)    Any prepayment of a Term Borrowing of any Class ii) pursuant to Section 2.09(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowing of such Class to be made pursuant to this Section as directed by the Borrower (and absent such direction in direct order of maturity), iii) pursuant to Section 2.09(a)(ii) shall be applied as set forth in Section 2.09(a)(ii)(F) and iv) pursuant to Section 2.09(b) or 2.09(c) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment, in direct order of maturity.
(d)    Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, three Business Days before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.14. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.
Section 2.09.    Prepayment of Loans.
(a)    (1) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.09; provided that in the event that, on or prior to the date that is six months following the ~~First~~Second Amendment Effective Date, the Borrower (x) makes any prepayment of Term B~~-1~~-2 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the principal amount of the Term B~~-1~~-2 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate principal amount of the Term B~~-1~~-2 Loans outstanding immediately prior to such amendment.
(ii)    Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis:
(A)    The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section

2.09(a)(ii); provided that (x) the Borrower shall not make any Borrowing of Revolving Loans, Swingline Loans or borrowing of loans under any Incremental Revolving Facility to fund any Discounted Term Loan Prepayment and (y) the Borrower shall not initiate any action under this Section 2.09(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers.
(B)    (i)(1) Subject to the proviso to subsection (A) above, the Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with four (4) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.09), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)    If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender who made a Solicited Discounted Prepayment Offer of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C)    (ii)(1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.09), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the

aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(D)    (iii)(1) Subject to the proviso to subsection (A) above, the Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.09), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower (the “Acceptable Discount”), if any. If the Borrower

elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than the third Business Day after the date of receipt by the Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.09(a)(ii)(D). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(E)    In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrower in connection therewith.
(F)    If any Term Loan is to be prepaid in accordance with paragraphs (B) through (D) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s office in immediately available funds not later than 11:00 a.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of outstanding Term Loans pursuant to this Section 2.09(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.09(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.09(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(I)    Each of the Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.09(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.09(a)(ii) as well as activities of the Auction Agent.

(J)    The Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.09(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).
(b)    In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries (i) in respect of any Prepayment Event described in clause (b) of the definition of “Prepayment Event”, the Borrower shall, on the date of such Prepayment Event, prepay Term B~~-1~~-2 Loans in an aggregate amount equal to 100% of the amount of such Net Proceeds, and (ii) in respect of any Prepayment Event described in clause (a) of the definition of “Prepayment Event”, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term B~~-1~~-2 Loans in an aggregate amount equal to the Asset Sale Percentage of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event,” if the Borrower and its Restricted Subsidiaries invest (or commit with a Person that is not Holdings, an Intermediate Parent, the Borrower or a Subsidiary to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds in the business of the Borrower and its Restricted Subsidiaries (including in any acquisitions permitted under Section 6.04 and in working capital or trading activities), then no prepayment shall be required pursuant to this paragraph (b) in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month period, have not been so invested within 24 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested). Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds of a Prepayment Event described in clause (a) of the definition of “Prepayment Event”  to prepay, redeem or repurchase any Other First Lien Debt (provided, that in the case of the prepayment of any revolving Indebtedness, there is a corresponding reduction in commitments), in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Other First Lien Debt and (B) the denominator of which is the sum of the outstanding principal amount of such Other First Lien Debt and the outstanding principal amount of all Classes of Term B~~-1~~-2 Loans; it being understood and agreed that such portion shall, thereafter, no longer be required to be applied to prepay the Term B~~-1~~-2 Loans.
(c)    Commencing with the fiscal quarter of Holdings ending June 30, 2025, the Borrower shall apply an aggregate amount equal to (i) the ECF Percentage of Excess Cash Flow for the four fiscal quarter period ending on June 30 of each year (each an “Excess Cash Flow Period”), minus (ii) to the extent not financed using the proceeds of the incurrence of funded long term Indebtedness, the sum of (A) the aggregate amount of any voluntary prepayments, repurchases, redemption or retirements made during such Excess Cash Flow Period (plus, at the Borrower’s election, without duplication of any amounts previously deducted under this clause (i), the amount of any voluntary prepayment, repurchases, redemptions or retirements after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c) of (x) Term B~~-1~~-2 Loans (it being understood that the amount of any voluntary prepayment, repurchase, redemption or retirement of Term B~~-1~~-2 Loans below par shall be calculated to equal the amount of cash used and not the principal amount deemed prepaid therewith) and (y) Other First Lien Debt (provided, that (1) in the case of the prepayment of any revolving Indebtedness, there was a corresponding reduction in commitments and (2) the maximum amount of each such prepayment, repurchase, redemption or retirement of Other First Lien Debt that may be counted for purposes of this clause (A)(y) shall not exceed the amount that would have been prepaid, repurchased, redeemed or retired in respect of such Other First Lien Debt if such prepayment, repurchase, redemption or retirement had been applied on a ratable basis among the Term B~~-1~~-2 Loans and such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term B~~-1~~-2 Loans and the aggregate principal amount of such Other First Lien Debt on the date of such prepayment, repurchase, redemption or retirement of such Other First Lien Debt)) and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Commitments to the extent that an equal amount of Revolving Loans was simultaneously repaid to (1) prepay Term B~~-1~~-2 Loans or (2) to prepay Term B~~-1~~-2 Loans and to prepay, repurchase, redeem or retire any Other First Lien Debt so long as the prepayments under this clause (2) are applied in a manner such that the Term B~~-1~~-2 Loans are prepaid on at least a ratable basis with such Other First Lien Debt (determined based on the aggregate outstanding principal amount of Term B~~-1~~-2 Loans and the aggregate outstanding principal amount of such Other First Lien Debt on the date of such prepayment, repurchase, redemption or retirement). Each prepayment pursuant to this paragraph (c) shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01(b) with respect to the last fiscal quarter of the four fiscal quarter period for which Excess Cash Flow is being calculated.
(d)    Prior to any optional prepayment of Borrowings pursuant to Section 2.09(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section 2.09. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section 2.09 (other than an optional prepayment pursuant to paragraph (a)(i) of this Section 2.09, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower (such amounts, “Declined Proceeds”). Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph (d) of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.14.
(e)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New
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York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any break funding payments required by Section 2.14.
(f)    Notwithstanding any other provisions of Section 2.09(b) or (c), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.09(b) (a “Foreign Prepayment Event”) or Excess Cash Flow attributable to a Foreign Subsidiary are prohibited, restricted or delayed by applicable local law (e.g., financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, restrictions on upstreaming cash among the Borrower and its Subsidiaries and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.09(b) or (c), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the Borrower (Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after any repatriation of such amounts) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans and/or Other First Lien Debt pursuant to Section 2.09(b) or (c), as applicable, and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Foreign Subsidiary Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.
(g)    In the event and on each occasion that the aggregate Revolving Exposures of any Class exceed the aggregate Revolving Commitments of such Class, the Borrower shall prepay Revolving Borrowings or Swingline Loans of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.22) in an aggregate amount necessary to eliminate such excess.
(h)    Additionally, notwithstanding anything else in this Agreement to the contrary, in the event that any Term Loan of any Lender would otherwise be repaid or prepaid from the proceeds of other Term Loans being funded on the date of such repayment or prepayment, if agreed to by the Borrower and such
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Lender and notified to the Administrative Agent prior to the date of the applicable repayment or prepayment, all or any portion of such Lender’s Term Loan that would have otherwise been repaid or prepaid in connection therewith may be converted on a “cashless roll” basis into a new Term Loan of the applicable Class.
Section 2.10.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent and the Lead Arrangers, for their own respective accounts and the account of each applicable Lender, fees in the amounts and at the times set forth in the Engagement Letter. Any upfront fees payable to a Term Lender in respect of its Term B~~-1~~-2 Loan shall be paid out of the proceeds of such Term Lender’s Term B~~-1~~-2 Loan as and when funded on the ~~First~~Second Amendment Effective Date and shall be treated (and reported) by the Borrower and such Term Lender as a reduction in issue price of the Term B~~-1~~-2 Loans for U.S. federal, state and local income tax purposes.
(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Commitment Fee Rate per annum on the average daily unused amount of the Revolving Commitment of such Lender during the Revolving Availability Period. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the First Amendment Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender, but not to the extent of the outstanding Swingline Loans or Swingline Exposure of such Lender.
(c)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the First Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit during the period from and including the First Amendment Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) Business Day following such last day, commencing on the first such date to occur after the First Amendment Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph (c) shall be
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payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(e)    Notwithstanding the foregoing, and subject to Section 2.21, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.10.
Section 2.11.    Interest.
(a)    The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Term Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.11(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.11(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.12.    Alternate Rate of Interest(a)    . (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12:
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(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing or the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a), then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the use, administration, adoption or implementation of a Benchmark Replacement, the
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Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
Section 2.13.    Increased Costs.
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(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted Term SOFR Rate); or
(ii)    impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein (in each case, other than any (A) Excluded Taxes, (B) Indemnified Taxes or (C) Other Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan or to increase the cost of such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.13 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
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Section 2.14.    Break Funding Payments. In the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(e) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof. This Section 2.14 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax claim.
Section 2.15.    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.15) the applicable Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of
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the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, at such times as are reasonably requested by Borrower or the Administrative Agent, provide Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by applicable Requirements of Law, or reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents (including, in the case of a Lender seeking exemption from the withholding imposed under FATCA, any documentation necessary to prevent such withholding). Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
Without limiting the generality of the foregoing:
(i)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower and the Administrative Agent, on or before the date on which it becomes a party to this Agreement, two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by any Requirements of Law or upon the reasonable request of Borrower or the Administrative Agent) whichever of the following is applicable:
(A)    two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)    two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit P (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),
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(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or
(E)    any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption (including any new documentation reasonably requested by the applicable withholding agent) required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.
Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this clause (e).
(f)    If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund of any Taxes for which indemnification has been demanded hereunder that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the
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Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.15 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to taxes which it deems confidential).
(g)    The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(h)    For purposes of this Section 2.15, the term “Lender” shall include any Issuing Bank and the Swingline Lender.
Section 2.16.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    The Borrower shall make each payment or prepayment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. In the case of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
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(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Class of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph (c) shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.09(b)), notice from the Borrower that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.17.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, and
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(ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.
(b)    If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.15 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.13, or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
Section 2.18.    Incremental Credit Extensions.
(a)    (2)  At any time and from time to time after the First Amendment Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available such notice to each of the Lenders), request to effect one or more additional revolving credit facility tranches hereunder (or an increase of the Revolving Commitments hereunder) (“Incremental Revolving Facilities”) from Additional Revolving Lenders; provided that (A) at the time of each such request and upon the effectiveness of each
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Incremental Revolving Facility Amendment, no Default shall have occurred and be continuing or shall result therefrom (or, in the case of the incurrence or provision of any Incremental Revolving Facility in connection with a Limited Condition Acquisition, no Specified Event of Default shall have occurred and be continuing or shall result therefrom), (B) the Borrower shall have delivered a certificate of a Financial Officer certifying as to clause (A) above and setting forth the applicable clause(s) of the definition of “Incremental Cap” utilized for such Incremental Revolving Facility, together with, to the extent utilizing clause (b) of the definition of “Incremental Cap,” reasonably detailed calculations demonstrating compliance with such clause (b) (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA or Consolidated Interest Expense, as applicable, for the relevant period), (C) such Incremental Revolving Facility (x) shall be secured solely by Collateral on a pari passu basis with or junior basis to the Initial Revolving Loans (provided that to the extent such Incremental Revolving Facility is secured by junior Liens, the applicable parties shall have entered into the Junior Lien Intercreditor Agreement) or shall otherwise be unsecured and (y) shall not be guaranteed by any Persons other than Loan Parties, (D) except as set forth in clause (F) below, the interest rate margins, rate floors, fees, premiums and maturity applicable to any Incremental Revolving Facility shall be determined by the Borrower and the Additional Revolving Lenders providing such Incremental Revolving Facility, provided that no Incremental Revolving Facility shall mature prior to the Revolving Maturity Date or require any scheduled amortization or mandatory commitment reductions prior to the Revolving Maturity Date, (E) any Incremental Revolving Facility may be provided in any currency as mutually agreed among the Administrative Agent, the Borrower and the Additional Revolving Lenders, (F) in the case of an increase in the Revolving Commitments hereunder, the maturity date of such increase in the Revolving Commitment shall be the Revolving Maturity Date, such increase in the Revolving Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Maturity Date and shall be on the same terms governing the Revolving Commitments pursuant to this Agreement and (G) subject to the express requirements herein, any Incremental Revolving Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Revolving Lenders providing the applicable Incremental Revolving Facilities; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clause (D) or (E) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that no Issuing Bank shall be required to act as “issuing bank” and no Swingline Lender shall be required to act as a “swingline lender” under any such Incremental Revolving Facility without its written consent. Each Incremental Revolving Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the Incremental Cap.
(ii)    At any time and from time to time after the First Amendment Effective Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available such notice to each of the Lenders), request to effect one or more additional tranches of term loans hereunder or increases (so long as the interest rate margins, rate floors, fees, funding discounts and other terms of any such increase are identical to the Term Loans being increased) in the amount of Term Loans (“Incremental Term Facilities” and, together with any Incremental Revolving Facility, an “Incremental Facility”) from one or more Additional Term Lenders; provided that (A) at the time of each such request and upon the effectiveness of each Incremental Term Facility Amendment, no Default shall have occurred and be continuing or shall result therefrom (or, in the case of the incurrence or provision of any Incremental Term Facility in connection with a Limited Condition
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Acquisition, no Specified Event of Default shall have occurred and be continuing or shall result therefrom), (B) the Borrower shall have delivered a certificate of a Financial Officer certifying as to clause (A) above and setting forth the applicable clause(s) of the definition of Incremental Cap utilized for such Incremental Term Facility, together with, to the extent utilizing clause (b) of the definition of Incremental Cap, reasonably detailed calculations demonstrating compliance with such clause (b) (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(d), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA or Consolidated Interest Expense, as applicable, for the relevant period), (C) the maturity date of any Incremental Term Loans incurred pursuant to any Incremental Term Facility shall not be earlier than the Term Maturity Date and such Incremental Term Facility shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans); provided, that that this clause (C) shall not apply to any Incremental Term Facilities incurred in the form of Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (C)) and/or in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket, (D) the All-In Yield for any term loans incurred pursuant to any Incremental Term Facility shall be determined by the Borrower and the Additional Term Lenders; provided that in the event that on or prior to the date this is six months after the First Amendment Effective Date in the case of floating rate term loans (other than Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (D))) that are (w) secured by Liens on the Collateral on a pari passu basis with the Term B~~-1~~-2 Loans, (x) denominated in dollars and (y) broadly syndicated to banks and other institutional investors, if the All-In Yield for such term loans is greater than the All-In Yield for the Term B~~-1~~-2 Loans by more than 50 basis points, then the All-In Yield for the Term B~~-1~~-2 Loans shall be increased to the extent necessary so that the All-In Yield is equal to the All-In Yield for such term loans incurred pursuant to such Incremental Term Facility minus 50 basis points; provided, further, that, in determining the All-In Yield applicable to the term loans incurred pursuant to such Incremental Term Facility and the Term B~~-1~~-2 Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by Borrower to the Term Lenders or any Additional Term Lenders in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Lead Arrangers (or their respective affiliates) in connection with this Agreement or to one or more arrangers (or their affiliates) of any Incremental Term Facility shall be excluded and (z) if the Incremental Term Facility includes an interest rate floor greater than the interest rate floor applicable to the Term B~~-1~~-2 Loans, such differential in interest rate floors shall be equated to interest margin for purposes of determining whether an increase to the applicable interest margin for the Term B~~-1~~-2 Loans shall be required, but only to the extent an increase in the interest rate floor in the Term B~~-1~~-2 Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the existing Term B~~-1~~-2 Loans shall be increased by such amount (not to exceed the extent of such differential between interest rate floors) as will result in the interest margin applicable to such Incremental Term Facility plus the interest rate floor applicable to such Incremental Term Facility being no greater than the interest rate floor (as so increased) plus the interest rate margin applicable to Term B~~-1~~-2 Loans minus 50 basis points; provided, further, that this clause (D) shall not apply to (1) any Incremental Term Facility that is incurred with a principal amount not in excess of the greater of $300,000,000 and 30% of Consolidated EBITDA calculated
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on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available, (2) any Incremental Term Facility with a maturity date more than two (2) years after the maturity date of the Term B~~-1~~-2 Loans, or (3) any Incremental Term Facility incurred to finance a Permitted Acquisition, other similar Investment or New Project (this clause (D), the “MFN Protections”), (E) the Incremental Term Loans incurred pursuant to any Incremental Term Facility (x) shall be secured solely by the Collateral on a pari passu basis with or junior basis to the Term B~~-1~~-2 Loans (provided that to the extent such Incremental Term Facility is secured by junior Liens the applicable parties shall have entered into the Junior Lien Intercreditor Agreement) or shall be unsecured and (y) shall not be guaranteed by any Persons other than Loan Parties, (F) any Incremental Term Facility may be provided in any currency as mutually agreed among the Administrative Agent, the Borrower and the Additional Term Lenders and (G) subject to the express requirements herein, any Incremental Term Facility Amendment shall be on the terms and pursuant to documentation to be determined by the Borrower and the Additional Term Lenders providing the applicable Incremental Term Facilities; provided that to the extent such terms and documentation are not consistent with this Agreement (except to the extent permitted by clause (D), (E) or (F) above), they shall be reasonably satisfactory to the Administrative Agent. Each Incremental Term Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all the remaining availability under the Incremental Cap.
(iii)    Notwithstanding anything to the contrary herein, no Incremental Facility may be established or incurred under this Section 2.18 in an amount that would exceed the Incremental Cap at the time of such establishment or incurrence. Notwithstanding anything herein to the contrary, no existing Lender will be required to participate in any Incremental Revolving Facility or Incremental Term Facility without its consent.
(b)    (3)  Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Incremental Revolving Facility or Incremental Term Facility.
(ii)    Commitments in respect of any Incremental Revolving Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Revolving Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the applicable Additional Revolving Lenders and the Administrative Agent. Incremental Revolving Facilities may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any Incremental Revolving Facility or, unless it agrees, be obligated to participate in any Incremental Revolving Facility) or by any Additional Revolving Lender. An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for the issuance of letters of credit and swingline loans thereunder and to provide for the treatment of defaulting lenders). Subject to Section 1.08, in the case of an Incremental Revolving Facility incurred to finance a Limited Condition Acquisition, the effectiveness of any Incremental Revolving Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Revolving Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” (or other similar reference) in Section 4.02 shall be deemed to refer to the Incremental Revolving Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt
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by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).
(iii)    Commitments in respect of any Incremental Term Facility shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Term Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents executed by the Borrower, the applicable Additional Term Lenders and the Administrative Agent. Incremental Term Facilities may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have any right to participate in any Incremental Term Facility or, unless it agrees, be obligated to provide any Incremental Term Facilities) or by any Additional Term Lender. An Incremental Term Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. Subject to Section 1.08 in the case of an Incremental Term Facility incurred to finance a Limited Condition Acquisition, the effectiveness of any Incremental Term Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Term Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Term Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” (or other similar reference) in Section 4.02 shall be deemed to refer to the Incremental Term Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).
(c)    (i) Upon each increase in the Revolving Commitments pursuant to this Section, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Lender providing a portion of such increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender's participations hereunder in outstanding Letters of Credit such that, after giving effect to such increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender's Applicable Percentage. If, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall, upon the effectiveness of the applicable Incremental Revolving Facility, be prepaid from the proceeds of Revolving Loans made under such Incremental Revolving Facility so that Revolving Loans are thereafter held by the Revolving Lenders according to their Applicable Percentage (after giving effect to the increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 2.13. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing, pro rata payment requirements and notice requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
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(d)    Upon each Incremental Term Facility Closing Date pursuant to this Section, each Additional Term Lender participating in the applicable Incremental Term Facility shall make an additional term loan to the Borrower in a principal amount equal to such Additional Term Lender’s commitment in respect of such Incremental Term Facility. Any such term loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.
(e)    This Section 2.18 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.
Section 2.19.    Refinancing Amendments; Maturity Extension.
(a)    At any time after the First Amendment Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans (which for purposes of this sentence will be deemed to include any Incremental Term Loans or Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding loans under any Incremental Revolving Facility, Incremental Revolving Commitments, Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) may be secured by Liens on the Collateral on a pari passu or junior basis with respect to the Liens on the Collateral securing the other Loans and Commitments hereunder (provided that to the extent such term loans are secured by junior Liens the applicable parties shall have entered into a Junior Lien Intercreditor Agreement), (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof (provided that such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment), (iii) (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of the Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced; provided that this clause (y) shall not apply to Indebtedness incurred in the form of Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (y)) and/or Indebtedness in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket, (iv) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of the Revolving Commitments, the Other Revolving Commitments or the commitments under the Incremental Revolving Facility being so refinanced and (v) subject to clause (ii) above, will have terms and conditions that are substantially identical to, or less favorable (taken as a whole) to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided, further, that in no event shall such Credit Agreement Refinancing Indebtedness be subject to the MFN Protections. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the
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date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.19 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans or $5,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof in each case. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case, on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments; provided that no Issuing Bank or Swingline Lender shall be required to act as “issuing bank” or “swingline lender” under any such Refinancing Amendment without its written consent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Loans, Other Term Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(b)    At any time after the First Amendment Effective Date, the Borrower and any Lender may agree, by notice to the Administrative Agent (each such notice, an “Extension Notice”), to extend the maturity date of such Lender’s Revolving Commitments and/or Term Loans to the extended maturity date specified in such Extension Notice.
(c)    This Section 2.19 shall supersede any provisions in Section 2.16 or Section 9.02 to the contrary.
Section 2.20.    [Reserved].
Section 2.21.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.10(b) (it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to retroactively pay such fees after such Lender ceases to be a Defaulting Lender);
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(b)    the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Majority in Interest have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Article 8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(d)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments; provided that each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing
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Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.22 for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(b) and Section 2.10(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all fees payable under Section 2.10(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(e)    so long as such Lender is a Defaulting Lender, no Swingline Lenders shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and participating interests in any newly made Swingline Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) any Swingline Lender or Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the applicable Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Applicable Percentage.
Section 2.22.    Letters of Credit.
(a)    LC Commitment. (4) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on (among other things) the agreements of the other Revolving Lenders set forth in Section
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2.22(c), agrees to issue standby letters of credit denominated in dollars (“Letters of Credit”) for the account of the Borrower (or for the account of any Subsidiary so long as the Borrower and such Subsidiary are co-applicants in respect of such Letter of Credit) on any Business Day during the Revolving Availability Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its LC Commitment; provided that, upon the request of the Borrower, any Issuing Bank may agree, in its sole discretion, to issue Letters of Credit in excess of such Issuing Bank’s LC Commitment, and the Revolving Lenders shall be obligated to participate in any such Letter of Credit, so long as the LC Exposure does not exceed the Letter of Credit Sublimit and the aggregate Revolving Exposure of all Lenders does not exceed the total LC Commitments, (ii) the LC Exposure shall not exceed the total LC Commitments, (iii) no Lender’s Revolving Exposure shall exceed its Commitment. Each Letter of Credit shall, except as provided in Section 2.22(a)(ii) below, expire no later than the earlier of (A) the first anniversary of its date of issuance and (B) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (B) above, except as provided in Section 2.22(a)(ii) below).
(ii)    If requested by the Borrower and if the applicable Issuing Bank agrees, such Issuing Bank may issue one or more Letters of Credit hereunder, with expiry dates that would occur after the fifth Business Day prior to the Revolving Maturity Date, based upon the Borrower’s agreement to cash collateralize the LC Exposure in accordance with Section 2.22(h). If the Borrower fails to cash collateralize the outstanding LC Exposure in accordance with the requirements of Section 2.22(h), each outstanding Letter of Credit shall automatically be deemed to be drawn in full on such date and the reimbursement obligations of the Borrower set forth in Section 2.22(d) shall be deemed to apply and shall be construed such that the reimbursement obligation is to provide cash collateral in accordance with the requirements of Section 2.22(h).
(iii)    The Borrower shall grant to the Administrative Agent for the benefit of the Issuing Banks and the Lenders, pursuant to a collateral agreement, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing as required to be deposited pursuant to Section 2.22(a)(ii) or Section 2.22(h). Cash collateral shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent (or any affiliate thereof) (the “LC Cash Collateral Account”). All interest on such cash collateral shall be paid to the Borrower upon the Borrower’s request, provided that such interest shall first be applied to all outstanding LC Exposure at such time and the balance shall be distributed to the Borrower.
(iv)    No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any LC Participant to exceed any limits imposed by, any applicable Requirement of Law.
An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in
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particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; or
(ii)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)    Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt of any Application, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and the Borrower. Such Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Such Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
(c)    LC Participation. (5) Each Issuing Bank irrevocably agrees to grant and hereby grants to each LC Participant, and, to induce each Issuing Bank to issue Letters of Credit, each LC Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Bank, on the terms and conditions set forth below, for such LC Participant’s own account and risk a participation in such Letter of Credit equal to such LC Participant’s Applicable Percentage in the aggregate amount available to be drawn under such Letter of Credit. Each LC Participant agrees with each Issuing Bank that, if a drawing is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by such Issuing Bank shall be required to be returned by it at any time), such LC Participant shall pay to such Issuing Bank upon demand at such Issuing Bank’s address for notices specified herein an amount equal to such LC Participant’s Applicable Percentage of the amount that is not so reimbursed (or is so returned). Each LC Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such LC Participant may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4.02, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other LC Participant or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(ii)    If any amount required to be paid by any LC Participant to any Issuing Bank pursuant to Section 2.22(c) in respect of any unreimbursed portion of any payment made by such Issuing Bank under such Letter of Credit is paid to such Issuing Bank within three Business Days after the date such payment is due, such LC Participant shall pay to such Issuing Bank on demand an
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amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (C) a fraction the numerator of which is the number of days that elapse during such period (including the first day but excluding the last day) and the denominator of which is 360. If any such amount required to be paid by any LC Participant pursuant to Section 2.22(c) is not made available to such Issuing Bank by such LC Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such LC Participant, on demand, such amount with interest thereon calculated from such due date at the Applicable Rate to ABR Revolving Loans. A certificate of the applicable Issuing Bank submitted to any LC Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(iii)    Whenever, at any time after the applicable Issuing Bank has made payment under any Letter of Credit and has received from any LC Participant its pro rata share of such payment in accordance with Section 2.22(c), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such LC Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such LC Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.
(d)    Reimbursement Obligations of the Borrower. If any drawing is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Bank for the amount of (x) the drawing so paid and (y) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment, not later than 12:00 Noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice from the relevant Issuing Bank. Each such payment shall be made to such Issuing Bank at its address for notices referred to herein in dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant drawing is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.11(b) and (y) thereafter, Section 2.11(c).
(e)    Obligations Absolute. The Borrower’s obligations under this Section 2.22(e) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Banks that no Issuing Bank shall be responsible for, and the Borrower’s Reimbursement Obligations under this Section 2.22(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee or payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except that the foregoing shall not be construed to excuse any Issuing Bank from liability to the
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Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Bank. The Borrower agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower; provided, however, that in no event shall any Issuing Bank have any liability to any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(f)    Letters of Credit Payment. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the applicable Issuing Bank to the Borrower in connection with any compliant drawing presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each drawing) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
(g)    Applications. To the extent that any provision of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.
(h)    Action in Respect of Letters of Credit.
(i)    Not later than the date that is ten (10) Business Days prior to the Revolving Maturity Date, or at any time after the Revolving Maturity Date when the aggregate funds on deposit in the LC Cash Collateral Account shall be less than the amounts required herein, the Borrower shall pay to the Administrative Agent in immediately available funds, at the Administrative Agent’s office referred to in Section 9.01, for deposit in the LC Cash Collateral Account described in Section 2.22(a)(ii), the amount required so that, after such payment, the aggregate funds on deposit in the LC Cash Collateral Account are not less than 103% of the sum of all outstanding LC Exposure with an expiration date beyond the Revolving Maturity Date.
(ii)    The Administrative Agent may, from time to time after funds are deposited in any LC Cash Collateral Account, apply funds then held in such LC Cash Collateral Account to the payment of any amounts, in accordance with the terms herein, as shall have become or shall become due and payable by the Borrower to the Issuing Banks or Lenders in respect of the LC Exposure. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.
(i)    Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree, in their sole discretion, to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an
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Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.
(j)    Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of delivery thereof; provided that no such termination shall become effective unless and until the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.10(c). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(k)    Resignation of the Issuing Banks. Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent and the Borrower. At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.10(c). Notwithstanding the effectiveness of any such resignation, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or increase any existing Letter of Credit.
(l)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
Section 2.23.    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance on the agreements of the Revolving Lenders set forth in this Section, agrees to make Swingline Loans denominated in dollars to the Borrower from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) unless otherwise agreed by the Swingline Lender in its sole discretion from time to time, the aggregate principal amount of outstanding Swingline Loans, when aggregated with the aggregate
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principal amount of Revolving Loans made by the Lender acting as Swingline Lender, exceeding such Lender’s Revolving Commitment, (ii) the sum of the total Revolving Exposures exceeding the Total Revolving Commitment or (iii) the aggregate principal amount of outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment; provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    Borrowing Procedures for Swingline Loans. Each Borrowing of Swingline Loans shall be made upon the Borrower’s notice to the Swingline Lender and the Administrative Agent. Each such notice shall be given by telephone to the Swingline Lender and the Administrative Agent not later than 2:00 p.m., New York City time, on the date of the requested Borrowing of Swingline Loan, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $100,000 or a larger multiple of $100,000, (ii) the date of such Borrowing of Swingline Loans (which shall be a Business Day), (iii) (other than in the case of Swingline Loans requested to finance the reimbursement of an LC Disbursement, in which case Section 2.03(vi) shall apply) if the funds are not to be credited to a general deposit account of the Borrower maintained with the Swingline Lender because the Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.04 and (iv) shall otherwise contain the information required for Borrowing Requests set forth in Section 2.03. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent and the Swingline Lender of a written Borrowing Request signed by the Borrower. Subject to the terms and conditions set forth herein, such Swingline Lender shall make each Swingline Loan available to the Borrower by credit to the Borrower’s account with such Swingline Lender or by wire transfer in accordance with instructions provided to (and reasonably acceptable to) such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.22(d), by remittance to the respective Issuing Bank), not later than 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)    Participations by Lenders in Swingline Loans.
(i)    Immediately upon the making of a Swingline Loan by a Swingline Lender, and without any further action on the part of such Swingline Lender or the Revolving Lenders, such Swingline Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Swingline Lender, a participation in such Swingline Loan equal to such Revolving Lender’s Applicable Percentage of the amount of such Swingline Loan. Each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner and timing as provided in Section 2.04 with respect to Loans made by such Revolving Lender (with references to 12:00 noon, New York City time, in such Section being deemed to be references to 3:00 p.m., New York City time) (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the
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Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders.
(ii)    The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to the preceding paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.23 (including by the time referred to in Section 2.23(c)(i)), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swingline Lender, times (C) a fraction the numerator of which is the number of days that elapse during such period (including the first day but excluding the last day) and the denominator of which is 360. If any such amount required to be paid by any Revolving Lender pursuant to this Section 2.23 is not made available to the Swingline Lender by such Revolving Lender within three Business Days after the date such payment is due, the Swingline Lender shall be entitled to recover from such Revolving Lender, on demand, such amount with interest thereon calculated from such due date at the Applicable Rate to ABR Revolving Loans. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(d)    Resignation of Swingline Lender. Any Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. After the resignation of a Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.
ARTICLE 3
Representations and Warranties
Each of Holdings and the Borrower represents and warrants to the Administrative Agent and each of the Lenders that:
Section 3.01.    Organization; Powers. Each of Holdings, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in
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the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or Regulatory Supervising Organization, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 3.04.    Financial Condition; No Material Adverse Effect.
(a)    The Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of Holdings and its consolidated Subsidiaries as of the date thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except, in the case of the Unaudited Financial Statements, for the absence of notes and for normal year-end adjustments and except as otherwise expressly noted therein.
(b)    Since December 31, 2020, there has been no Material Adverse Effect.
Section 3.05.    Properties.
(a)    Each of Holdings, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii)
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except for defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    As of the First Amendment Effective Date, after giving effect to the Transactions to be consummated on or prior to the First Amendment Effective Date, none of Holdings, the Borrower or any Restricted Subsidiary owns any real property with a fair market value in excess of $10,000,000.
Section 3.06.    Litigation and Environmental Matters.
(a)    Except for routine examinations conducted by a Regulatory Supervising Organization or Governmental Authority in the ordinary course of the business of the Borrower and its Subsidiaries, there is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting (i) Holdings, the Borrower or any Restricted Subsidiary or (ii) any officer, director or key employee of Holdings, the Borrower or any Restricted Subsidiary in their respective capacities in such positions, in each case, before (or, in the case of material threatened claims, actions, suits, investigations or proceedings, would be before) or by any Governmental Authority, Regulatory Supervising Organization or arbitrator that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim, allegation, investigation or order with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Borrower, any basis to reasonably expect that Holdings, the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability.
Section 3.07.    Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with (i) its Organizational Documents, (ii) all Requirements of Law applicable to it or its property and (iii) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (ii) and (iii) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.08.    Investment Company Status. No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time.
Section 3.09.    Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There are no audits, assessments, claims or other Tax
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proceedings against Holdings, the Borrower or any Restricted Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.10.    ERISA.
(a)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.
(b)    Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
Section 3.11.    Disclosure.
(a)    Neither (i) the Information Materials as of the First Amendment Effective Date nor (ii) any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the First Amendment Effective Date in connection with the transactions consummated on the First Amendment Effective Date, as of the First Amendment Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.
(b)    If the Borrower has provided a Beneficial Ownership Certification to any Lender in connection with this Agreement on or prior to the First Amendment Effective Date, as of the First Amendment Effective Date, to the best knowledge of the Borrower, the information included in such Beneficial Ownership Certification is true and correct in all respects.
Section 3.12.    Subsidiaries. As of the First Amendment Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings, the Borrower and each Subsidiary in, each Subsidiary.
Section 3.13.    Intellectual Property; Licenses, Etc. Each of Holdings, the Borrower and the Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of Holdings, the Borrower or any Restricted Subsidiary, in the operation of its business as currently conducted, infringes upon,
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misappropriates or otherwise violates any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 3.14.    Solvency. Immediately after the consummation of the transactions contemplated by the First Amendment to occur on the First Amendment Effective Date, the Borrower and its Subsidiaries, on a consolidated basis, will not be Insolvent.
Section 3.15.    Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Junior Financing.
Section 3.16.    Federal Reserve Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, in each case, in a manner that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.
Section 3.17.    Use of Proceeds.
(a)    The Borrower and its Restricted Subsidiaries will use the proceeds of borrowings under the Revolving Commitment and use the Letters of Credit issued hereunder for general corporate purposes (including, without limitation, for the financing of Permitted Acquisitions and to pay fees and expenses in connection therewith).
(b)    The Borrower will use the proceeds of the Initial Term Loans received on the Closing Date to consummate the Transactions and for general corporate purposes (including, without limitation, to fund share repurchases).
(c)    The Borrower will use the proceeds of Term B-1 Loans (i) to repay the Initial Term Loans, (ii) to pay fees and expenses in connection with the First Amendment and (iii) if any proceeds remain thereafter, for general corporate purposes.
(d)    The Borrower will use the proceeds of Term B-2 Loans pursuant to the Additional Term B-2 Commitment (i) to repay the Term B-1 Loans which are not converted into Term B-2 Loans, (ii) to pay fees and expenses in connection with the Second Amendment and (iii) if any proceeds remain thereafter, for general corporate purposes.
Section 3.18.    Regulatory Status and Memberships Held.
(a)    Except as set forth on Schedule 3.18, each Broker-Dealer Subsidiary is duly (i) registered, licensed or qualified as a broker-dealer and is in compliance in all material respects with all Requirements of Law of all material jurisdictions in which it is required to be so registered, licensed or qualified and each such registration, license or qualification is in full force and effect and (ii) registered as a broker-dealer with the SEC under the Exchange Act and is in compliance in all material respects with the applicable provisions of the Exchange Act and all rules and regulations thereunder and applicable state securities laws, including the net capital requirements and customer protection requirements thereof.
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(b)    Each Subsidiary of the Borrower listed on Schedule 3.18 is duly registered with, or a member of, the Regulatory Supervising Organization(s) indicated for such Subsidiary and is in compliance in all material respects with all applicable rules and regulations of such Regulatory Supervising Organization(s).
Section 3.19.    PATRIOT Act, OFAC and FCPA.
(a)    Holdings, the Borrower and the Subsidiaries will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.
(b)    Holdings, the Borrower and the Restricted Subsidiaries will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).
(c)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any Subsidiary has, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA Patriot Act or the FCPA.
(d)    (i) None of the Loan Parties is an individual or entity currently on OFAC’s list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or is owned 50% or more, directly or indirectly, by one or more parties on the SDN List and (ii) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Restricted Subsidiaries that are not Loan Parties or, to the knowledge of Holdings, any director, officer, employee or agent of any Loan Party or other Restricted Subsidiary, in each case, is an individual or entity currently on the SDN List or is owned 50% or more, directly or indirectly, by one or more parties on the SDN List, nor is Holdings, the Borrower or any Restricted Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.
Section 3.20.    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
Section 3.21.    Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person”, as such term is defined in the Outbound Investment Rules. Except where the Borrower or any of its Subsidiaries engage in a “covered transaction” that would be a “notifiable transaction”, as each such term is defined in the Outward Investment Rules, and the Borrower or such Subsidiary complies with the requirements of the Outbound Investment Rules with respect to notifiable transactions and provides advance written notice thereof to the Administrative Agent, neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person, or (iii) any other activity that would cause the Administrative Agent or any
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Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE 4
Conditions
Section 4.01.    Closing Date. The obligations of the Lenders to make Loans hereunder on the Closing Date shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).
(b)    The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York counsel for the Loan Parties, and Cleary, Gottlieb, Steen & Hamilton LLP, special counsel for the Loan Parties, as to such matters as the Administrative Agent may reasonably request and in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers. Each of Holdings and the Borrower hereby requests such counsels to deliver such opinions.
(c)    The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit G with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.
(d)    The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(e)    The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Lead Arrangers and the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date (or such later day as the Borrower may reasonably agree), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.
(f)    The Administrative Agent and the Lead Arrangers shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about the Loan Parties (including a Beneficial Ownership Certification by the Borrower required under the Beneficial Ownership
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Regulation) as shall have been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or the Lead Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and the Beneficial Ownership Regulation.
(g)    The Administrative Agent shall have received a Borrowing Request requesting the borrowing of the Initial Term Loans.
(h)    The Existing Credit Agreement Refinancing shall have been consummated or shall substantially concurrently be consummated with the borrowing of the Initial Term Loans.
(i)    The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received (A) a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, (B) UCC, tax and judgment lien searches in respect of the Loan Parties; (C) counterparts of each of the Guarantee Agreement and the Collateral Agreement duly executed and delivered by the Loan Parties, (D) certificates evidencing equity interests of the Borrower and its Subsidiaries (in each case, to the extent certificated) evidencing the Equity Interests required to be pledged pursuant to the Collateral and Guarantee Requirement with respect to which a Lien may be perfected by the delivery of a stock or equivalent certificate, (E) “short form” intellectual property security agreements with respect to the Intellectual Property of the Loan Parties that is to be perfected by filing such agreements with the United States Patent and Trademark Office or the United States Copyright Office, duly executed by each Loan Party party thereto and (e) Uniform Commercial Code financing statements with respect to perfection of security interests in assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code.
(j)    The Administrative Agent and the Lead Arrangers shall have received the Audited Financial Statements and the Unaudited Financial Statements, in each case which shall be prepared in accordance with GAAP.
(k)    The Administrative Agent shall have received a solvency certificate from the Borrower’s chief financial officer in substantially the form attached as Exhibit R hereto.
(l)    The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in clauses (m) and (n) of this Section 4.01.
(m)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.
(n)    As of, and immediately after giving effect to the Borrowings on, the Closing Date, no Default or Event of Default shall have occurred and be continuing.
Section 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of
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Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the available balance of such Letter of Credit), as the case may be; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be; provided, further, however, that in the case of any Borrowing under an Incremental Facility, the proceeds of which are to be used to fund a Limited Condition Acquisition, if agreed to by the lenders providing such Incremental Facility, such representations may be limited to the Specified Representations.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the available balance of such Letter of Credit), as the case may be, no Default or Event of Default shall have occurred and be continuing (or, in the case of any Borrowing under an Incremental Facility, the proceeds of which are to be used to fund a Limited Condition Acquisition, if agreed to by the lenders providing such Incremental Facility, no Specified Event of Default shall have occurred and be continuing).
(c)    The Administrative Agent shall have received a duly completed Borrowing Request or Letter of Credit Application, as applicable.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE 5
Affirmative Covenants
Each of Holdings and the Borrower covenants and agrees with the Administrative Agent and each of the Lenders that, until the Termination Date:
Section 5.01.    Financial Statements and Other Information. Holdings or the Borrower will furnish to the Administrative Agent, which will furnish to each Lender:
(a)    on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each fiscal year of Holdings), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of Holdings as of the end of and for such year (commencing with financial statements as of the end of and for the fiscal year ending December 31, 2018), and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or any other independent registered public accounting firm of nationally recognized standing (without a “going
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concern” or like qualification or exception (other than with respect to, or resulting from, (i) any potential inability to satisfy the Financial Performance Covenant or any other financial maintenance covenant (whether or not in effect) on a future date or in a future period or (ii) an upcoming maturity date of any Indebtedness) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and which statements shall include an accompanying customary management discussion and analysis (which, for the avoidance of doubt, shall not be required to include strategy level detail with respect to operational performance, trading algorithms, “ticker-level” information or information that Holdings otherwise reasonably considers to be proprietary or highly sensitive);
(b)    commencing with the financial statements for the fiscal quarter ending March 31, 2019, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 30 days after the end of each such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and which statements shall include an accompanying customary management discussion and analysis (which, for the avoidance of doubt, shall not be required to include strategy level detail with respect to operational performance, trading algorithms, “ticker-level” information or information that the Borrower otherwise reasonably considers to be proprietary or highly sensitive);
(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(d)    not later than five days after any delivery of financial statements under paragraph (a) or (b) above (and, in any event, not later than five days after the date on which such financial statements were required to have been delivered), a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) if the Financial Performance Covenant is in effect with respect to the last day of the applicable fiscal period, demonstrating compliance with the Financial Performance Covenant and (B) in the case of the financial statements delivered under paragraph (b) above for fiscal quarter ending June 30 of each fiscal year, beginning with the fiscal quarter ending June 30, 2023, of Excess Cash Flow for the four fiscal quarter period ending on such date and (iii) in the case of financial statements delivered under paragraph (a) or (b) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any of its Restricted Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.09(b);
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(e)    [reserved];
(f)    not later than 90 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget for the Borrower and its Subsidiaries for such fiscal year (consisting of projected net revenue by asset class and geography, projected expenses, projected GAAP EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) and projected capital expenditures for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);
(g)    promptly after the same become publicly available, copies of all proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries with the SEC or with any national securities exchange, or distributed by Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries to the holders of its Equity Interests generally, as the case may be;
(h)    promptly upon filing with any applicable Regulatory Supervising Organization, a copy of each FOCUS report or similar report relating to the regulatory capital or similar requirements applicable to the Subsidiary filing such report;
(i)    promptly after the request by the Administrative Agent on behalf of any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation; and
(j)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or a parent company thereof) filed with the SEC or any national securities exchange; provided that (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, (i) any potential inability to satisfy the Financial Performance Covenant (whether or not in effect) in a future date or period or (ii) an upcoming maturity date of any Indebtedness under this Agreement occurring within 12 months from the time such report is required to be delivered to the Administrative Agent) or any qualification or exception as to the scope of such audit.
Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if
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so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto, on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(e)); or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and, upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”; provided that the following Borrower Materials may be marked “PUBLIC” unless the Borrower, after receiving notice from the Administrative Agent within a reasonable period of time prior to the intended distribution of such Borrower Materials, notifies the Administrative Agent that such Borrower Materials contain material non-public information: (1) the Loan Documents and (2) any notification of changes in the terms of the facilities provided hereunder.
The Borrower hereby represents and warrants that each of the Borrower, its controlling Person and each of its subsidiaries, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and (b) above, along with the Loan Documents, available to Public Lenders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities.  The Borrower will not request that any other material be posted to Public Lenders without expressly
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representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.  In no event shall the Administrative Agent post compliance certificates or budgets to Public Lenders.
Section 5.02.    Notices of Material Events. Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any Proceeding by or before any arbitrator, Governmental Authority or Regulatory Supervising Organization against or, to the knowledge of a Financial Officer, a Responsible Officer or another executive officer of Holdings, any Intermediate Parent, the Borrower or any Subsidiary, affecting Holdings, any Intermediate Parent, the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability, in each case, that could reasonably be expected to result in a Material Adverse Effect;
(c)    the commencement of any investigation by any Governmental Authority of or affecting Holdings, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
(d)    the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
(e)    the appearance of Holdings, the Borrower or any Subsidiary or Vincent Viola on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC and/or the United States Department of Treasury, or identified in any related executive orders issued by the President of the United States; and
(f)    if the Borrower has previously provided a Beneficial Ownership Certification to any Lender in connection with this Agreement, any change in the information provided in such Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.
Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03.    Information Regarding Collateral.
(a)    Holdings or the Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.
(b)    Not later than five days after delivery of financial statements pursuant to Section 5.01(a) or (b) (and, in any event, not later than five days after the date on which such financial statements were
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required to have been delivered), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 5, 6 and 8 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered as of the Closing Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any Wholly Owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.03 have been given.
Section 5.04.    Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises (including exchange memberships), Intellectual Property and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.
Section 5.05.    Payment of Taxes, Etc. Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, pay its obligations in respect of Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the failure to make such payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.06.    Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.07.    Insurance. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall, unless otherwise agreed to by the Administrative Agent, (a) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders, as the loss payee thereunder.
Section 5.08.    Books and Records; Inspection and Audit Rights; Quarterly Teleconferences.
(a)    Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true
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and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower, such Intermediate Parent or such Restricted Subsidiary, as the case may be. Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and, absent the existence of an Event of Default, only one such time shall be at the Borrower’s expense; provided, further, that (i) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (ii) the Administrative Agent and the Lenders shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants.
(b)    Within 10 Business Days after the earlier of (x) the delivery of any financial statements required to be delivered under Section 5.01(a) or (b) and (y) the date on which such financial statements were required to have been delivered, the Borrower shall host a teleconference meeting with the Lenders to discuss the results presented therein or for the applicable period, as applicable, and such other matters reasonably related thereto; provided that a combined teleconference meeting with equityholders of VFI hosted by VFI shall satisfy the requirement of this Section 5.08(b)).
Section 5.09.    Compliance with Laws. Each of Holdings and the Borrower will, and will cause each Intermediate Parent and Restricted Subsidiary to, comply with its Organizational Documents and all Requirements of Law (including Environmental Laws, ERISA and the USA Patriot Act) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.10.    Use of Proceeds.
(a)    The Borrower and its Restricted Subsidiaries will use the proceeds of Borrowings of Revolving Loans and Letters of Credit issued hereunder and the proceeds of any Incremental Revolving Facility or any Incremental Term Facility for working capital and other general corporate purposes (including the financing of Permitted Acquisitions).
(b)    The Borrower will use the proceeds of the Initial Term Loans received on the Closing Date to consummate the Transactions and for general corporate purposes (including, without limitation, to fund share repurchases).
(c)    The Borrower will use the proceeds of the Term B-1 Loans (i) to repay the Initial Term Loans, (ii) to pay fees and expenses in connection with the First Amendment and (iii) if any proceeds remain thereafter, for general corporate purposes.
(d)    The Borrower will use the proceeds of Term B-2 Loans pursuant to the Additional Term B-2 Commitment (i) to repay the Term B-1 Loans which are not converted into Term B-2 Loans, (ii) to
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pay fees and expenses in connection with the Second Amendment and (iii) if any proceeds remain thereafter, for general corporate purposes.
Section 5.11.    Additional Subsidiaries.
(a)    If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date or (ii) if any Restricted Subsidiary ceases to be an Excluded Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary, Holdings or the Borrower will, within 30 days after such formation, acquisition or cessation, notify the Administrative Agent thereof, and will cause (x) such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary, a Foreign Subsidiary, a Regulated Subsidiary or an Excluded Domestic Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and (y) any Loan Party that owns any Equity Interests in or Indebtedness of any such Restricted Subsidiary to satisfy the Collateral and Guarantee Requirement with respect to such Equity Interests and Indebtedness, in each case within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Restricted Subsidiary signed by a Responsible Officer, together with all attachments contemplated thereby).
(b)    Within 30 days (or such longer period as the Administrative Agent may reasonably agree) after Holdings or the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary.
Section 5.12.    Further Assurances.
(a)    Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
(b)    If, after the Closing Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein with a fair market value in excess of $10,000,000 as reasonably determined in good faith by the applicable Loan Party) are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”
Section 5.13.    Designation of Subsidiaries. The Borrower may at any time after the First Amendment Effective Date designate any Restricted Subsidiary (other than the Borrower or any Intermediate Parent) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted
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Subsidiary; provided that (a) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (b) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any other Indebtedness of Holdings or the Borrower or if it owns any Material Intellectual Property. The designation of any Subsidiary as an Unrestricted Subsidiary after the First Amendment Effective Date shall constitute an Investment by the Borrower therein at the date of designation (the “Designation Date”) in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the Designation Date of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.
Section 5.14.    Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case with respect to the Borrower, and a rating of the Term Loans and (prior to the Revolving Maturity Date, the Revolving Facility) by each of S&P and Moody’s.
Section 5.15.    Regulatory Matters. The Borrower will, and will cause each of its Regulated Subsidiaries to, comply in all material respects with all material rules and regulations, as applicable, of the SEC, FINRA or any other applicable domestic or foreign Governmental Authority or Regulatory Supervising Organization (including such rules and regulations dealing with net capital or other applicable requirements), except, with respect to all such matters, other than noncompliance by such Regulated Subsidiaries with minimum capital requirements, to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
ARTICLE 6
Negative Covenants
Each of Holdings and the Borrower covenants and agrees with the Administrative Agent and each of the Lenders that, until the Termination Date:
Section 6.01.    Indebtedness; Certain Equity Securities.
(a)    Holdings and the Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness of Holdings, the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.18 or 2.19);
(ii)    (A) Indebtedness outstanding on the First Amendment Effective Date (provided that any such Indebtedness that is (x) not intercompany Indebtedness and (y) in excess of $2,000,000 shall be listed on Schedule 6.01), (B) Indebtedness in respect of the Existing Yen Bonds, and (C) any Permitted Refinancing of any of the foregoing;
(iii)    Guarantees by Holdings, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder;
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provided that such Guarantee is otherwise permitted by Section 6.04; provided, further, that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement, (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, (C) no Guarantee by a Regulated Subsidiary of any Trading Debt of a non-Regulated Subsidiary shall be permitted unless such non-Regulated Subsidiary is consolidated with such Regulated Subsidiary for regulatory capital purposes, (D) no Guarantee by a Domestic Subsidiary that is not a Regulated Subsidiary of any Trading Debt shall be permitted unless such Domestic Subsidiary is a Subsidiary Loan Party and (E) any such Guarantee of Trading Debt shall be unsecured;
(iv)    Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower or Holdings to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit H or (ii) otherwise reasonably satisfactory to the Administrative Agent;
(v)    (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within 365 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing thereof;
(vi)    Indebtedness in respect of Swap Agreements permitted by Section 6.07;
(vii)    (A) (1) Indebtedness of any Restricted Subsidiary that is not a Loan Party that is acquired by the Borrower or any Restricted Subsidiary after the First Amendment Effective Date or of a Person that is merged, consolidated or amalgamated after the First Amendment Effective Date with a Restricted Subsidiary of the Borrower that is not a Loan Party, in each case, in connection with a Permitted Acquisition or another Investment permitted hereunder and (2) Indebtedness of a Joint Venture existing at the time the initial Investment by the Borrower or a Restricted Subsidiary is made in such Joint Venture; provided that, in the case of each of clauses (1) and (2), (x) such Indebtedness is not incurred in contemplation of or in connection with such Permitted Acquisition, other Investment or initial Investment, and (y) such Indebtedness shall not be secured by any assets constituting Collateral; and (B) any Permitted Refinancing of any of the foregoing;
(viii)    (A) Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that (1) after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, (x) in the case of Indebtedness secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Term B~~-1~~-2 Loans or the Initial Revolving Loans, the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available is not greater than the First Lien Incurrence Ratio, (y) in the case of Indebtedness secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing the Term B~~-1~~-2 Loans or the Initial Revolving Loans, the Net Secured Leverage Ratio
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calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available is not greater than the Secured Leverage Incurrence Ratio and (z) in the case of other Indebtedness, either (i) the Net Total Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available is not greater than the Total Leverage Incurrence Ratio or (ii) the Fixed Charge Coverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available is not less than the Fixed Charge Coverage Incurrence Ratio, (2) [reserved], (3) (x) such Indebtedness shall, if incurred by a Loan Party, not be incurred by or subject to any Guarantee by any Person other than a Loan Party or secured by any assets other than Collateral, (y) the security agreements relating to such Indebtedness (to the extent secured) shall be substantially the same as the Security Documents (with any material differences being reasonably satisfactory to the Administrative Agent) and (z) if secured, such Indebtedness and any agent or trustee under the agreements or indenture governing such Indebtedness shall be subject to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable; provided that if such Indebtedness is issued pursuant to an agreement or indenture that has not previously been made subject thereto, then the Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered an appropriate supplement or joinder to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable, (4) such Indebtedness shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers and amortization up to 1.00% annually) that would result in prepayments of such Indebtedness prior to the Term B~~-1~~-2 Loans; provided, however, that if such Indebtedness is secured by Liens on the Collateral on a pari passu basis with the Term B~~-1~~-2 Loans, such Indebtedness may have mandatory prepayment provisions that provide for pro rata or less than pro rata (but not greater than pro rata) prepayments with the Term B~~-1~~-2 Loans and (5) such Indebtedness shall not mature prior to the Latest Maturity Date and shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term B~~-1~~-2 Loans; provided, that that this clause (5) shall not apply to Indebtedness incurred in the form of Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (5)) and/or Indebtedness in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket; provided that at the time of incurrence thereof, the aggregate outstanding principal amount of Indebtedness (other than Indebtedness constituting any revolving facility) incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under clauses (x), (y) and (z) collectively, together with the Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under clauses (x), (y) and (z) of Section 6.01(a)(ix) and Section 6.01(a)(xxi), collectively, shall not exceed the greater of $150,000,000 and 10% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available and (B) any Permitted Refinancing thereof;
(ix)    (A) Indebtedness of the Borrower or any of its Restricted Subsidiaries incurred to finance, or assumed in connection with, a Permitted Acquisition or other Investment permitted under Section 6.04 or New Project not prohibited hereunder and existing Indebtedness of any Person that becomes a Restricted Subsidiary in connection with such Permitted Acquisition, Investment or New Project; provided that (1) after giving effect to the assumption or incurrence of such Indebtedness and the use of proceeds thereof, (x) in the case of Indebtedness secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Term B~~-1~~-2 Loans, the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available either (I) does not exceed the First Lien Incurrence Ratio or
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(II) is not greater than the Net First Lien Leverage Ratio immediately prior to such Permitted Acquisition, other Investment or New Project, (y) in the case of Indebtedness secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing the Term B~~-1~~-2 Loans, the Net Secured Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available either (I) does not exceed the Secured Leverage Incurrence Ratio or (II) is not greater than the Net Secured Leverage Ratio immediately prior to such Permitted Acquisition, other Investment or New Project and (z) in the case of other Indebtedness, if the Unsecured Leverage Test is satisfied; provided that at the time of incurrence thereof, the aggregate outstanding principal amount of Indebtedness (other than Indebtedness constituting any revolving facility) incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under clauses (x), (y) and (z) collectively, together with the Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under clauses (x), (y) and (z) of Section 6.01(a)(viii) and Section 6.01(a)(xii), collectively, shall not exceed the greater of $150,000,000 and 10% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available, (2) [reserved], (3)(w) such Indebtedness shall, if incurred by a Loan Party, not be incurred by or subject to any Guarantee by any Person other than a Loan Party or secured by any assets other than Collateral, (x) the security agreements relating to such Indebtedness (to the extent secured by Collateral) shall be substantially the same as the Security Documents (with any material differences being reasonably satisfactory to the Administrative Agent), (y) any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party shall only be secured by assets of Restricted Subsidiaries that are not Loan Parties and (z) if such Indebtedness is secured by Collateral, any agent or trustee under the agreements or indenture governing such Indebtedness shall be subject to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable; provided that if such Indebtedness is issued pursuant to an agreement or indenture that has not previously been made subject thereto, then the Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered an appropriate supplement or joinder to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable, (4) such Indebtedness (other than existing Indebtedness that is assumed (and not incurred) not in contemplation of such Permitted Acquisition or Investment) shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers and amortization up to 1.00% annually) that would result in prepayments of such Indebtedness prior to the Term B~~-1~~-2 Loans; provided, however, that if such Indebtedness is secured by Liens on the Collateral on a pari passu basis with the Term B~~-1~~-2 Loans, such Indebtedness may have mandatory prepayment provisions that provide for pro rata or less than pro rata (but not greater than pro rata) prepayments with the Term B~~-1~~-2 Loans and (5) such Indebtedness (other than existing Indebtedness that is assumed (and not incurred) not in contemplation of such Permitted Acquisition or Investment) shall not have a maturity date earlier than or a Weighted Average Life to Maturity shorter than those applicable to the Term B~~-1~~-2 Loans; provided that this clause (5) shall not apply to Indebtedness incurred in the form of Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (5)) and/or Indebtedness in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket, and (B) and any Permitted Refinancing thereof;
(x)    the Secured Notes and any Permitted Refinancing thereof; provided that the Secured Notes, and any Permitted Refinancing thereof that is secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Term B~~-1~~-2 Loans, in each case, are subject to the First Lien Intercreditor Agreement;
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(xi)    Indebtedness representing deferred compensation to employees of Holdings and its Restricted Subsidiaries incurred in the ordinary course of business;
(xii)    Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees, their permitted transferees, or their respective estates, executors, trustees, administrators, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) permitted by Section 6.08(a);
(xiii)    Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;
(xiv)    Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Permitted Acquisition or other Investment permitted hereunder;
(xv)    Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, incurred in the ordinary course of business in connection with deposit accounts;
(xvi)    Indebtedness of Holdings, the Borrower and any of the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xvi) shall not exceed the greater of $400,000,000 and 40% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available;
(xvii)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;
(xviii)    Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;
(xix)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by Holdings or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(xx)    Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;
(xxi)    Permitted First Priority Refinancing Debt and Permitted Junior Lien Refinancing Debt, and any Permitted Refinancing thereof;
(xxii)    (A) Indebtedness of the Borrower in respect of one or more series of loans, bonds, notes or debentures that will be unsecured or secured by Liens on the Collateral on a pari
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passu or junior basis with the Liens on the Collateral securing the Term B~~-1~~-2 Loans and that are issued or made in lieu of Incremental Facilities; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and to the use of the proceeds thereof, the aggregate principal amount incurred shall not exceed the Incremental Cap (the “Incremental Equivalent Debt”); provided, further, that (i) such Incremental Equivalent Debt is not scheduled to mature prior to the Latest Maturity Date then in effect and such Incremental Equivalent Debt shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the Term Loans then in effect; provided, that that this clause (i) shall not apply to Indebtedness incurred in the form of Customary Bridge Loans (provided that any loans, notes securities or other debt which are exchanged for or otherwise replace such Customary Bridge Loans, if any, shall be subject to the requirements of this clause (i)) and/or Indebtedness in an aggregate principal amount outstanding that is not in excess of the then remaining capacity under the Inside Maturity Basket, (ii) such Incremental Equivalent Debt shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers) that would result in prepayments of such Incremental Equivalent Debt prior to the Term Loans then outstanding; provided, however, that if such Indebtedness is secured by Liens on the Collateral on a pari passu basis with any Class of Term Loans, such Indebtedness may have mandatory prepayment provisions that provide for pro rata or less than pro rata (but not greater than pro rata) prepayments with such Class of Term Loans, (iii) [reserved], (iv) at the time when such Incremental Equivalent Debt is issued, the aggregate principal amount issued may not exceed the Incremental Cap, (v) (1) such Incremental Equivalent Debt shall not be Guaranteed by any Person other than a Loan Party, (2) the obligations in respect thereof shall not be secured by any Lien on any asset other than any asset constituting Collateral, (3) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Security Documents (with any material differences being reasonably satisfactory to the Administrative Agent), and (4) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt and the trustee, administrative agent or other representative under the agreement governing such Incremental Equivalent Debt shall be subject to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable; provided that if such Incremental Equivalent Debt is issued pursuant to an agreement that has not previously been made subject thereto, then Holdings, the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Incremental Equivalent Debt shall have executed and delivered an appropriate supplement or joinder to the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable, and (vi) such Indebtedness shall not have any mandatory prepayment provisions (other than provisions related to customary asset sale and change of control offers) that would result in prepayments of such Indebtedness prior to the Term B~~-1~~-2 Loans; provided, however, that if such Indebtedness is secured on a pari passu basis with the Term B~~-1~~-2 Loans, such Indebtedness may have mandatory prepayment provisions that provide for pro rata or less than pro rata (but not greater than pro rata) prepayments with the Term B~~-1~~-2 Loans; provided that at the time of incurrence thereof, the aggregate outstanding principal amount of Indebtedness (other than Indebtedness constituting any revolving facility) incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under this Section 6.01(a)(xxii), together with the Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties or Regulated Subsidiaries under clauses (x), (y) and (z) of Section 6.01(a)(viii) and clauses (x), (y) and (z) of Section 6.01(a)(viii), collectively, shall not exceed the greater of $150,000,000 and 10% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available, and (B) any Permitted Refinancing thereof;
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(xxiii)    Trading Debt incurred in the ordinary course of business or in a manner consistent with past practices;
(xxiv)    (A) Indebtedness of Joint Ventures and/or Indebtedness incurred on behalf thereof or representing Guarantees of Indebtedness of Joint Ventures; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxiv), together with the aggregate principal amount of Indebtedness outstanding in reliance on clause (xxv) below, shall not exceed the greater of $250,000,000 and 25% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available and (B) any Permitted Refinancing thereof;
(xxv)    (A) Indebtedness of a Restricted Subsidiary that is not a Loan Party; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xxv), together with the aggregate principal amount of Indebtedness outstanding in reliance on clause (xxiv) above, shall not exceed the greater of $300,000,000 and 30% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available and (B) any Permitted Refinancing thereof;
(xxvi)    additional Indebtedness of Holdings, the Borrower or any Restricted Subsidiary; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of such Indebtedness incurred shall not exceed the Available RP Capacity Amount at such time;
(xxvii)    Indebtedness in connection with Permitted Securitization Financings; and
(xxviii)    all premiums (if any), interest (including post-petition interest and capitalized or paid in kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxvii) above.
(b)    Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of the Borrower or any Restricted Subsidiary, preferred Equity Interests issued to and held by Holdings, the Borrower or any Restricted Subsidiary.
    For purposes of determining compliance with this Section 6.01, (A) Indebtedness (or portion thereof) need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a)(i) through (a)(xxviii) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Cap”) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a)(i) through (a)(xxvii) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Cap”), (I) the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any
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portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Cap”) and (II) if such item of Indebtedness could be incurred as of any time in reliance of any financial test (including the Net Total Leverage Ratio, the Net Secured Leverage Ratio, the Net First Lien Leverage Ratio, the Fixed Charge Coverage Ratio, the Financial Performance Covenant and/or Consolidated EBITDA) based on the most recently delivered financial statements pursuant to Section 5.01(a) and/or (b), such Indebtedness shall be automatically reclassified (with retroactive effect) as having been incurred under the applicable provisions; provided, that (x) all Indebtedness outstanding on the First Amendment Effective Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a)(i) of this Section 6.01 and (y) all Indebtedness in respect of the Senior Secured Notes and any Permitted Refinancing thereof shall at all times be deemed to have been incurred pursuant to clause (a)(x) of this Section 6.01, (C) in connection with (1) the incurrence of revolving Indebtedness under this Section 6.01 or (2) any commitment or other transaction relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Borrower may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), the Net Total Leverage Ratio, the Net Secured Leverage Ratio, the Net First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and Consolidated EBITDA (and all such calculations, without duplication, on the Deemed Date and on any subsequent date until such commitment is funded or terminated or such transaction is consummated or abandoned or such election is rescinded shall be made on a Pro Forma Basis after giving effect to the deemed incurrence, the granting of any Lien therefor and related transactions in connection therewith) and (D) for purposes of calculating the Fixed Charge Coverage Ratio, the Net Total Leverage Ratio, the Net Secured Leverage Ratio and the Net First Lien Leverage Ratio under Section 6.01(a)(viii) and (a)(xxii) on any date of incurrence of Indebtedness pursuant to such Section 6.01(a)(viii) and (a)(xxii), the net cash proceeds funded by financing sources upon the incurrence of such Indebtedness incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Total Debt for purposes of such calculation of the Fixed Charge Coverage Ratio, the Net Total Leverage Ratio, the Net Secured Leverage Ratio or the Net First Lien Leverage Ratio, as applicable, at such time. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
    This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 6.02.    Liens. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(i)    Liens created under the Loan Documents;
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(ii)    Permitted Encumbrances;
(iii)    Liens existing on the First Amendment Effective Date and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are, if Indebtedness, permitted by Section 6.01 or, if not Indebtedness, not prohibited hereunder;
(iv)    Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 365 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(v)    leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;
(vi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(vii)    Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(viii)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(ix)    Liens on property of any Restricted Subsidiary that is neither a Loan Party nor a Regulated Subsidiary, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01 or other obligations of such Restricted Subsidiary that are not prohibited hereunder;
(x)    Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;
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(xi)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the First Amendment Effective Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) if the obligations secured thereby constitute Indebtedness, such Indebtedness is permitted under Section 6.01;
(xii)    any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by Holdings or any Restricted Subsidiaries in the ordinary course of business and Liens on the fee interest or any superior leasehold interest in property leased by Holdings or any Restricted Subsidiaries;
(xiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by Holdings or any Restricted Subsidiaries in the ordinary course of business;
(xiv)    Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;
(xv)    (x) Liens incurred in the ordinary course of business (A) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts, in each case not for speculative purposes or (B) in favor of clearing agencies, clearing firms, settlement banks and similar entities (acting in their capacities as such) involved in the clearance and settlement of transactions in, and custody of, financial assets and (y) Liens on cash collateral accounts securing obligations under Swap Agreements permitted by Section 6.07 and any cash and cash equivalents deposited therein at any such time; provided that the aggregate amount of cash and cash equivalents subject to a Lien pursuant to this clause (xv)(y) shall at no time exceed $100,000,000;
(xvi)    Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Holdings or any Restricted Subsidiary in the ordinary course of business;
(xvii)    ground leases in respect of real property on which facilities owned or leased by Holdings or any of the Restricted Subsidiaries are located;
(xviii)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(xix)    Liens on the Collateral securing Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt and, to the extent permitted to be secured pursuant to and
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subject to the requirements thereof, Indebtedness incurred under Sections 6.01(a)(viii), 6.01(a)(ix), 6.01(a)(x) and 6.01(a)(xxii);
(xx)    Liens securing Trading Debt; provided that any Liens securing Trading Debt shall be limited to the commodity, futures and other accounts (including deposit accounts and securities accounts) maintained by the relevant debtor with the financial institution providing such Trading Debt (or with any of its Affiliates or third parties acting as a securities, commodities, futures or other financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Equity Interests of the Borrower or its Subsidiaries), instruments, payment intangibles and other assets, including assets which would be customarily subject of a Repo Agreement or customarily acceptable as “borrowing base collateral” in secured warehouse financings, in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of the relevant debtor are executed or cleared and all proceeds of any of the foregoing);
(xxi)    other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed the greater of $400,000,000 and 40% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available; and
(xxii)    Liens securing Indebtedness permitted under Section 6.01(xxiv) and (xxv); provided that the assets or property securing such Liens do not include any assets or property of any Loan Party or Regulated Subsidiary.
For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness (or portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(i) through (xxii) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(i) through (xxii), (I) the Borrower may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time and (II) if such Lien could be incurred as of any time in reliance of any financial test (including the Net Total Leverage Ratio, the Net Secured Leverage Ratio, the Net First Lien Leverage Ratio, the Fixed Charge Coverage Ratio, the Financial Performance Covenant and/or Consolidated EBITDA) based on the most recently delivered financial statements pursuant to Section 5.01(a) and/or (b), such Lien shall be automatically reclassified (with retroactive effect) as having been incurred under the applicable provisions. In addition, with respect to any Indebtedness that is designated to be incurred on any Deemed
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Date pursuant to clause (C) of the penultimate paragraph of Section 6.01, any Lien that does or that shall secure such Indebtedness may also be designated by the Borrower or any Subsidiary to be incurred on such Deemed Date and, in such event, any related subsequent actual incurrence of such Lien shall be deemed for purposes of Section 6.01 and 6.02 of this Agreement, without duplication, to be incurred on such prior date (and on any subsequent date until such commitment is funded or terminated or such election is rescinded or until such time as the related Indebtedness is no longer deemed outstanding pursuant to clause (C) of the penultimate paragraph of Section 6.01), including for purposes of calculating usage of any permitted Lien under Section 6.02. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.
Section 6.03.    Fundamental Changes.
(a)    Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:
(i)    any Restricted Subsidiary (other than the Borrower) may merge with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) in the case of any Restricted Subsidiary, any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging with another Restricted Subsidiary (x) the continuing or surviving Person shall be a Subsidiary Loan Party or shall concurrently become a Subsidiary Loan Party or (y) if the continuing or surviving Person is not a Subsidiary Loan Party or will not concurrently become a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;
(ii)    (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;
(iii)    any Restricted Subsidiary (other than an Intermediate Parent or the Borrower) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to one or more other Restricted Subsidiaries; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferees must be Loan Parties or (B) if a transferee is not a Loan Party, then (1) to the extent such transfer constitutes an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (2) to the extent such transfer constitutes a Disposition from a Loan Party to a Restricted Subsidiary that is not a Loan Party, such Disposition is for not less than fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04, or to the extent for less than fair value, the shortfall is permitted as an Investment under Section 6.04;
(iv)    the Borrower may merge or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (w) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (x) the Successor Borrower shall expressly
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assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (y) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (z) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided, further, that (1) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (2) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;
(v)    Holdings may merge or consolidate with any other Person, so long as no Event of Default exists after giving effect to such merger or consolidation; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”), (w) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (x) each Loan Party other than Holdings, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (y) the Successor Holdings shall, immediately following such merger or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger and (z) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided, further, that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act;
(vi)    any Restricted Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction; and
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(vii)    any Restricted Subsidiary (other than the Borrower) may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.
(b)    The Borrower will not, and Holdings and the Borrower will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the First Amendment Effective Date or any Similar Business, and in the case of a Special Purpose Securitization Subsidiary, Permitted Securitization Financings.
(c)    Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower and any Intermediate Parent, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under this Article 6, the Holdings LLC Agreement, and the other agreements contemplated hereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under this Article 6 (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted by Section 6.09, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.
(d)    Holdings and any Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash, Permitted Investments, loans and advances made by Holdings or any Intermediate Parent under Section 6.04(b), intercompany Investments permitted to be made by it under Section 6.04 and other assets incidental to its existence and business and activities permitted by this Agreement) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).
(e)    Notwithstanding anything to the contrary in this Section 6.03, the Transactions shall be permitted.
Section 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:
(a)    Permitted Investments;
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(b)    loans or advances to officers, directors and employees of Holdings, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof or any Employee Holding Vehicle) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $5,000,000;
(c)    Investments (i) by Holdings, the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by Holdings or any Restricted Subsidiary (A) in any Restricted Subsidiary, provided that at the time such Investment is made in a Restricted Subsidiary that is not a Loan Party, the aggregate outstanding amount of such Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A), together with the aggregate outstanding amount of Investments made pursuant to Section 6.04(m) (including any such Investments deemed to have been made pursuant to Section 9.14), in each case, after the First Amendment Effective Date, shall not exceed the Non-Loan Party Investment Amount at such time, (B) in any Regulated Subsidiary in the form of short-term intercompany advances and Indebtedness, in each case made in the ordinary course of business to provide for working capital and other operational requirements of such Regulated Subsidiary, (C) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary, (D) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party or (E) constituting unsecured Guarantees of Trading Debt to the extent such Guarantees are permitted under Section 6.01(a)(iii), (iv) by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous transactions that result in the proceeds of the initial transaction being invested in one or more Loan Parties or, if the proceeds were initially held by a non-Loan Party, in a Restricted Subsidiary that is not a Loan Party and (v) by Holdings, the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;
(d)    Investments consisting of extensions of trade credit in the ordinary course of business;
(e)    Investments (i) existing or contemplated on the First Amendment Effective Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the First Amendment Effective Date by Holdings, the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that in each case the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;
(f)    Investments in Swap Agreements permitted under Section 6.07;
(g)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;
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(h)    Permitted Acquisitions;
(i)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(j)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(k)    loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.08(a)(iv), (v), (vi), (vii) or (viii);
(l)    additional Investments and acquisitions so long as (i) immediately after giving effect to any such Investment or acquisition no Event of Default shall have occurred and be continuing and (ii) after giving to such Investment or acquisition, the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available is less than or equal to 3.25 to 1.00;
(m)    additional Investments in Restricted Subsidiaries that are not Loan Parties and in Unrestricted Subsidiaries so long as (i) immediately after giving effect to any such Investment or acquisition, no Event of Default shall have occurred and be continuing and (ii) at the time any such Investment is made, the aggregate outstanding amount of Investments made after the First Amendment Effective Date in reliance on this clause (m) (including any such Investments deemed to have been made pursuant to Section 9.14), together with the aggregate outstanding amount of Investments made after the First Amendment Effective Date in Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)(iii)(A), shall not exceed the Non-Loan Party Investment Amount at such time;
(n)    other Investments in an amount not exceed (i) the greater of $400,000,000 and 40% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available, plus (ii) the Cumulative Credit at the time of any such Investment;
(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Equity Interests (excluding Cure Amounts) of Holdings (or any direct or indirect parent thereof);
(q)    Investments of a Subsidiary acquired after the First Amendment Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the First Amendment Effective Date (other than existing Investments in subsidiaries of such Subsidiary or Person, which must comply with the requirements of Section 6.04(h) or 6.04(m)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)    Investments made or acquired in the ordinary course trading activities of the Borrower and its Restricted Subsidiaries;
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(s)    non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;
(t)    to the extent constituting Investments, any purchase, acquisition, license or lease of Intellectual Property in each case in the ordinary course of business;
(u)    Investments in any Foreign Subsidiary made for the purposes of providing such Foreign Subsidiary the necessary capital to comply with any capital or margin requirements of a Regulatory Supervising Organization; provided that the aggregate outstanding amount of Investments made pursuant to this clause shall not exceed $25,000,000 at any time;
(v)    [reserved];
(w)    Investments in Joint Ventures in an amount not exceed the greater of $250,000,000 and 25% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available;
(x)    Investments in market structure companies, including securities exchanges, venues and clearing firms, in the ordinary course of business; provided that the aggregate amount of Investments at any one time outstanding under this clause (x) in any such market structure company shall not exceed $50,000,000;
(y)    Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings; and
(z)    Investments by the Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (valued at the time of the making thereof, and without giving effect to any subsequent changes in value) pursuant to Sections 6.08(a)(iv), (v), (vii) (provided, that the outstanding amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 solely for purposes of determining capacity thereunder).
For purposes of determining compliance with this covenant, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof, (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, the Borrower may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses, (C) if such Investment could have been made as of any time in reliance of any financial test (including the Net Total Leverage Ratio, the Net Secured Leverage Ratio, the Net First Lien Leverage Ratio, the Fixed Charge Coverage Ratio, the Financial Performance Covenant and/or Consolidated EBITDA) based on the most recently delivered financial statements pursuant to Section 5.01(a) and/or (b), such Investment shall be automatically reclassified (with retroactive effect) as having been incurred under the applicable provisions and (D) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, without duplication of any adjustments to the amount of Investments permitted under Section
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6.04 (other than Section 6.04(l)), net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.
Section 6.05.    Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property (including abandonment of Intellectual Property) no longer used or useful in the conduct of the business of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries;
(b)    Dispositions of inventory and other assets in the ordinary course of business;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) if the transferee is not a Loan Party, then (A) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (B) to the extent constituting a Disposition, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;
(e)    Dispositions permitted by Section 6.03 (other than Section 6.03(a)(vii)), Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02;
(f)    the Disposition (including by capital contribution) of (i) Securitization Assets including pursuant to Permitted Securitization Financings, (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financing and (iii) receivables in connection with a receivables financing;
(g)    Dispositions of Permitted Investments;
(h)    Dispositions of accounts receivable in connection with the collection or compromise thereof;
(i)    leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole;
(j)    transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;
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(k)    Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Event of Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would have resulted from such Disposition) and (ii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of the greater of $20,000,000 and 2% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available, Holdings, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings, the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, any Intermediate Parent, the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received), shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings, any Intermediate Parent, the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) after the First Amendment Effective Date that is at that time outstanding, not in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
(l)    Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(m)    Dispositions of assets listed on Schedule 6.05;
(n)    Dispositions of non-core assets acquired in a Permitted Acquisition or other similar Investment; provided that (A) such assets were identified to the Administrative Agent in writing as non-core assets within thirty days of the time that the applicable Permitted Acquisition was consummated and (B) such Disposition is consummated within two years after the date on which the applicable Permitted Acquisition was consummated;
(o)    Dispositions of securities, Swap Agreements and other financial instruments as part of the ordinary course trading business of the Borrower and its Restricted Subsidiaries; and
(p)    Dispositions of non-core assets made or acquired after the First Amendment Effective Date with an aggregate value not in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period for which financial statements are available;
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provided that any Disposition of any property pursuant to clauses (k), (m), (n) or (p) of this Section 6.05 shall be for no less than the fair market value (as determined in good faith by the Borrower) of such property at the time of such Disposition.
Section 6.06.    Material Intellectual Property. Notwithstanding any provision to the contrary contained in this Agreement, neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, consummate any transaction that results in the transfer by Holdings or any Restricted Subsidiary of Material Intellectual Property (whether by Investment, Restricted Payment, or any sale, lease or disposition, and whether in a single transaction or a series of related transactions, but excluding any non-exclusive license) to any Unrestricted Subsidiary.
Section 6.07.    Swap Agreements. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any Swap Agreement, except (a) (i) Swap Agreements entered into to hedge or mitigate risks to which Holdings, the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings, the Borrower or any Restricted Subsidiary) and (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, the Borrower or any Restricted Subsidiary; provided that any Swap Agreement entered into pursuant to this clause (a) shall be entered into in the ordinary course of business and not for speculative purposes and (b) Swap Agreements entered into in the ordinary course trading business of the Borrower or any Restricted Subsidiary.
Section 6.08.    Restricted Payments; Certain Payments of Indebtedness.
(a)    Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(i)    each Restricted Subsidiary may make Restricted Payments to the Borrower or any other Restricted Subsidiary;
(ii)    Holdings, the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;
(iii)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, the payment of quarterly distributions or dividends in an amount not to exceed the Specified Dividend Amount during any fiscal quarter, commencing with the fiscal quarter in which the First Amendment Effective Date occurs; provided that for the avoidance of doubt, unused amounts with respect to any such fiscal quarter shall not be available in any other fiscal quarter;
(iv)    repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interests in any direct or indirect parent of Holdings), the Borrower or any Restricted Subsidiary deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
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(v)    Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies or any Employee Holding Vehicle to so redeem, retire, acquire or repurchase Equity Interests of Holdings or such entity) held by current or former officers, managers, consultants, directors and employees or their permitted transferees (or their respective estates, executors, trustees, administrators, heirs, legatees or distributes) of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries, or held by any Employee Holding Vehicle for the benefit of any of the foregoing, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement, in an aggregate amount after the First Amendment Effective Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(k) in lieu of Restricted Payments permitted by this clause (v) not to exceed $30,000,000 in calendar year 2021 and $15,000,000 in any calendar year thereafter, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $45,000,000 in any calendar year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries after the First Amendment Effective Date and not previously applied pursuant to this clause (v);
(vi)    for any Taxable Year for which the Borrower and Holdings are each treated as a pass-through or disregarded entity (a “Flow-Through Entity”) for U.S. federal and state income tax purposes, Borrower may make distributions to Holdings and Holdings may make distributions to its members for Permitted Tax Distributions at such times and with respect to such periods as Tax Distributions (as defined in the Holdings LLC Agreement) are required to be made or designated pursuant to the Holdings LLC Agreement; provided that for any Taxable Year for which Holdings is not a Flow-Through Entity and the Borrower is a Flow-Through Entity, the Borrower may make Permitted Tax Distributions to Holdings on a quarterly basis and at the end of a Taxable Year (with the determination of the Permitted Tax Distributions to be made by substituting the Borrower for Holdings in the applicable definitions); provided, further, that Restricted Payments under this clause (vi) in respect of any taxes attributable to the income of any Unrestricted Subsidiaries of the Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to the Borrower or its Restricted Subsidiaries;
(vii)    any Intermediate Parent, the Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash:
(A)    the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(k) in lieu of Restricted Payments permitted by this clause (a)(vii)(A) not to exceed $20,000,000 in any fiscal year, plus any reasonable and customary
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indemnification claims made by directors or officers of Holdings (or any parent thereof) attributable to the ownership or operations of Holdings and the Restricted Subsidiaries or otherwise payable by Holdings pursuant to the Holdings LLC Agreement and (2) fees and expenses (x) due and payable by any of the Restricted Subsidiaries and (y) otherwise permitted to be paid (but not paid) by such Restricted Subsidiary under this Agreement;
(B)    the proceeds of which shall be used by Holdings or any Intermediate Parent to pay franchise taxes, and other fees and expenses, required to maintain its organizational existence;
(C)    the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv) or Section 6.08(a)(v);
(D)    to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Borrower or any of the Restricted Subsidiaries (to the extent such merger or consolidation is permitted under Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;
(E)    the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering permitted by this Agreement; and
(F)    the proceeds of which shall be used to make payments permitted by clause (b)(iv) of this Section 6.08;
(viii)    in addition to the foregoing Restricted Payments, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed the Cumulative Credit; provided, that clause (b) of the definition of “Cumulative Credit” may only be used if no Specified Event of Default shall have occurred and be continuing or would result therefrom;
(ix)    redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;
(x)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, Holdings, the Borrower and each Restricted Subsidiary may make additional Restricted Payments; provided that after giving effect to any such Restricted Payment, the aggregate amount of Restricted Payments made in reliance on this clause (x) after the First Amendment Effective Date shall not exceed the greater of $300,000,000 and 30% of Consolidated EBITDA calculated on a Pro Forma Basis for the Test Period most recently ended for which financial statements are available prior to the making of such Restricted Payment;
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(xi)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, Holdings, the Borrower and each Restricted Subsidiary may make unlimited Restricted Payments; provided that after giving effect to any such Restricted Payment, the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available does not exceed 2.00 to 1.00; and
(xii)    any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing or a receivables financing may be made.
(b)    Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing constituting Material Indebtedness more than six (6) months prior to the maturity thereof, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing constituting Material Indebtedness, in each case, more than six (6) months prior to the maturity thereof, or any other payment (including the application of any payment received under any Swap Agreement in respect of any Junior Financing) that has a substantially similar effect to any of the foregoing, except:
(i)    payment of regularly scheduled interest and principal payments (including, for the avoidance of doubt, regularly scheduled payments pursuant to any Swap Agreement) as and when due in respect of any Indebtedness, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, other than, in each case, payments in respect of any Junior Financing prohibited by the subordination provisions thereof;
(ii)    refinancings of Indebtedness to the extent permitted by Section 6.01;
(iii)    the conversion of any Junior Financing to, or the exchange of any Junior Financing for, Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent; provided that in the case of any such exchange, such Junior Financing is promptly cancelled;
(iv)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity (including, for the avoidance of doubt, prepayments, redemptions, purchases, defeasances and other payments resulting from the termination of any Swap Agreement) (“Junior Financing Prepayments”) in an amount not to exceed the Cumulative Credit at the time when such Junior Financing Prepayment is made;
(v)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, additional Junior Financing Prepayments; provided that after giving effect to any such Junior Financing Prepayment, the aggregate amount of Junior Financing Prepayments made in reliance on this clause (v) after the First Amendment Effective Date shall not exceed the greater of $250,000,000 and 25% of Consolidated EBITDA calculated on a Pro Forma Basis for the Test Period most recently ended for which financial statements are available prior to the making of such Junior Financing Prepayment; and
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(vi)    so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, Holdings, the Borrower and the Restricted Subsidiaries may make unlimited Junior Financing Prepayments; provided that after giving effect to any such Junior Financing Prepayment, the Net First Lien Leverage Ratio calculated on a Pro Forma Basis as of the end of the most recent Test Period for which financial statements are available does not exceed 2.25 to 1.00.
Section 6.09.    Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate consideration (or payments) in excess of the greater of $25,000,000 and 2.5% of Consolidated EBITDA calculated on a Pro Forma Basis for the Test Period most recently ended for which financial statements are available, except (a) transactions with Holdings, the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to Holdings, the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate as determined by the Borrower in good faith, (c) Holdings, the Borrower or any Restricted Subsidiary shall be permitted to enter any underwriting agreements, stock purchase agreements or other similar agreements in connection with offerings of securities and provide customary representations, warranties, covenants and indemnities in respect of Virtu Financial, Inc., its subsidiaries and such offering in connection therewith, (d) issuances of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (e) employment and severance arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business (including loans and advances pursuant to Sections 6.04(b) and 6.04(o)), (f) payments by Holdings (and any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are Permitted Tax Distributions, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (h) transactions pursuant to any permitted agreements in existence or contemplated on the First Amendment Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (i) Restricted Payments permitted under Section 6.08, (j) Investments, loans or advances that are permitted to be made in lieu of Restricted Payments pursuant to Section 6.04, (k) transactions pursuant to any Permitted Securitization Financing or a receivables sale or financing and (l) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the sole member of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable, when taken as a whole, to the Borrower or the applicable Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair, when taken as a whole, to the Borrower or the applicable Subsidiary, as applicable, from a financial point of view.
Section 6.10.    Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien
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upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that
(i)(x) exist on the First Amendment Effective Date and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal, extension, amendment, modification or replacement of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal, extension, amendment, modification or replacement does not materially expand the scope of such restrictions (as determined in good faith by the Borrower);
(ii)(x) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary and (y) any renewal, extension, amendment, modification or replacement of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not materially expand the scope of such restrictions (as determined in good faith by the Borrower);
(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01;
(iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition;
(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04;
(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing);
(vii) are imposed by (v) Requirements of Law, (w) any Loan Document, (x) the Secured Notes Documents or any documentation governing Incremental Equivalent Debt and any Permitted Refinancing in respect thereof, (y) any documentation governing Credit Agreement Refinancing Indebtedness and (z) any documentation governing any Permitted First Priority Refinancing Debt, Permitted Junior Lien Refinancing Debt, Permitted Unsecured Refinancing Debt or Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (w) through (z) above;
(viii) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;
(ix) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary;
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(xi) are customary provisions restricting assignment of any license, lease or other agreement;
(xii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits);
(xiii) are customary net worth provisions contained in real property leases or licenses of intellectual property entered into by the Borrower or its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations under the Loan Documents;
(xv) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all of the Equity Interests or all or substantially all of the assets of such Subsidiary pending the closing of such sale or disposition;
(xvii) customary restrictions and conditions contained in the document relating to any Lien permitted hereunder, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.10;
(xviii) customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto; or
(xix) arise in connection with Permitted Securitization Financings on the assets and Equity Interests of the applicable Special Purpose Securitization Subsidiary.
Section 6.11.    Amendment of Junior Financing. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, amend, modify, waive, terminate or release the documentation governing any Junior Financing, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.
Section 6.12.    Net First Lien Leverage Ratio. The Borrower will not permit the Net First Lien Leverage Ratio as of the last day of any Financial Performance Covenant Test Period to exceed 3.75 to 1.00.
Section 6.13.    Changes in Fiscal Periods. Neither Holdings nor the Borrower will make any change in fiscal year; provided, however, that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 6.14.    Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is
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defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement; provided, that, notwithstanding the foregoing, the Borrower and its Subsidiaries may engage in a “covered transaction” that would be a “notifiable transaction”, as such term is defined in the Outbound Investment Rules, so long as the Borrower has complied with the requirements of the Outbound Investment Rules with respect to notifiable transactions and provided advance written notice of such “notifiable transaction” to the Administrative Agent.
ARTICLE 7
Events of Default
Section 7.01.    Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:
(a)    any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any of its Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;
(d)    Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of Holdings, the Borrower or such Restricted Subsidiaries), 5.10 or in Article 6 (other than Section 6.09); provided that any Event of Default under the Financial Performance Covenant is subject to the cure period provided in Section 7.02; provided, further, that failure to comply with the Financial Performance Covenant will not constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Lenders have terminated the Revolving Commitments and demanded payment of, or otherwise accelerated, the Revolving Loans and any other obligations with respect to the Revolving Commitments and Revolving Loans and have not rescinded such demand or acceleration (the “Financial Covenant Standstill”);
(e)    Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;
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(f)    Holdings, the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) Trading Debt (it being understood that paragraph (f) of this Section will apply to any failure to make any payment in respect of any Trading Debt), (iii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or (iv) Indebtedness with respect to Permitted Securitization Financings;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Holdings, the Borrower or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
(j)    one or more enforceable judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Borrower and any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of any such Loan Party that are material to the businesses and operations of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;
(k)    (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the
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expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;
(l)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of (A) the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as the direct exclusive result of acts or omissions of the Administrative Agent or any Lender within its sole control;
(m)    any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto or subject thereto other than as expressly permitted hereunder or thereunder;
(n)    any Guarantee of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);
(o)    a Change in Control shall occur;
(p)    one or more Regulated Subsidiaries shall become subject to regulatory restrictions on its business as a result of falling below capital early warning levels and such restrictions are material and adverse to the business of Holdings, the Borrower and the Restricted Subsidiaries, taken as a whole; or
(q)    any disqualification of the Borrower or Holdings from owning any Regulated Subsidiary which disqualification remains in effect and unwaived for a period of 30 days from receipt of notification thereof by the Borrower or Holdings; provided, however, that if the Borrower or Holdings becomes the subject of a waiver application within such 30 day period, then such disqualification shall not constitute an Event Of Default for so long as such waiver application has not been denied;
then, and in every such event (other than (x) an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01 or (y) any Event of Default arising out of a failure to observe or perform the Financial Performance Covenant), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Loan Document Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby
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waived by the Borrower and (iii) require that the Borrower deposit in the LC Cash Collateral Account an additional amount in cash as reasonably requested by the Issuing Banks (not to exceed 105% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Cash Collateral Account); and (A) in the case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Loan Document Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of the Borrower to cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (B) during the continuance of any Event of Default arising out of a failure to observe or perform the Financial Performance Covenant, (X) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower, (1) terminate the Revolving Commitments, and thereupon such Revolving Commitments shall terminate immediately, (2) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Loan Document Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (3) require that the Borrower deposit in the LC Cash Collateral Account an additional amount in cash as reasonably requested by the Issuing Banks (not to exceed 105% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Cash Collateral Account) and (Y) subject to the Financial Covenant Standstill, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
Section 7.02.    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and the Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any Financial Performance Covenant Test Period, then at any time after the beginning of such fiscal quarter until the expiration of the 10th day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(d) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b) (the “Cure Deadline”), as applicable, Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its Subsidiaries of which the Borrower is a Subsidiary to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the
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receipt by the Borrower of the Net Proceeds of such issuance (which Net Proceeds may not be included in the calculation of the Cumulative Credit) (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:
(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
(ii)    if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;
provided that the Borrower shall have notified the Administrative Agent of the exercise of such Cure Right (a “Cure Notice”) within five (5) Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.
(iii)    Notwithstanding anything to the contrary, (i) neither the Administrative Agent nor any Lender shall exercise any right to accelerate the Loans or terminate the Revolving Commitments, and none of the Administrative Agent, nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 7.01(d); and (ii) no Revolving Lender, Swingline Lender or Issuing Bank shall be required to make any Loans or issue any Letter of Credit from and after such time as the Administrative Agent has received the Cure Notice unless and until the Cure Amount is actually received on or prior to the Cure Deadline;
(b)    Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the life of this Agreement, the Cure Right shall not be exercised more than four times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant with respect to the applicable fiscal quarter and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, (x) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio based conditions or any available basket under Article 6 of this Agreement and (y) there shall be no pro forma reduction in Indebtedness with the proceeds of any Cure Amount for determining compliance with the financial maintenance covenants for the fiscal quarter with respect to which such Cure Right is exercised.
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ARTICLE 8
Administrative Agent and Collateral Agent
Section 8.01.    General.
Each Lender hereby irrevocably appoints the Administrative Agent its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents (and for purposes of this Article 8, the Administrative Agent acting in its capacity as such and acting in its capacity as collateral agent shall be referred to collectively as the “Agent” or the “Agents”), and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent hereunder for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 8 and Article 9 (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. In the event that any obligations (other than the Secured Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes each Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to such Agent.
The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to
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liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (vi) the value or the sufficiency of any Collateral, (vii) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Secured Obligations or as to the use of the proceeds of the Loans, (viii) the properties, books or records of any Loan Party, (ix) the existence or possible existence of any Event of Default or Default or (x) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed. If the Administrative Agent becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to,
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approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment and the Administrative Agent is not performing its role hereunder as Administrative Agent, then the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld or delayed) (provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.
Notwithstanding the preceding paragraph of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 8.01, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by
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any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso in clause (i) above.
Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any investigation or any appraisal on behalf of Lenders or any Issuing Bank or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither Agent shall have any responsibility with respect to the accuracy or completeness of any information provided to Lenders.
Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.01 shall be conclusive, absent manifest error.
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Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment.
Each party’s obligations under this Section 8.01 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, outstanding Letters of Credit and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the
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Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to each Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.12 and 9.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective, or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 2.15 and without limiting any obligation of the Borrower to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article 8. The agreements in this Article 8 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.
Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, the Lead Arrangers in their respective capacities as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Loan Party or any other Person.
The term “Lender” in this Section 8.01 shall include any Issuing Bank and the Swingline Lender.
Section 8.02.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
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(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE 9
Miscellaneous
Section 9.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be
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delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:
(i)    if to Holdings, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and
(ii)    if to any Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders, the Issuing Banks and the Swingline Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Issuing Banks or the Swingline Lender pursuant to Article 2 if such Lender, the Issuing Banks or the Swingline Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
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(ii)     Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(iii)     THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(iv)    Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(v)    Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
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(vi)    Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
(d)    Public Lenders. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Change of Address, Etc. Each of Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(f)    Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 9.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.
Section 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of
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such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.
(b)    Except as provided in Section 2.18 with respect to any Incremental Revolving Facility Amendment or Incremental Term Facility Amendment (including to provide for provisions relating to the issuance of letters of credit and swingline loans and provisions with respect to “defaulting lenders”), Section 2.19 with respect to any Refinancing Amendment, Section 6.13 with respect to a change in the fiscal year of Holdings and the Borrower or Section 2.12 with respect to an alternate rate of interest, neither this Agreement nor any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in paragraphs (a) and (b) of Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the reimbursement obligations of the Borrower in respect of the LC Exposure or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Net First Lien Leverage Ratio, Net Secured Leverage Ratio, Net Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.11(c) or to amend or waive the MFN Protections, (iii) postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.08 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) (x) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or (y) change Section 4.02 of the Collateral Agreement, in each case, without the written consent of each Lender (other than a Defaulting Lender), (v) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, (vi) change the percentage set forth in the definition of “Required Lenders”, “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Security Documents), (viii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender), (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders (other than a Defaulting Lender) holding a Majority in Interest of the outstanding Loans and unused Commitments of each affected Class, (x) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.09 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Refinancing
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Amendment, without the written consent of a Majority in Interest of the Term Lenders or Additional Lenders of such Class, as applicable or (xi) contractually subordinate the Obligations in right of payment, or contractually subordinate the Liens granted on all or substantially all of the Collateral, in each case to any other Indebtedness for borrowed money, except (A) any “debtor in-possession” facility or use of cash collateral in any insolvency proceeding or (B) any other Indebtedness so long as such Indebtedness is offered ratably (based on the amount of obligations that are adversely affected thereby held by each Lender) to all adversely affected Lenders on the same terms (other than bona fide backstop, agency or arrangement fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as offered to all other providers (or their affiliates) of such other Indebtedness for borrowed money, in each case, without the written consent of each Lender directly and adversely affected thereby; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Notwithstanding anything to the contrary, only the consent of the Required Revolving Lenders shall be necessary to (1) waive or consent to a waiver of an Event of Default with respect to the Financial Performance Covenant or waive or amend the conditions set forth in Section 4.02 (and Section 4.02 may not be waived or amended in a manner that affects the making of any Revolving Borrowing without the consent of the Required Revolving Lenders) or (2) modify or amend the Financial Performance Covenant (and the Financial Performance Covenant may not be modified or amended without the consent of the Required Revolving Lenders) or Section 7.02 (including, in each case, the related definitions, solely to the extent such definitions are used in such Sections (but not otherwise)) or this sentence.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (ix) or (x) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in
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paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements and Swingline Lenders, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.09(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b). Each party hereto agrees that an assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Non-Consenting Lender required to make such assignment need not be a party thereto.
(d)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (i) the Revolving Commitments and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class, the Required Lenders or the Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (ii) no Net Short Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the Loan Documents or given any notice of any Default under any Loan Document and instead shall be deemed to have voted its interest as a Lender as provided in this Section 9.02.
(e)    Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (alone or together with its Affiliates (other than Ethically Screened Affiliates) (but subject to clause (vi) below)) (other than any Lender that is a Revolving Lender as of the First Amendment Effective Date or Affiliate of such Lender or any Lender that is a Regulated Bank) that, as a result of its (or its Affiliates (other than Ethically Screened Affiliates)) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its
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Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (in each case unless otherwise agreed to by the Borrower). In connection with any such determination, each Lender (other than (any Lender that is a Regulated Bank) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that (i) the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation and (ii) the Administrative Agent shall be entitled to the exculpatory provisions of Section 8.01 with respect to each such representation and deemed representation). In respect of any notice of Default, such representation shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Loans are accelerated. For purposes of determining whether a Lender (alone or together with its Affiliates (other than Ethically Screened Affiliates), but subject to clause (vi) below)) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and/or Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates (other than its Excluded Affiliates or Ethically Screened Affiliates) and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using the ISDA Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender (or any of its Affiliates (other than its Excluded Affiliates or Ethically Screened Affiliates) is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans and/or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans and/or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transactions, (v) credit derivative transactions or other derivatives transactions not documented using the ISDA Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Affiliates (other than Ethically Screened Affiliates) protection in respect of either (1) the Loans and/or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates (other than its Excluded Affiliates and Ethically Screened Affiliates) and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index and (vi) in connection with any such determination, each Lender shall provide a certification or deemed certification to the Administrative Agent and the Borrower that such Lender is not coordinating or acting in concert with any of its Affiliates (other than any Ethically Screened Affiliates or any other Affiliates designated in writing by such Lender whose interests in the Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall be included in determining whether such Lender is a Net
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Short Lender (each, a “Designated Affiliate”)) with respect to its interest in the Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract, in which case the interests of the Affiliates (other than any Designated Affiliates) of such Lender in any Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract shall not be included in determining whether such Lender is a Net Short Lender (any such Affiliate in clause (A) or (B) above (other than any Designated Affiliates) whose Loans and/or Commitments and/or any applicable total return swap, total rate of return swap, credit default swap or other derivative contract are not included in determining whether such Lender is a Net Short Lender, an “Excluded Affiliate”). In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). Notwithstanding the foregoing, this Section 9.02(e) shall not apply to any Lender that is a Revolving Lender as of the First Amendment Effective Date or any Lender that is a Regulated Bank or any of their respective Affiliates.
Section 9.03.    Expenses; Limitation of Liability; Indemnity, Etc.
(a)    The Borrower shall pay (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Lead Arrangers, each Issuing Bank, the Swingline Lender, the Lenders and their respective Affiliates (without duplication), including the reasonable fees, charges and disbursements of Latham & Watkins LLP and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) for the Administrative Agent and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed), in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not successful) (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed).
(b)    To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons
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(each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by unintended recipients of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(c)    The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, the Lead Arrangers, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee (provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Indemnitees in each relevant jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel per affected party), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (vi) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary, except that the Administrative Agent and the Lead Arrangers, the Issuing Banks and the Swingline Lender shall be indemnified in their capacities as such with respect to any dispute under this clause (z).
(d)    Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on
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which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(e)    All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.
Section 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that, (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower; provided that (A) the Borrower shall be deemed to have consented to any assignment unless it has objected thereto by written notice to the Administrative Agent within 10 calendar days after receipt of a written request for such consent and (B) no consent of the Borrower shall be required for an assignment (w) solely in the case of Term Loans, to any Lender, an Affiliate of any Lender or an Approved Fund, (x)
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solely in the case of Revolving Loans and Revolving Commitments, to any Revolving Lender, an Affiliate of any Revolving Lender or an Approved Fund, (y) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, or (z) for an assignment by Goldman Sachs to Goldman Sachs Lending Partners LLC at any time; provided, further, that if any such purported assignment is to a Competitor (other than any such assignment to a Lead Arranger (or to any Affiliate of a Lead Arranger) for the purpose of facilitating bona fide trades of Term Loans to entities that are not Disqualified Lenders), the Borrower may unreasonably withhold its consent; and provided, further, that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required (x) for an assignment to any Lender, an Affiliate of any Lender or an Approved Fund and (y) for an assignment by Goldman Sachs to Goldman Sachs Lending Partners LLC at any time and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the consent of the Borrower is required by this paragraph with respect to any assignment and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within 10 calendar days after receipt of a written request for such consent, the Borrower shall be deemed to have consented to such assignment.
(ii)    Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall in the case of Revolving Loans not be less than $5,000,000 or, in the case of a Term Loan $1,000,000, such amounts to be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any, unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed by the Administrative Agent, manually, in each case together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; provided, further, that assignments made pursuant to Section 2.17(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.15(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable
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laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and/or Issuing Bank, as applicable, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.22(a) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.13, 2.14, 2.15 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.15(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
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(vi)    The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)    (6) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other Persons other than a natural person, any VV Holder, any Affiliate of Vincent Viola (including any trust established for the benefit of his spouse or children), a Disqualified Lender, Holdings, any Intermediate Parent, the Borrower or any of the Borrower’s Subsidiaries (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (vii) and (viii) of the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the obligations and limitations of such Sections, including Section 2.15(e), provided that any forms required to be delivered by any Participant pursuant to Section 2.15(e) shall be provided solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Letter of Credit or other obligation under any Loan Document) except to the extent such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(iii)    A Participant shall not be entitled to receive any greater payment under Section 2.13 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to
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the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(f)    Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Commitments or Term Loans to Holdings or one of its Subsidiaries on a non pro rata basis through one or more open market purchases; provided that (i) the assigning Lender and the purchaser shall execute and deliver to the Administrative Agent a Borrower Assignment and Assumption (and shall not be required to execute and deliver an Assignment and Assumption pursuant to Section 9.04(b)(v)) which shall include a representation to the assigning Lender at the time of assignment that the it does not possess material non-public information (or, if Holdings or a parent company of Holdings is not at the time a public reporting company, material information of a type that would not reasonably be expected to be publicly available if Holdings or such parent company was a public reporting company) with respect to Holdings and its Subsidiaries that has not been disclosed to the assigning Lender or the Lenders generally (other than the Lenders that have elected not to receive material non-public information), (ii) any Loans so repurchased shall be immediately canceled, and (iii) no proceeds of Revolving Loans shall be utilized to make such purchases.
(g)    Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated to (or held by) (x) a Disqualified Lender or (y) a Person without complying with the Borrower consent requirements of this Section 9.04, then: (i) the Borrower may (x) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of (I) par and (II) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage, and/or (y) require such person to assign its rights and obligations to one or more assignees permitted under this Agreement at the price indicated above (which
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assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (ii) no such Person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (iii) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or Class votes or consents, (iv) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (iii) above) so approves, and (v) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Section 9.03) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and such person shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an Affiliate thereof.
Section 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of an Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.13, 2.14, 2.15, 9.03, 9.08 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby and the occurrence of the Termination Date.
Section 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution of Assignments and Certain Other Documents.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.
(b)    Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice
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(including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the
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Administrative Agent, the Issuing Banks or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
Section 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.
Section 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.
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(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12.    Confidentiality.
(a)    Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and numbering, administration and settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective
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counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d) (it being understood that each Person identified as a “Disqualified Lender” on Schedule 1.01(a) may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (v)), (vi) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or the Borrower. In addition, the Administrative Agent and the Lead Arrangers may disclose the existence of this Agreement and information about this Agreement (other than any Information) to market data collectors and similar services providers to the lending industry to the extent reasonably required by such market data collectors or service providers to enable such party to receive league table credit for such party’s role in connection with this Agreement and the Transactions. For the purposes hereof, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 9.13.    USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information
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that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.
Section 9.14.    Release of Liens and Guarantees.
(a)    A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or designation as an Unrestricted Subsidiary), (2) upon the request of the Borrower in connection with a transaction permitted by this Agreement, as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary (it being understood that, without duplication of any other utilization of Investment capacity in connection therewith, if Holdings or any Restricted Subsidiary shall continue to hold any Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party in an amount equal to the fair market value of such retained Investment), (3) upon the request of the Borrower, if such Subsidiary Loan Party becomes a Regulated Subsidiary or an Excluded Subsidiary (other than (i) any Subsidiary Loan Party that becomes an Excluded Subsidiary solely as a result of ceasing to be a Wholly Owned Subsidiary and (ii) any Excluded Subsidiary that the Borrower, in its sole discretion, elects to maintain as a Guarantor) or (4) upon the written request of the Borrower to the Administrative Agent, if the Borrower elects to cause any Excluded Subsidiary (other than any Subsidiary Loan Party that is not required to be a Subsidiary Loan Party solely as a result of (i) being a Foreign Subsidiary and/or (ii) not being a Wholly Owned Subsidiary) that the Borrower previously elected to cause to become or remain a Subsidiary Loan Party to no longer be designated as a Subsidiary Loan Party; provided that, for the avoidance of doubt, (i) any such release shall constitute an Investment in such Subsidiary by the Borrower as of the date of such release and (ii) any Indebtedness or Liens of any such Subsidiary existing at the time of such release shall be deemed to be incurred by a Restricted Subsidiary that is not a Subsidiary Loan Party as of the date of such release. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section or if a Loan Party requests the Administrative Agent to confirm that its Lien granted under the Security Documents does not attach to specified Excluded Assets, the Administrative Agent shall, at such Loan Party’s expense, return any possessory collateral held by it in respect of any Collateral so released, and execute and deliver to any Loan Party all documents and take such other actions that such Loan Party shall reasonably request, to evidence such termination, release or confirmation so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement or that such assets constitute Excluded Assets.
(b)    Holdings may notify the Administrative Agent that it wishes to obtain the release of the Guarantee of, and grants of Liens by, any Subsidiary Loan Party under the Security Documents (any Subsidiary in respect of which such a release is given, a “Released Subsidiary”), and the Administrative Agent will, and is hereby authorized to, promptly release such Guarantee and grants of Liens of such
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Subsidiary Loan Party pursuant to a written notification thereof given to Holdings; provided that (i) no Default has occurred or is continuing on the date of such request or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Restricted Subsidiary shall thereafter be treated as a Restricted Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Released Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of Section 6.04(c) or Section 6.04(m), as designated by Holdings to the Administrative Agent prior to such release, (iv) such Investment is permitted under Section 6.04(c) or Section 6.04(m), (v) after giving effect to such transaction on a Pro Forma Basis, not more than 10% of Consolidated EBITDA for the most recently ended Test Period shall be attributable to such Restricted Subsidiary together with all other Restricted Subsidiaries (or any successors thereto) that were released from being Loan Parties pursuant to the provisions of this Section 9.14 and (vi) the Borrower shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.
(c)    The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is of the type permitted by Section 6.02(iv).
(d)    Each of the Lenders and the Issuing Banks irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.14.
Section 9.15.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Lead Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Lead Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Lenders and the Lead Arrangers has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Lenders and the Lead Arrangers has any obligation to disclose any of such interests to the
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Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.16.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.
Section 9.17.    Lender Action. Each Lender and Issuing Bank agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and the Issuing Banks and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 9.18.    Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Secured Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 9.19.    Margin Stock; Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any margin stock (within the meaning of Regulation U of the Board of Governors) as collateral in the extension or maintenance of the credit provided in this Agreement.
Section 9.20.    Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and
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Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, to the extent applicable:
(i)    reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.21.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.21, the following terms have the following meanings:
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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages Intentionally Omitted]

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